EXHIBIT (17)(a)

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North Track Funds, Inc.

PROSPECTUS
March 1, 2009

This Prospectus has information you should know before you decide to invest. Please read it carefully and keep it with your investment records. There is a Table of Contents which allows you to quickly find information about investment risks and strategies, portfolio management, buying and selling shares and other information about the North Track Funds, Inc.

North Track Funds, Inc. (“North Track”) is a family of mutual funds contained within a single investment company organized as a Maryland corporation. This Prospectus describes shares available in the nine mutual funds (the “Funds”) of North Track listed below. Ziegler Capital Management, LLC (“ZCM” or the “Advisor”) acts as investment advisor to the Funds.

EQUITY FUNDS

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Large Cap Equity Fund

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 Equity Income Fund

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 Geneva Growth Fund

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 NYSE Arca Tech 100 Index Fund

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 Dow Jones U.S. Financial 100 Plus Fund

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 Strategic Allocation Fund (STRATA)

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 S&P 100 Index Fund

BOND FUND

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Wisconsin Tax-Exempt Fund (Available to Wisconsin Residents Only)

The Securities and Exchange Commission has not approved or disapproved these securities or determined if this Prospectus is truthful or complete. If anyone tells you otherwise, they are committing a crime.

IMPORTANT INFORMATION ABOUT RECENT CHANGES AFFECTING THE FUNDS

The Board of Directors of the North Track Funds has approved a number of changes affecting the North Track Funds. Please read this section carefully.

Reorganization of Certain North Track Funds

The Board of Directors (the “Board”) of the North Track Funds has approved an agreement and plan of reorganization (each a “Reorganization Agreement” and collectively, the “Reorganization Agreements”) for each fund in the North Track mutual fund family except for the Cash Reserve Fund and the Strategic Allocation Fund (each an “Acquired North Track Fund” and collectively, the “Acquired North Track Funds”). Pursuant to the Reorganization Agreements, each Acquired North Track Fund will be reorganized with and into a mutual fund offered by HighMark Funds (each an “Acquiring HighMark Fund” and collectively, the “Acquiring HighMark Funds”) (each a “Reorganization” and collectively, the “Reorganizations”). The Acquiring HighMark Funds are managed by HighMark Capital Management, Inc. Each Acquired North Track Fund and its proposed Acquiring HighMark Fund is shown in the table below.

Acquired North Track Fund	Acquiring HighMark Fund
North Track Dow Jones U.S. Financial 100 Plus Fund	HighMark Large Cap Value Fund
North Track Dow Jones U.S. Health Care 100 Plus Fund	HighMark Large Cap Growth Fund
North Track Equity Income Fund	HighMark Equity Income Fund
North Track Geneva Growth Fund	HighMark Geneva Growth Fund
North Track Large Cap Equity Fund	HighMark Value Momentum Fund
North Track NYSE Arca Tech 100 Index Fund	HighMark NYSE Arca Tech 100 Index Fund
North Track S&P 100 Index Fund	HighMark Value Momentum Fund
North Track Wisconsin Tax-Exempt Fund	HighMark Wisconsin Tax-Exempt Fund

In the Reorganizations, each Acquired North Track Fund will transfer all of its assets and identified liabilities to its respective Acquiring HighMark Fund in return for shares of such Acquiring HighMark Fund. After these transfers, Class A, Class B and Class C shares of each Acquiring HighMark Fund will be distributed to Class A, Class B and Class C stockholders of the applicable Acquired North Track Fund in accordance with their respective percentage ownership interests in Class A, Class B and Class C shares of the applicable Acquired North Track Fund. Class A shares of each applicable Acquiring HighMark Fund will be distributed to Class R stockholders of the applicable Acquired North Track Fund in accordance with their respective percentage ownership interests in Class R shares of the applicable Acquired North Track Fund.

Each Reorganization is subject to approval by the applicable Acquired North Track Fund’s stockholders. A special meeting of Acquired North Track Fund stockholders is expected to be held in late May 2009 or early June 2009. It is anticipated that Acquired North Track Fund stockholders will receive prospectus/proxy materials describing each Reorganization in more detail, and also requesting their approval, in April 2009. Stockholders of the Acquired North Track Funds are urged to read those materials carefully. If approved by stockholders, it is currently expected that the Reorganizations will be completed in June 2009.

Pending the Reorganizations, the North Track Large Cap Equity Fund has suspended sales of its Class I and Class R shares to investors, and the North Track Equity Income Fund and Geneva Growth Fund have each suspended sales of Class I shares to investors.

Liquidation of Strategic Allocation Fund

The Board has also approved a Plan of Liquidation for the North Track Strategic Allocation Fund (the “Strategic Allocation Fund”) under which the Strategic Allocation Fund would sell all of its portfolio securities and distribute the net proceeds to the stockholders of the Fund on the date the liquidation is completed. Each stockholder would receive cash for his or her shares in an amount equal to the Fund’s then prevailing net asset value per share and the Fund’s operations would then be discontinued.

The Plan of Liquidation and the liquidation of the Strategic Allocation Fund is subject to approval by the Strategic Allocation Fund stockholders. A special meeting of stockholders is expected to be held in March 2009. It is anticipated that Strategic Allocation Fund stockholders will receive proxy materials describing the Plan of Liquidation in more detail, and also requesting their approval, in late February 2009. Stockholders of the Strategic Allocation Fund are urged to read those materials carefully. If approved by stockholders, it is currently expected that the liquidation of the Strategic Allocation Fund will occur in late March 2009.

Pending liquidation, the North Track Strategic Allocation Fund has suspended sales of shares to new investors and existing stockholders, except for reinvestments of dividends and capital gains distributions.

Liquidation of Cash Reserve Fund

The Board of the North Track Funds has also approved the liquidation of the North Track Cash Reserve Fund (the “Cash Reserve Fund”). To implement this liquidation, stockholders of the Cash Reserve Fund will be asked to approve a Plan of Liquidation, under which the Cash Reserve Fund would sell all of its portfolio securities and distribute the net proceeds to the stockholders of the Fund on the date the liquidation is completed. Each stockholder would then receive cash for his or her shares in an amount equal to $1.00 per share, and the Fund’s operations would be discontinued. A special meeting of Cash Reserve Fund stockholders is expected to be held in late May 2009 or early June 2009. It is anticipated that stockholders will receive proxy materials describing the Plan of Liquidation in more detail, and also requesting their approval, in or shortly after March 2009. You are urged to read those materials carefully. If approved by stockholders, it is currently expected that the liquidation will occur in June 2009.

Prior to, or concurrently with, the liquidation of the Cash Reserve Fund, it is anticipated that certain stockholders of the Cash Reserve Fund may be transferred from the Cash Reserve Fund to a money market fund that is offered by the Money Market Obligations Trust and that is advised by Federated Investment Management Company (the “Federated Fund”) as further described below. Cash Reserve Fund stockholders who hold their shares in connection with a cash sweep facility administered through Pershing, LLC may become shareholders of the Federated Fund, or another Federated money market fund, by means of a negative consent process, whereby those stockholders will receive a letter advising them that, from and after a specific date, cash from the accounts they hold with Ziegler Wealth Management will be swept on a daily basis into the Federated Fund, or another Federated money market fund, rather than the Cash Reserve Fund, unless they object to that change. In addition, Cash Reserve Fund stockholders who hold their shares through other financial intermediaries may be asked to affirmatively consent to transferring their investments in shares of the Cash Reserve Fund to shares of the Federated Fund, or another Federated money market fund, and those stockholders who consent to the change will receive shares of the Federated Fund or such other Federated money market fund, as applicable. All transfers will be accomplished through a redemption of Cash Reserve Fund shares and the reinvestment of the proceeds of such redemptions in shares of the Federated Fund or such other Federated money market fund, as applicable.

It is anticipated that Ziegler Capital Management, LLC (“ZCM”), the investment adviser to the Cash Reserve Fund, and Federated Investors, Inc., will enter into a transaction agreement relating to the transfers contemplated in the preceding paragraph. Neither the Cash Reserve Fund nor the Federated Fund (or any other Federated money market fund) are parties to the transaction agreement. Under the proposed transaction agreement, Federated would pay to ZCM compensation in the form of reimbursement for certain expenses for assisting in the operational aspects of redemptions by shareholders of their shares in the Cash Reserve Fund and for the sale by ZCM to Federated of certain business assets relating to ZCM's conduct of operations of the Cash Reserve Fund.

The Federated Fund (and all other Federated money market funds), like the Cash Reserve Fund, participates in the U.S. Treasury Temporary Guarantee Program. The Treasury’s program is designed to provide coverage to shareholders for amounts held by them in all participating money market funds regulated by Rule 2a-7 as of the close of business on September 19, 2008. The U.S. Treasury Temporary Guarantee Program provides a guarantee to participating money market mutual fund shareholders based on the number of shares invested in the fund at the close of business on September 19, 2008. Any increase in the number of shares an investor holds after the close of business on September 19, 2008, will not be guaranteed. In addition, if the number of shares an investor holds fluctuates over the period, the investor will be covered for either the number of shares held as the close of business on September 19, 2008, or the current amount, whichever is less. The program also states that in the event a customer closes their account with a fund or broker/dealer, any future investment in the fund will not be guaranteed. On November 24, 2008, the Treasury announced the extension of the Temporary Guarantee Program for money market funds until April 30, 2009. Federated will continue coverage of all of its domestic money market funds under the program. The Cash Reserve Fund also has continued its coverage under the program. Currently, the Treasury’s program expires on April 30, 2009, unless extended by the Treasury.

It is unclear under the Treasury’s program whether shareholders of the Cash Reserve Fund will continue to be covered after the transfers described above from the Cash Reserve Fund to the Federated Fund (or other Federated money market fund). North Track Funds, Inc. is in the process of applying to the Treasury for confirmation that the transfers described above from the Cash Reserve Fund to the Federated Fund (or other Federated money market fund) will not affect coverage under the Treasury’s program. If the Treasury does not provide this confirmation, shareholders of the Cash Reserve Fund could lose the benefit of the guarantee under the Treasury’s program upon the transfers described above from the Cash Reserve Fund to the Federated Fund (or other Federated money market fund) being completed. Also, if Treasury does not provide the full extent of the confirmation requested, shareholders who do not provide their negative or affirmative consent to the transfers described above, and remain in the Cash Reserve Fund until it is liquidated, could lose the benefit of the guarantee under the Treasury’s program upon the transfers described above from the Cash Reserve Fund to the Federated Fund (or other Federated money market fund) being completed. If you have any questions regarding the continuation or loss of coverage under the Treasury’s program, please contact your financial professional.

It is anticipated that stockholders of the Cash Reserve Fund who will be asked to provide affirmative or negative consent described above will receive additional materials in mid-to-late March 2009, which materials will more fully describe the affirmative and negative consent process, the Treasury’s program and potential impact of the proposed transactions upon Cash Reserve Fund stockholders, and provide additional information about the Federated Fund. Stockholders are urged to read and consider those materials carefully.

Immediate Consequences to Stockholders of Proposed Reorganizations and Liquidations

Prior to the consummation of the Reorganizations of the Acquired North Track Funds, the Funds’ investment advisor, Ziegler Capital Management, LLC, may engage in a restructuring of the Acquired North Track Funds’ portfolio holdings to the extent necessary to facilitate an orderly transition of the Acquired North Track Funds to the Acquiring HighMark Funds. Prior to the liquidation of the Cash Reserve Fund and Strategic Allocation Fund, the Funds’ investment advisor, Ziegler Capital Management, LLC, may engage in a restructuring of such Funds’ portfolio holdings to the extent necessary to facilitate the liquidation of such Funds. During the transition periods, those Funds may not be pursuing their stated investment objectives, policies or strategies and they may be subject to different investment risks. Furthermore, those Funds may make sales and purchases of portfolio securities at times that may be disadvantageous for them to do so and may result in taxable gains or losses for the Funds and their stockholders and, therefore, may increase the amount of taxes payable by stockholders. Ziegler Capital Management, LLC, has agreed to pay, or reimburse the Funds for, any increased brokerage or other transactional costs resulting from such sales and purchases of portfolio securities.

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QUICK REFERENCE

Page
RISK/RETURN INFORMATION:
RISKS COMMON TO THE FUNDS	1
INFORMATION FOR:
LARGE CAP EQUITY FUND	1
EQUITY INCOME FUND	6
GENEVA GROWTH FUND	11
NYSE ARCA TECH 100 INDEX FUND	15
DOW JONES U.S. HEALTH CARE 100 PLUS FUND	20
DOW JONES U.S. FINANCIAL 100 PLUS FUND	25
STRATEGIC ALLOCATION FUND	30
S&P 100 INDEX FUND	35
WISCONSIN TAX-EXEMPT FUND	40
ADDITIONAL INVESTMENT PRACTICES AND RISKS	46
NORTH TRACK’S INVESTMENT MANAGEMENT:
INVESTMENT ADVISOR	57
SUB-ADVISOR	57
PORTFOLIO MANAGEMENT	58
ACCOUNT INFORMATION, SHAREHOLDER SERVICES AND HOW TO BUY OR SELL SHARES:
HOW TO PURCHASE SHARES (INCLUDING SALES CHARGES AND COMBINED PURCHASE PROGRAMS)	60
HOW TO REDEEM SHARES	70
HOW TO EXCHANGE BETWEEN FUNDS	72
HOW TO BEGIN A SYSTEMATIC PURCHASE PLAN	74
HOW TO BEGIN A SYSTEMATIC WITHDRAWAL PLAN	74
TAX-SHELTERED RETIREMENT PLANS	75
FINANCIAL HIGHLIGHTS:
LARGE CAP EQUITY FUND	80
EQUITY INCOME FUND	82
GENEVA GROWTH FUND	84
NYSE ARCA TECH 100 INDEX FUND	86
DOW JONES U.S. HEALTH CARE 100 PLUS FUND	88
DOW JONES U.S. FINANCIAL 100 PLUS FUND	90
STRATEGIC ALLOCATION FUND	92
S&P 100 INDEX FUND	99
WISCONSIN TAX-EXEMPT FUND	96

RISK/RETURN INFORMATION; INVESTMENT OBJECTIVES AND STRATEGIES

The Funds

North Track offers investors ten distinct mutual fund choices. This Prospectus describes the nine Funds listed on the front cover page. In addition to the Funds described in this Prospectus, North Track also offers shares of the Cash Reserve Fund through a separate prospectus.

Principal Risks Common to All Funds

Certain securities in which the Funds invest and strategies in which they engage involve special considerations and risks. The information below describes some of the general risks associated with common stocks and bonds in which the Funds commonly invest.

COMMON STOCKS	BONDS

Market Risk - Common stock prices overall will rise and fall over short and even extended periods. The stock markets tend to move in cycles, and a Fund’s net asset value will fluctuate with these market changes.

Interest Rate Risk - The value of bonds typically moves in the opposite direction of interest rates. Bonds of longer maturities are affected to a greater degree by changes in interest rates than bonds of shorter maturities.

Objective Risk - Objective risk is the risk that a Fund’s common stocks may not fluctuate in value in the same manner as the stock markets. This is because each of the stock Funds selects common stocks for investment in accordance with defined objectives and policies. A Fund may focus on one or more of the following characteristics: (1) specified sizes of companies; (2) companies included on certain stock indices; (3) companies in certain industries or market sectors; or (4) companies meeting other specified criteria. Because of this selection process, a Fund may hold common stocks that are not representative of the overall stock market.

Credit Risk - The creditworthiness of issuers of bonds could deteriorate because of: (1) general economic conditions; (2) developments affecting the industry in which the borrower of the bond proceeds operates; or (3) developments affecting the borrower uniquely. Such a deterioration causes a higher risk of default on interest and principal payments, and likely would cause a Fund’s bonds to decline in value.

Other principal risks specific to each Fund are discussed in the information that follows relating to the individual Funds. Risks associated with special investment strategies and techniques used by some of the Funds are discussed below under the subheading “Additional Investment Practices and Risks.”

Money you invest in the Funds is not a deposit of a bank. Your investment is not insured or guaranteed by the Federal Deposit Insurance Corporation (FDIC) or any other governmental agency. By investing in the Funds, you assume risk, and you could lose money.

Large Cap Equity Fund

Sales of Class R and Class I shares of the Large Cap Equity Fund have been suspended in connection with the pending reorganization of the Large Cap Equity Fund described above.

Investment Objective

This Fund seeks long-term capital appreciation and growth.

Investment Strategy

The Advisor will seek to achieve the Fund’s objective by investing in equity securities of domestic companies with market capitalizations in excess of $1.0 billion, which the Advisor believes offer the potential for long-term growth of capital. The Advisor intends to maintain an investment portfolio with sector and industry weightings similar to those of the S&P 500 Index. Under normal conditions, the Advisor anticipates that the Fund will hold stocks of 50 to 70 companies. Although the Fund will compare its performance to the S&P 500 Index, the Advisor does not intend to invest in all of the stocks included in the Index, and will hold stocks that are not included in the Index.

The Advisor will select stocks for the Fund, which the Advisor believes provide the potential for the Fund to achieve returns which exceed those of the S&P 500 Index. At the same time, the Advisor will seek to manage the relative risk inherent in the composition of the Fund’s investment portfolio as compared to the Index using a portfolio optimization program. Under this enhancement strategy, the Advisor selects certain stocks based upon its quantitative research strategy. This strategy seeks to exploit anomalies in behavioral finance that are supported by academic research and the Advisor’s own research. This research suggests that investors have a tendency to over react or under react to information publicly available in the marketplace, and that these reactions support investors’ expectations for investment returns. These over reactions and under reactions may cause market prices of many securities to deviate from prices that would more accurately reflect the company’s underlying fundamentals, thus providing investment opportunities for the Advisor. The Advisor’s research strategy is unique because it uses quantitative methodologies to measure the effects of investors’ tendencies to form earnings and growth expectations, which may be unrealistically high or pessimistically low.

Under normal circumstances, the Fund will invest at least 80% of its net assets, including any borrowing for investment purposes, in a portfolio of domestic equity securities of large capitalization companies. The balance of the Fund’s assets may be invested in equity securities of small capitalization and mid-capitalization companies and various other instruments, including American Depository Receipts, exchange-traded index futures contracts and index options, including options on futures contracts, which the Advisor determines are consistent with its investment program and the Fund’s investment objective. The Fund may also, subject to regulatory limitations, invest in exchange-traded funds and in options on exchange-traded funds. From time to time, the Advisor may elect to invest more than 25% of the Fund’s total assets in the common stocks of companies which operate in the financial sector.

The Fund will hold uncommitted cash from time to time to maintain a level of liquidity deemed appropriate by the Advisor. The Fund will invest this uncommitted cash in cash equivalents, short-term money market instruments or certain short-term, fixed-income securities.

Investment Risks

Market and Objective Risks: The Fund is subject to market risk, which is the risk that the stocks held by the Fund will rise and fall in response to changes in the stock markets generally. The objective risk is that the portfolio of stocks selected through the Advisor's strategy may trail returns from the overall stock market for short or extended periods.

Options and Futures Strategies: Losses associated with index futures contracts and index options in which the Fund may invest sometimes can be substantial. This is partly because a relatively small price movement in an index option or an index futures contract could result in an immediate and substantial loss or gain for the Fund. Also, there is a possibility that active trading may decline or cease all together in the secondary market for a futures contract or option held by the Fund. The Fund consequently might be unable to close out a position prior to its maturity date

Stock Selection Risk: The Advisor’s strategy for selecting common stocks for purchase depends on the ability of the Advisor to select stocks that demonstrate long-term capital appreciation and growth. The Fund is subject to the risk that the Advisor’s stock selections may not achieve the desired long-term capital appreciation and growth, or may even decline in value. Common stocks tend to be more volatile than many other investment choices.

Issuer-Specific Changes: The value of an individual security or particular type of security can be more volatile than the market as a whole and can perform differently from the value of the market as a whole.

Investment Volatility: Common stocks tend to be more volatile than many other investment choices. “Value” stocks may perform differently from the market as a whole and other types of stocks and can continue to be undervalued by the market for long periods of time.

Sector Concentration. Under specific market conditions, the Advisor believes, based on its research and relative valuation analysis, that the financial services sector may outperform the Fund’s benchmark. Therefore, during times when such market conditions persist, the Advisor may concentrate (i.e., invest more than 25% of the Fund’s assets) the Fund’s investments in industries that comprise the financial services sector. At times when the Fund’s investments are so concentrated, the Fund would be exposed to risks associated with economic conditions unique to the financial services sector, including, among others:

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Government Regulation. Companies in the financial services sector are subject to extensive government regulation that affects the scope of their activities, the prices they can charge and the amount of capital they must maintain.

•

Interest Rate Increases. The profitability of companies in this sector is adversely affected by increases in interest rates.

•

Loan Losses. The profitability of companies in this sector is adversely affected by loan losses, which usually increase in economic downturns.

•

Consolidation and Competition. Recently enacted laws have fostered, and continue to foster, inter-industry consolidation and competition in the financial sector.

Change in Investment Objective: The investment objective of the Fund is non-fundamental. Thus, the Fund is subject to the risk that its investment objective may be changed by North Track’s Board of Directors, without shareholder approval, upon at least 60 days’ advance written notice to shareholders.

Performance Information

The Fund commenced operations on May 1, 2007. The information in the bar chart and table below provides you with some indication of the risks of investing in the Fund by showing changes in the Fund’s performance from year to year and how the Fund’s average annual total returns compare with a broad measure of market performance. You should bear in mind that past performance is not an indication of future results.

The bar chart demonstrates the variability of the annual total returns on the Fund’s Class A shares for the past calendar year. Front-end sales loads that you pay when you purchase Class A shares of the Fund are not reflected in the bar chart. If those sales loads were reflected, the returns shown in the bar chart would be lower. Also, the Advisor reimbursed expenses and/or waived fees that the Fund otherwise would have paid for the years presented. If the Advisor had not taken those actions, the returns for the years would have been lower.

Year-By-Year Total Returns

The Fund’s year-to-date return for the ten months ended October 31, 2008 was -29.75%.

Highest Quarterly Return:	Lowest Quarterly Return:
-1.03%, 2nd Quarter 2008	-18.36%, 4th Quarter 2008

The following table compares the average annual total returns of Class A and Class C shares of the Fund with those of a broad measure of market performance over the periods indicated. The table also shows the average annual total returns after taxes on distributions and after taxes on distributions and redemption of shares of the Fund. After-tax returns are shown for Class A shares only, and after-tax returns for Class C shares will vary. After-tax returns are calculated using the highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor’s tax situation and may differ from those shown, and after-tax returns shown are not relevant to investors who hold their Fund shares through tax-deferred arrangements such as 401(k) plans or individual retirement accounts. The Fund’s performance presented in the table reflects the effects of the maximum applicable sales charge and the Fund’s operating expenses. No comparable reductions have been made in the performance presented for the Index. Because no Class R or Class I shares of the Fund were sold as of December 31, 2008, no average annual total return information is provided for these shares.

Average Annual Total Returns (For the Periods Ended December 31, 2008)
	One Year	Since Inception (05/01/07)
Class A:
Return Before Taxes	-36.41%	-24.25%
Return After Taxes on Distributions	-36.54%	-24.51%
Return After Taxes on Distributions and Sale of Fund Shares	-30.96%	-20.36%
S&P 500 Index (reflects no deduction for fees, expenses or taxes)*	-37.00%	-24.07%
Class C:
Return Before Taxes	-34.09%	-23.23%
S&P 500 Index (reflects no deduction for fees, expenses or taxes)*	-37.00%	-24.07%

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*

The S&P 500 Index is an unmanaged index of 500 U.S. stocks chosen for market size, liquidity and industry group representation and is a widely used benchmark for U.S. equity performance.

Fees and Expenses

You should bear in mind that you, as a shareholder, generally pay certain fees when you buy, sell or exchange shares of a mutual fund (shareholder transaction expenses), and you also pay the operating costs of the fund (annual fund operating expenses). When you purchase or exchange shares of a mutual fund, shareholder transaction expenses reduce the amount of your payment that is invested in shares of the fund. When you redeem shares of a mutual fund, shareholder transaction expenses reduce the amount of the sale proceeds that the fund returns to you. Annual fund operating expenses, on the other hand, are expenses that a mutual fund pays to conduct its business, including investment advisory fees and the costs of maintaining shareholder accounts, administering the fund, providing shareholder services, and other activities of the mutual fund. Annual fund operating expenses are deducted directly from a mutual fund’s assets, and, therefore, reduce the total return that you receive on your investment.

The following table describes the fees and expenses that you may pay if you buy, hold, sell or exchange shares of the Fund.

	Class A Shares	Class C Shares
Shareholder Fees (fees paid directly from your investment)
Maximum Sales Charge (Load) Imposed on Purchases (as a percentage of offering price)(1)	5.25%	None
Maximum Sales Charge (Load) Imposed on Reinvested Dividends	None	None
Maximum Deferred Sales Charge (Load) (as a percentage of net asset value)	None(2)	1.00%(3)
Redemption Fees ($12.00 charge for each wire redemption)	None	None
Exchange Fee	None	None
Annual Fund Operating Expenses (expenses that are deducted from Fund assets)
	Class A Shares	Class C Shares
Management Fees	0.75%	0.75%
Distribution and Service (12b-1) Fees	0.25%	1.00%
Other Expenses	1.62%	1.72%
Annual Fund Operating Expenses	2.62%	3.47%
Less Fee Waivers and/or Expense Reimbursements(4)	(1.22)%	(1.32)%
Net Annual Fund Operating Expenses (4)	1.40%	2.15%

Example

The following example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. It assumes that:

•

You invest $10,000 for the periods shown and then redeem (or sell) all of your shares at the end of those time periods;

•

Your investment has a 5% return each year; and

•

The Fund’s operating expenses remain the same.

Although your actual costs may be higher or lower, based on these assumptions your costs would be:

	One Year	Three Years	Five Years	Ten Years
If you sell your shares at the end of the period:
ClassA Shares	$660	$1,187	$1,739	$3,238
Class C Shares	$318	$943	$1,690	$3,660
If you do not sell your shares:
Class C Shares	$218	$943	$1,690	$3,660

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(1)

You may qualify for a lower front-end sales charge on your purchases of Class A shares. See “Purchasing Shares” and “Shareholder Services.”

(2)

Investments of $1,000,000 or more that are purchased without a front-end sales charge and that are redeemed within 24 months after purchase are subject to a contingent deferred sales charge of no more than 0.75% of the net asset value of the redeemed shares at the time of redemption or, if less, the net asset value of those shares at the time of purchase.

(3)

For Class C shares, the contingent deferred sales charge is eliminated after 18 months. See “Purchasing Shares.”

(4)

The Advisor contractually has committed to waive fees and/or reimburse expenses from March 1, 2009 through February 28, 2010 so that annual operating expenses for the Fund will not exceed 1.40% of average annual net assets for Class A shares and 2.15% for Class C shares.

If you wish to review historical information about the Fund, please refer to the section of the Prospectus captioned “Financial Highlights.”

EQUITY INCOME FUND

Sales of Class I shares of the Equity Income Fund have been suspended in connection with the pending reorganization of the Equity Income Fund described above.

Investment Objective

The Equity Income Fund seeks a total return from dividends and capital appreciation.

Investment Strategy

The Fund seeks to achieve its objective by investing in stocks that provide a dividend yield that is greater than the average yield for each stock’s representative Global Industry Classification Standard (“GICS”) sector and by providing diversification across all major sectors of the domestic equity market, as defined by GICS. The Advisor uses a stock selection process that begins by identifying all U.S. dividend paying stocks with a market capitalization of $1 billion and above (the “investable universe”). The Advisor then assigns each stock within the investable universe into its appropriate GICS industry sector. The Advisor ranks each stock within each of the GICS sectors by its dividend yield, ranging from highest dividend yield to lowest dividend yield. Finally, the Advisor selects the top dividend-yielding stocks by sector in an amount proportional to each sector’s market capitalization weighting, thus creating an equally weighted portfolio of stocks. The Advisor uses additional quality screens throughout the stock selection process to select stocks with more favorable valuation characteristics, such as stronger cash flows, growth potential, dividends and other favorable investment characteristics.

Under normal circumstances, the Fund will invest at least 80% of its net assets, including any borrowing for investment purposes, in a portfolio of common stocks of domestic companies. The balance of the Fund’s assets may be invested in various other instruments, including American Depository Receipts, exchange-traded index futures contracts and index options, including options on futures contracts. Subject to regulatory limitations, the Fund also may invest in exchange-traded funds and in options on exchange-traded funds. From time to time, the Advisor may elect to invest more than 25% of the Fund’s total assets in the common stocks of companies which operate in the financial sector.

The Fund will hold uncommitted cash from time to time to maintain a level of liquidity deemed appropriate by the Advisor. The Fund will invest this uncommitted cash in cash equivalents, short-term money market instruments or certain short-term, fixed-income securities.

Investment Risks

Market and Objective Risks: The Fund is subject to market risk, which is the risk that the stocks held by the Fund will rise and fall in response to changes in the stock markets generally. The objective risk is that the portfolio of stocks represented by this particular strategy (i.e., top dividend-yielding equity securities) may trail returns from the overall stock market for short or extended periods.

Options and Futures Strategies: Losses associated with index futures contracts and index options in which the Fund may invest sometimes can be substantial. This is partly because a relatively small price movement in an index option or an index futures contract could result in an immediate and substantial loss or gain for the Fund. Also, there is a possibility that active trading may decline or cease all together in the secondary market for a futures contract or option held by the Fund. The Fund consequently might be unable to close out a position prior to its maturity date.

Sector Concentration. Because the Fund invests in the top dividend-yielding stocks by GICS sectors in an amount proportional to each sector's market capitalization and because a high percentage of these stocks are financial services-based companies, the Fund, from time to time, focuses its investments (i.e., invests more than 25% of its assets) in the financial services sector.

This sector concentration exposes the Fund to risks associated with economic conditions in the financial services sector. Those risks include the following, among others:

•

Government Regulation. Companies in the financial services sector are subject to extensive government regulation that affects the scope of their activities, the prices they can charge and the amount of capital they must maintain.

•

Interest Rate Increases. The profitability of companies in this sector is adversely affected by increases in interest rates.

•

Loan Losses. The profitability of companies in this sector is adversely affected by loan losses, which usually increase in economic downturns.

•

Consolidation and Competition. Recently enacted laws have fostered, and continue to foster, increased inter-industry consolidation and competition in the financial sector.

Stock Selection Risk: The Advisor’s strategy for selecting common stocks for purchase depends on the ability of the Advisor to select stocks that demonstrate income production, long-term capital appreciation and growth. The Fund is subject to the risk that the Advisor’s stock selections may not achieve the desired long-term capital appreciation and growth, or may even decline in value. Common stocks tend to be more volatile than many other investment choices.

Issuer-Specific Changes: The value of an individual security or particular type of security can be more volatile than the market as a whole and can perform differently from the value of the market as a whole.

Investment Volatility: Common stocks tend to be more volatile than many other investment choices. “Value” stocks may perform differently from the market as a whole and other types of stocks and can continue to be undervalued by the market for long periods of time.

Tax Risks. Although it is expected that most of the dividends paid on the stocks held by the Fund will be considered “qualified” dividends and taxed at a 15% federal income tax rate, some of the dividends will not be so qualified and will be subject to tax at ordinary income rates. Distributions from Real Estate Investment Trusts (REITs) held by the Fund are usually composed of ordinary (not qualified) dividends, capital gain and return of capital.

Change in Investment Objective: The investment objective of the Fund is non-fundamental. Thus, the Fund is subject to the risk that its investment objective may be changed by North Track’s Board of Directors, without shareholder approval, upon at least 60 days’ advance written notice to shareholders.

Performance Information

The Fund commenced operations on April 1, 2005 with an objective to seek a total return from dividends and capital gains that, before deducting the Fund's operating expenses, exceeded the total return of the Dow Jones Equity Income 100 Index. On May 1, 2007, the Fund changed to its current investment objective and implemented the quantitative research investment strategies described above.

The information in the bar chart and table below provides you with some indication of the risks of investing in the Fund by showing changes in the Fund’s performance from year to year and how the Fund’s average annual total returns compare with a broad measure of market performance. This information includes performance of the Fund under its prior investment strategy from April 1, 2005 through May 1, 2007. You should bear in mind that past performance is not an indication of future results. This is especially true when reviewing the past performance of the Fund under its original investment objective in the context of its future performance, insofar as the Fund's investment objective and its investment program and strategies have changed over this period of time.

The bar chart demonstrates the variability of the annual total returns on the Fund’s Class A shares for the past two calendar years. Front-end sales loads that you pay when you purchase Class A shares of the Fund are not reflected in the bar chart. If those sales loads were reflected, the returns shown in the bar chart would be lower. Also, the Advisor reimbursed expenses and/or waived fees that the Fund otherwise would have paid for the years presented. If the Advisor had not taken those actions, the returns for the years would have been lower.

Year-by-Year Total Returns

The Fund’s year-to-date return for the ten months ended October 31, 2008 was -30.51%.

Highest Quarterly Return:	Lowest Quarterly Return:
7.88%, 1st Quarter 2006	-21.86%, 4th Quarter 2008

The following table compares the average annual total returns on Class A, Class B, Class C and Class R shares of the Fund with those of a broad measure of market performance over the periods indicated. The average annual total return information is limited because the Fund commenced operations in 2005. Class R shares may be purchased through certain retirement plans without a front-end or contingent deferred sales charge. Class R shares have higher operating expenses than Class A shares and lower operating expenses than Class B or Class C shares. Because no Class I shares of the Fund were sold as of December 31, 2008, no average annual total return information is provided for Class I shares.

The table also shows the average annual total returns after taxes on distributions, and after taxes on distributions and redemption of shares, of the Fund. After-tax returns are shown for Class A shares only, and after-tax returns for Class B, Class C and Class R shares will vary. After-tax returns are calculated using the highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor’s tax situation and may differ from those shown, and after-tax returns shown are not relevant to investors who hold their Fund shares through tax-deferred arrangements such as 401(k) plans or individual retirement accounts. The Fund’s performance presented in the table reflects the effects of the maximum applicable sales charge and the Fund’s operating expenses. No comparable reductions have been made in the performance presented for the Index.

Average Annual Total Returns (For the Periods Ended December 31, 2008)
	One Year	Since Inception (04/01/05)
Class A:
Return Before Taxes	-38.22%	-7.10%
Return After Taxes on Distributions	-38.51%	-7.80%
Return After Taxes on Distributions and Sale of Fund Shares	-32.48%	-5.87%
Russell 1000 Value Index (reflects no deduction for fees, expenses or taxes)*	-36.85%	-4.94%
Dow Jones Equity Income 100 Index (reflects no deduction for fees, expenses or taxes)*	-38.76%	-7.12%
	One Year	Since Inception (04/01/05)
Class B:
Return Before Taxes	-38.49%	-7.13%
Russell 1000 Value Index (reflects no deduction for fees, expenses or taxes)*	-36.85%	-4.94%
Dow Jones Equity Income 100 Index (reflects no deduction for fees, expenses or taxes)*	-38.76%	-7.12%

	One Year	Since Inception (04/04/05)
Class C:
Return Before Taxes	-35.89%	-6.19%
Russell 1000 Value Index (reflects no deduction for fees, expenses or taxes)*	-36.85%	-4.98%
Dow Jones Equity Income 100 Index (reflects no deduction for fees, expenses or taxes)*	-38.76%	-7.04%
	One Year	Since Inception (09/27/05)
Class R:
Return Before Taxes	-35.08%	-7.39%
Russell 1000 Value Index (reflects no deduction for fees, expenses or taxes)*	-36.85%	-9.29%
Dow Jones Equity Income 100 Index (reflects no deduction for fees, expenses or taxes)*	-38.76%	-9.42%

———————

*

Effective April 3, 2008, the benchmark for the Equity Income Fund was changed from the Dow Jones Equity Income 100 Index to the Russell 1000 Value Index. The Russell 1000 Value Index measures the performance of the large-cap value segment of the U.S. equity universe. It includes those companies from the Russell 1000 Index that have lower price-to-book ratios and lower expected growth values. The Dow Jones Equity Income 100 Index is a customized index of 100 stocks which is representative of the Dow Jones US Total Market Index. The Dow Jones US Total Market Index consists of the top 70% of all publicly traded stocks determined by market capitalization. The Index does not reflect any sales charges or other fees and expenses you would pay if you attempted to replicate the Index. The Equity Income Fund will measure its performance against both the Russell 1000 Value Index and the Dow Jones Equity Income 100 Index until April 9, 2009, after which date the Fund will measure its performance only against the new Index.

Fees and Expenses

You should bear in mind that you, as a shareholder, generally pay certain fees when you buy, sell or exchange shares of a mutual fund (shareholder transaction expenses), and you also pay the operating costs of the fund (annual fund operating expenses). When you purchase or exchange shares of a mutual fund, shareholder transaction expenses reduce the amount of your payment that is invested in shares of the fund. When you redeem shares of a mutual fund, shareholder transaction expenses reduce the amount of the sale proceeds that the fund returns to you. Annual fund operating expenses, on the other hand, are expenses that a mutual fund pays to conduct its business, including investment advisory fees and the costs of maintaining shareholder accounts, administering the fund, providing shareholder services, and other activities of the mutual fund. Annual fund operating expenses are deducted directly from a mutual fund’s assets, and therefore reduce the total return that you receive on your investment.

The following table describes the fees and expenses that you may pay if you buy, hold, sell or exchange shares of the Fund.

	Class A Shares	Class B(5) Shares	Class C Shares	Class R Shares
Shareholder Fees (fees paid directly from your investment)
Maximum Sales Charge (Load) Imposed on Purchases (as a percentage of offering price)(1)	5.25%	None	None	None
Maximum Sales Charge (Load) Imposed on Reinvested Dividends	None	None	None	None
Maximum Deferred Sales Charge (Load) (as a percentage of net asset value)	None(2)	5.00%(3)	1.00%(3)	None
Redemption Fees ($12.00 charge for each wire redemption)	None	None	None	None
Exchange Fee	None	None	None	None

	Class A Shares	Class B Shares	Class C Shares	Class R Shares
Annual Fund Operating Expenses (expenses that are deducted from Fund assets)
Management Fees	0.55%	0.55%	0.55%	0.55%
Distribution and Service (12b-1) Fees	0.25%	1.00%	1.00%	0.75%
Other Expenses	0.88%	0.87%	0.89%	0.87%
Total Annual Fund Operating Expenses	1.68%	2.42%	2.44%	2.17%
Less Fee Waivers and/or Expense Reimbursements(4)	(0.53)%	(0.52)%	(0.54)%	(0.53)%
Net Annual Fund Operating Expenses (4)	1.15%	1.90%	1.90%	1.64%

Example

The following example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. It assumes that:

•

You invest $10,000 for the periods shown and then redeem (or sell) all of your shares at the end of those time periods;

•

Your investment has a 5% return each year; and

•

The Fund’s operating expenses remain the same.

Although your actual costs may be higher or lower, based on these assumptions your costs would be:

	One Year	Three Years	Five Years	Ten Years
If you sell your shares at the end of the period:
Class A Shares	$636	$978	$1,342	$2,366
Class B Shares	$693	$1,005	$1,344	$2,533*
Class C Shares	$293	$709	$1,252	$2,735
Class R Shares	$167	$628	$1,116	$2,462
If you do not sell your shares:
Class B Shares	$193	$705	$1,244	$2,533*
Class C Shares	$193	$709	$1,252	$2,735

———————

(1)

You may qualify for a lower front-end sales charge on your purchases of Class A shares. See “Purchasing Shares” and “Shareholder Services.”

(2)

Investments of $1,000,000 or more that are purchased without a front-end sales charge and that are redeemed within 24 months after purchase are subject to a contingent deferred sales charge of no more than 0.75% of the net asset value of the redeemed shares at the time of redemption or, if less, the net asset value of those shares at the time of purchase.

(3)

For Class B shares, the contingent deferred sales charge is reduced for each year that you hold the shares and is eliminated after six years. For Class C shares, the contingent deferred sales charge is eliminated after 18 months. See “Purchasing Shares.”

(4)

The Advisor contractually has committed to waive fees and/or reimburse expenses from March 1, 2009 through February 28, 2010 so that annual operating expenses for the Fund will not exceed 1.15% of average annual net assets for Class A shares, 1.90% for Class B and Class C shares, and 1.65% for Class R shares.

(5)

As of September 22, 2008 the Funds ceased offering Class B Shares for sale to new investors. Current holders of Class B Shares are permitted to continue to make purchases of additional Class B Shares, including purchases through automatic investment plans, and are also permitted to continue reinvesting dividends and capital gains distributions in additional Class B Shares. The Funds have no present intention to open Class B Shares to new investors at any time in the future.

*

Reflects conversion of Class B shares to Class A shares after eight years, lowering your annual expenses from that time on.

If you wish to review historical financial information about the Fund, please refer to the section of this Prospectus captioned “Financial Highlights.”

GENEVA GROWTH FUND

Sales of Class I shares of the Geneva Growth Fund have been suspended in connection with the pending reorganization of the Geneva Growth Fund described above.

Investment Objective

The Geneva Growth Fund seeks long-term capital appreciation. The Fund pursues its goal by investing in publicly traded common stocks that the Advisor believes demonstrate strong growth characteristics.

Investment Strategy and Program

The Advisor selects stocks for the Geneva Growth Fund based on the Advisor’s assessment of their growth characteristics. The Fund’s investment focus is on U.S. companies whose market values are within the market capitalization range of approximately $1 billion to $10 billion at time of purchase, although the Fund may invest in companies outside this range. The weighted average market capitalization of the companies owned by the Fund has historically been between $6 billion and $10 billion. The Advisor believes that these middle market capitalization (mid-cap) stocks provide better long-term returns than larger company stocks and, at the same time, offer lower risk than smaller company stocks.

In selecting growth stocks for the Fund, the Advisor emphasizes a “bottom-up” fundamental analysis (i.e., developing an understanding of the specific company through research, meetings with management and analysis of its financial statements and public disclosures). The Advisor’s “bottom-up” approach is supplemented by “top-down” considerations (i.e., reviewing general economic conditions and analyzing their effect on various industries). The Advisor also screens out high-risk ideas such as securities that are not traded on U.S. exchanges, turnaround stories, initial public offerings and companies that have less than three years of operating history or that do not have earnings. The Advisor then focuses on companies that it believes are outperforming or growing faster than others in their industry, and applies a proprietary valuation model to determine their values compared to the broader securities markets. Stocks that meet the above criteria are reviewed and approved by the portfolio management team before they are purchased for the Fund. The Advisor also seeks industry diversification in its investment approach, and invests in companies that have leading positions in industries that offer growth potential.

The Advisor buys stocks for the Fund with the intent of holding them for the long term. It does not generally engage in market-timing or short-term trading strategies. However, the Advisor generally will sell some or all of a company’s stock if: (a) the Advisor perceives a major change in the long-term outlook for the company or its industry, (b) the stock becomes extremely overvalued based on the Advisor’s proprietary valuation model, (c) the market value of the particular holding represents more than 5% of the Fund’s total assets or (d) more than 25% of the Fund’s total assets are invested in a single industry.

Investment Risks

Market and Objective Risk. The Fund is subject to market risk, which is the risk that the stocks held by the Fund will rise and fall in response to changes in the stock markets generally. Also, because the Advisor selects stocks for the Fund according to defined objectives and strategies (which will focus on mid-cap stocks), the common stocks held by the Fund at any given time likely will not represent the stock market generally. Mid-cap stocks involve greater risk and price volatility than large company stocks, especially at the lower end of the Advisor’s capitalization range (i.e., under $1 billion). As a result, the value of the Fund’s investments may tend to increase and decrease substantially more than the stock market in general, as measured by broad-based indices such as the S&P 500 Index.

Stock Selection Risk. The Advisor’s strategy for selecting common stocks for purchase depends on the ability of the Advisor to select stocks that demonstrate growth (and thus capital appreciation) over time. The Fund is subject to the risk that the Advisor’s stock selections may not achieve the desired capital appreciation, or may even decline in value.

Change in Investment Objective. The investment objective of the Fund is non-fundamental. Thus, the Fund is subject to the risk that its investment objective may be changed by North Track’s Board of Directors without shareholder approval, upon at least 60 days’ advance written notice to shareholders.

Performance Information

The information in the bar chart and table below provides you with some indication of the risks of investing in the Fund by showing changes in the Fund’s performance from year to year and how the Fund’s average annual total returns compare with a broad measure of market performance. You should bear in mind that past performance is not an indication of future results.

The bar chart demonstrates the variability of the annual total return on the Fund’s Class A shares for the past 10 calendar years. Front-end sales loads that you pay when you purchase Class A shares of the Fund are not reflected in the bar chart. If those sales loads were reflected, the returns shown in the bar chart would be lower. Also, the Advisor reimbursed expenses and/or waived fees that the Fund otherwise would have paid for certain of the years presented. If the Advisor had not taken those actions, the total returns for the relevant years would have been lower.

Year-by-Year Total Returns

The Fund’s year-to-date return for the ten months ended October 31, 2008 was -31.46%.

Highest Quarterly Return:	Lowest Quarterly Return:
18.68%, 4th Quarter 2001	-24.61%, 4th Quarter 2008

The following table compares the average annual total returns on Class A, Class B, Class C and Class R shares of the Fund with those of a broad measure of market performance over the periods indicated. The average annual total return information for Class R shares is limited because Class R shares did not commence operations until September 2005. Class R shares may be purchased through certain retirement plans without a front-end or contingent deferred sales charge. Class R shares have higher operating expenses than Class A shares and lower operating expenses than Class B or Class C shares. The table also shows the average annual total returns after taxes on distributions and after taxes on distributions and redemption of shares of the Fund. After-tax returns are shown for Class A shares only, and after-tax returns for Class B, Class C, and Class R shares will vary. After-tax returns are calculated using the highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor’s tax situation and may differ from those shown, and after-tax returns shown are not relevant to investors who hold their Fund shares through tax-deferred arrangements such as 401(k) plans or individual retirement accounts. The Fund’s performance presented in the table reflects the effects of the maximum applicable sales charge and the Fund’s operating expenses. No comparable reductions have been made in the performance presented for the Index. Because no Class I shares of the Fund were sold as of December 31, 2008, no average annual total return information is provided for Class I shares.

Average Annual Total Returns (For the Periods Ended December 31, 2008)
	One Year	Five Years	Since Inception (01/04/99)
Class A:
Return Before Taxes	-39.43%	-0.13%	2.42%
Return After Taxes on Distributions	-39.43%	-0.31%	2.33%
Return After Taxes on Distributions and Sale of Fund Shares	-33.51%	-0.03%	2.14%
Russell Midcap Growth Index (reflects no deduction for fees, expenses or taxes)*	-44.33%	-2.33%	-0.16%

Class B:
Return Before Taxes	-39.66%	-0.18%	2.24%
Russell Midcap Growth Index (reflects no deduction for fees, expenses or taxes)*	-44.33%	-2.33%	-0.16%
	One Year	Five Years	Since Inception (05/08/00)
Class C:
Return Before Taxes	-37.15%	0.20%	1.79%
Russell Midcap Growth Index (reflects no deduction for fees, expenses or taxes)*	-44.33%	-2.33%	-5.27%
	One Year		Since Inception (09/21/05)
Class R:
Return Before Taxes	-36.34%		-5.74%
Russell Midcap Growth Index (reflects no deduction for fees, expenses or taxes)*	-44.33%		-8.95%

———————

*

The Russell Midcap Growth Index measures the performance of those stocks of the Russell Midcap Index which have higher price-to-book ratios and higher forecasted growth rates. As of December 31, 2008, the average market capitalization and median market capitalization of the companies in the Index were $3.3 billion and $2.6 billion, respectively, and the largest company in the Index had a market capitalization of approximately $14.6 billion.

Fees and Expenses

You should bear in mind that you, as a shareholder, generally pay certain fees when you buy, sell or exchange shares of a mutual fund (shareholder transaction expenses), and you also pay the operating costs of the fund (annual fund operating expenses). When you purchase or exchange shares of a mutual fund, shareholder transaction expenses reduce the amount of your payment that is invested in shares of the fund. When you redeem shares of a mutual fund, shareholder transaction expenses reduce the amount of the sale proceeds that the fund returns to you. Annual fund operating expenses, on the other hand, are expenses that a mutual fund pays to conduct its business, including investment advisory fees and the costs of maintaining shareholder accounts, administering the fund, providing shareholder services, and other activities of the mutual fund. Annual fund operating expenses are deducted directly from a mutual fund’s assets, and therefore reduce the total return that you receive on your investment.

The following table describes the fees and expenses that you may pay if you buy, hold, sell or exchange shares of the Fund.

	Class A Shares	Class B(4) Shares	Class C Shares	Class R Shares
Shareholder Fees (fees paid directly from your investment)
Maximum Sales Charge (Load) Imposed on Purchases (as a percentage of offering price)(1)	5.25%	None	None	None
Maximum Sales Charge (Load) Imposed on Reinvested Dividends	None	None	None	None
Maximum Deferred Sales Charge (Load) (as a percentage of net asset value)	None(2)	5.00%(3)	1.00%(3)	None
Redemption Fees ($12.00 charge for each wire redemption)	None	None	None	None
Exchange Fee	None	None	None	None

	Class A Shares	Class B Shares	Class C Shares	Class R Shares
Annual Fund Operating Expenses (expenses that are deducted from Fund assets)
Management Fees	0.75%	0.75%	0.75%	0.75%
Distribution and Service (12b-1) Fees	0.25%	1.00%	1.00%	0.75%
Other Expenses	0.38%	0.38%	0.38%	0.35%
Total Annual Fund Operating Expenses	1.38%	2.13%	2.13%	1.85%

Example

The following example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The example assumes that:

•

You invest $10,000 for the periods shown and then redeem (or sell) all of your shares at the end of those time periods;

•

Your investment has a 5% return each year; and

•

The Fund’s operating expenses remain the same.

Although your actual costs may be higher or lower, based on these assumptions your costs would be:

	One Year	Three Years	Five Years	Ten Years
If you sell your shares at the end of the period:
Class A Shares	$658	$939	$1,241	$2,095
Class B Shares	$716	$967	$1,244	$2,271*
Class C Shares	$316	$667	$1,144	$2,462
Class R Shares	$188	$582	$1,001	$2,169
If you do not sell your shares:
Class B Shares	$216	$667	$1,144	$2,271*
Class C Shares	$216	$667	$1,144	$2,462

———————

(1)

You may qualify for a lower front-end sales charge on your purchases of Class A shares. See “Purchasing Shares” and “Shareholder Services.”

(2)

Investments of $1,000,000 or more that are purchased without a front-end sales charge and that are redeemed within 24 months after purchase are subject to a contingent deferred sales charge of no more than 0.75% of the net asset value of the redeemed shares at the time of redemption or, if less, the net asset value of those shares at the time of purchase.

(3)

For Class B shares, the contingent deferred sales charge is reduced for each year that you own the shares, and is eliminated after six years. For Class C shares, the contingent deferred sales charge is eliminated after 18 months. See “Purchasing Shares.”

(4)

As of September 22, 2008 the Funds ceased offering Class B Shares for sale to new investors. Current holders of Class B Shares are permitted to continue to make purchases of additional Class B Shares, including purchases through automatic investment plans, and are also permitted to continue reinvesting dividends and capital gains distributions in additional Class B Shares. The Funds have no present intention to open Class B Shares to new investors at any time in the future.

*

Reflects conversion of Class B shares to Class A shares after eight years, lowering your annual expenses from that time on.

If you wish to review historical financial information about the Fund, please refer to the section of this Prospectus captioned “Financial Highlights.”

NYSE ARCA TECH 100 INDEX FUND

Investment Objective

The NYSE Arca Tech 100 Index Fund seeks a total return, before operating expenses of the Fund are deducted, that replicates the total return of the NYSE Arca Tech 100 Index (formerly known as the Pacific Exchange Technology Stock Index and the ArcaEx Tech 100 Index). The NYSE Arca Tech 100 Index, which consists of at least 100 individual technology-related securities, is a price-weighted index comprised of companies from different industries that produce or deploy innovative technologies to conduct their business.

Investment Strategy and Program

The Fund seeks to achieve its objective primarily by investing in substantially all of the component securities included in the NYSE Arca Tech 100 Index in approximately the same proportions as they are represented in the Index. The Fund will invest its assets such that its coefficient of correlation to the Index will be 90%. The Fund will also maintain at least 90% of its net assets in the securities that comprise the NYSE Arca Tech 100 Index, except that the percentage of its assets so invested (and in any event for a period of not more than five trading days) may temporarily fall below the 90% mark if the Fund receives cash inflows that it cannot invest immediately in securities that replicate the Index.

The largest component of the NYSE Arca Tech 100 Index consists of companies in the technology sector, such as companies in the software, hardware and semiconductor industries. However, the Index also includes companies in numerous other industries, such as aerospace and defense, health care equipment, biotechnology and others. Because the Index includes securities from several technology industries, the Fund will invest more than 25% of its total assets in securities of companies in the technology sector (this practice is commonly referred to as being “concentrated”).

From time to time, up to 5% of the Fund’s total assets may be held in cash, cash equivalents or certain short-term, fixed-income securities. These investments will not perform the same as the NYSE Arca Tech 100 Index. In order to achieve performance that more closely replicates the performance of the NYSE Arca Tech 100 Index, the Fund may invest up to 10% of its total assets in exchange-traded index futures contracts and index options, including futures contracts and options on the Nasdaq 100 Index. Subject to regulatory limitations, the Fund may also invest in exchange-traded funds that are based on the Nasdaq 100 Index or, should they become available, on the NYSE Arca Tech 100 Index, or that otherwise track closely to the NYSE Arca Tech 100 Index, and in options on such exchange-traded funds.

Although the assets of the Fund may not exactly match the composition of the NYSE Arca Tech 100 Index, the Fund’s total return (before deducting its expenses) is expected to be highly correlated to that of the Index, with the variation in performance being less than 5% on an annual basis. In other words, the Fund’s annual total return before expenses should be within 95% to 105% of the annual return of the NYSE Arca Tech 100 Index. The Advisor, as a component of managing the Fund on a daily basis, considers the likelihood that the Fund’s future performance will be within acceptable levels of variation as measured by appropriate statistical methods. If it is determined that the risk of potential future variation is unacceptable, the Advisor will evaluate the reasons and take prompt corrective action.

Investment Risks

Market and Objective Risk. The NYSE Arca Tech 100 Index is subject to market risk, which is the risk that the securities held by the Fund will rise and fall in response to changes in the markets generally. Also, the technology market sector experiences increases and decreases generally based on the investing public’s often-changing attitude toward such sector in contrast to the overall market. As a result, the Fund’s share price is subject to significant volatility. Moreover, because the NYSE Arca Tech 100 Index is price-weighted, the performance of the Index and the Fund will be more sensitive to price movements in higher-priced securities than in lower-priced securities. Additionally, the NYSE Arca Tech 100 Index includes securities of many small-to-medium sized companies, which historically have been more volatile and less liquid than securities of larger companies. For these reasons, the Fund may experience more volatility and greater price swings as compared to the market generally. See “Additional Investment Practices and Risks.”

Correlation Risk. Although the Advisor will attempt to replicate the performance of the NYSE Arca Tech 100 Index, there can be no assurance that it will be able to do so in all market conditions. For example, the index options and futures used by the Advisor to equitize the Fund’s cash positions and short-term investments may not precisely track the performance of the NYSE Arca Tech 100 Index. Also, the Fund will incur brokerage commissions and other transaction costs in order to maintain investments that mirror the NYSE Arca Tech 100 Index, and will incur advisory and other service fees and operating costs and expenses that will reduce the total return of the Fund as compared to that of the NYSE Arca Tech 100 Index.

Sector and Industry Concentration. Because the Fund structures its investment portfolio to correspond to the composition of the NYSE Arca Tech 100 Index, a significant portion of the Fund’s investments will consist of securities within the technology sector. Generally, more than 25% of the assets of the Fund will be invested in equity securities within that sector, and therefore, the Fund is concentrated in the technology sector.

The Fund’s investments in technology-related companies expose the Fund to risks associated with economic conditions in the technology market to a greater extent than funds not concentrated in the technology sector. Due to intense global competition, a less diversified product line, and other factors, companies that develop and/or rely on technology could become increasingly sensitive to downswings in the economy. In the past, such companies have also experienced volatile swings in demand for their products and services due to changing economic conditions, rapid technological advances and shorter product lifespans.

However, the equity securities that are included in the NYSE Arca Tech 100 Index comprise a fairly broad range of industries, which may decrease volatility associated with economic and political developments that disproportionately affect specific industries represented within the NYSE Arca Tech 100 Index. Nonetheless, there may be times when one or more industries may be over-represented on the NYSE Arca Tech 100 Index (i.e., greater than 25% of its assets invested in such industries), which may expose the Fund during such periods to risks associated with industry concentration. The types of industries that are over-represented, if any, may vary from time to time.

Options and Futures Strategies. Losses associated with index futures contracts and index options in which the Fund may invest sometimes can be substantial. This partly is because a relatively small price movement in an index option or an index futures contract could result in an immediate and substantial loss or gain for the Fund. Also, there is a possibility that active trading may decline or cease all together in the secondary market for a futures contract or option held by the Fund. The Fund consequently might be unable to close out a position prior to its maturity date. Finally, the Fund’s options and futures strategies expose it to the correlation risks discussed above.

Performance Information

The information in the bar chart and table below provides you with some indication of the risks of investing in the Fund by showing changes in the Fund’s performance from year to year and how the Fund’s average annual total returns compare with a broad measure of market performance. You should bear in mind that past performance is not an indication of future results.

The bar chart demonstrates the variability of the annual total returns on the Fund’s Class A shares for the past 10 calendar years. Front-end sales loads that you pay when you purchase Class A shares of the Fund are not reflected in the bar chart. If those sales loads were reflected, the returns shown in the bar chart would be lower. Also, the Advisor reimbursed expenses and/or waived fees that the Fund otherwise would have paid for certain of the years presented. If the Advisor had not taken those actions, the returns for the relevant years would have been lower.

Year-by-Year Total Returns

The Fund’s year-to-date return for the ten months ended October 31, 2008 was -31.12%.

Highest Quarterly Return:	Lowest Quarterly Return:
54.45%, 4th Quarter 1999	-28.94%, 3rd Quarter 2001

The following table compares the average annual total returns on Class A, Class B, Class C and Class R shares of the Fund with those of a broad measure of market performance over the periods indicated. The average annual total return information for Class R shares is limited because Class R shares did not commence operations until August 2005. Class R shares may be purchased through certain retirement plans without a front-end or contingent deferred sales charge. Class R shares have higher operating expenses than Class A shares and lower operating expenses than Class B or Class C shares. The table also shows the average annual total returns after taxes on distributions and after taxes on distributions and redemption of shares of the Fund. After-tax returns are shown for Class A shares only, and after-tax returns for Class B, Class C and Class R shares will vary. After-tax returns are calculated using the highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor’s tax situation and may differ from those shown, and after-tax returns shown are not relevant to investors who hold their Fund shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts. The Fund’s performance presented in the table reflects the effects of the maximum applicable sales charge and the Fund’s operating expenses. No comparable reductions have been made in the performance presented for the Index.

	Average Annual Total Returns (For the Periods Ended December 31, 2008)
	One Year	Five Years	Ten Years	Since Inception (06/10/96)
Class A:
Return Before Taxes	-38.57%	-4.15%	1.84%	7.37%
Return After Taxes on Distributions	-38.57%	-4.15%	1.03%	6.39%
Return After Taxes on Distributions and Sale of Fund Shares	-32.79%	-3.48%	1.34%	6.14%
NYSE Arca Tech 100 Index (reflects no deduction for fees, expenses or taxes)*	-34.50%	-2.13%	3.49%	8.71%
	One Year	Five Years	Ten Years	Since Inception (07/27/98)
Class B:
Return Before Taxes	-38.87%	-4.21%	1.64%	3.94%
NYSE Arca Tech 100 Index (reflects no deduction for fees, expenses or taxes)*	-34.50%	-2.13%	3.49%	8.71%
	One Year	Five Years		Since Inception (05/08/00)
Class C:
Return Before Taxes	-36.30%	-3.83%		-7.25%
NYSE Arca Tech 100 Index (reflects no deduction for fees, expenses or taxes)*	-34.50%	-2.13%		-5.59%
	One Year			Since Inception (08/01/05)
Class R:
Return Before Taxes	-35.44%			-8.60%
NYSE Arca Tech 100 Index (reflects no deduction for fees, expenses or taxes)*	-34.50%			-7.27%

———————

*

The NYSE Arca Tech 100 Index consists of at least 100 individual securities of companies in numerous different industries. The Index is widely recognized as a benchmark for the technology sector of the United States stock market.

Fees and Expenses

You should bear in mind that you, as a shareholder, generally pay certain fees when you buy, sell or exchange shares of a mutual fund (shareholder transaction expenses), and you also pay the operating costs of the fund (annual fund operating expenses). When you purchase or exchange shares of a mutual fund, shareholder transaction expenses reduce the amount of your payment that is invested in shares of the fund. When you redeem shares of a mutual fund, shareholder transaction expenses reduce the amount of the sale proceeds that the fund returns to you. Annual fund operating expenses, on the other hand, are expenses that a mutual fund pays to conduct its business, including investment advisory fees and the costs of maintaining shareholder accounts, administering the fund, providing shareholder services, and other activities of the mutual fund. Annual fund operating expenses are deducted directly from a mutual fund’s assets, and therefore reduce the total return that you receive on your investment.

The following table describes the fees and expenses that you may pay if you buy, hold, sell or exchange shares of the Fund.

	Class A Shares	Class B(4) Shares	Class C Shares	Class R Shares
Shareholder Fees (fees paid directly from your investment)
Maximum Sales Charge (Load) Imposed on Purchases (as a percentage of offering price)(1)	5.25%	None	None	None
Maximum Sales Charge (Load) Imposed on Reinvested Dividends	None	None	None	None
Maximum Deferred Sales Charge (Load) (as a percentage of net asset value)	None(2)	5.00%(3)	1.00%(3)	None
Redemption Fees ($12.00 charge for each wire redemption)	None	None	None	None
Exchange Fee	None	None	None	None

	Class A Shares	Class B Shares	Class C Shares	Class R Shares
Annual Fund Operating Expenses (expenses that are deducted from Fund assets)
Management Fees	0.37%	0.37%	0.37%	0.37%
Distribution and Service (12b-1) Fees	0.25%	1.00%	1.00%	0.75%
Other Expenses	0.46%	0.45%	0.45%	0.40%
Total Annual Fund Operating Expenses	1.08%	1.82%	1.82%	1.52%

Example

The following example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. It assumes that:

•

You invest $10,000 for the periods shown and then redeem (or sell) all of your shares at the end of those time periods;

•

Your investment has a 5% return each year; and

•

The Fund’s operating expenses remain the same.

Although your actual costs may be higher or lower, based on these assumptions your costs would be:

	One Year	Three Years	Five Years	Ten Years
If you sell your shares at the end of the period:
Class A Shares	$629	$850	$1,089	$1,773
Class B Shares	$685	$873	$1,085	$1,943*
Class C Shares	$285	$573	$985	$2,137
Class R Shares	$155	$480	$829	$1,813
If you do not sell your shares:
Class B Shares	$185	$573	$985	$1,943*
Class C Shares	$185	$573	$985	$2,137

———————

(1)

You may qualify for a lower front-end sales charge on your purchases of Class A shares. See “Purchasing Shares” and “Shareholder Services.”

(2)

Investments of $1,000,000 or more that are purchased without a front-end sales charge and that are redeemed within 24 months after purchase are subject to a contingent deferred sales charge of no more than 0.75% of the net asset value of the redeemed shares at the time of redemption or, if less, the net asset value of those shares at the time of purchase.

(3)

For Class B shares, the contingent deferred sales charge is reduced for each year that you hold the shares and is eliminated after six years. For Class C shares, the contingent deferred sales charge is eliminated after 18 months. See “Purchasing Shares.”

(4)

As of September 22, 2008 the Funds ceased offering Class B Shares for sale to new investors. Current holders of Class B Shares are permitted to continue to make purchases of additional Class B Shares, including purchases through automatic investment plans, and are also permitted to continue reinvesting dividends and capital gains distributions in additional Class B Shares. The Funds have no present intention to open Class B Shares to new investors at any time in the future.

*

Reflects conversion of Class B shares to Class A shares after eight years, lowering your annual expenses from that time on.

If you wish to review historical financial information about the Fund, please refer to the section of this Prospectus captioned “Financial Highlights.”

DOW JONES U.S. HEALTH CARE 100 PLUS FUND

Investment Objective

The Dow Jones U.S. Health Care 100 Plus Fund seeks a total return from dividends and capital gains that, before deducting the Fund’s operating expenses, exceeds the total return of the Dow Jones U.S. Healthcare 100 Index (the “Healthcare 100 Index”).

Dow Jones U.S. Healthcare 100 Index

The Healthcare 100 Index consists of a representative subset of 100 stocks from the Dow Jones U.S. Healthcare Sector Index. Dow Jones has designed the Dow Jones U.S. Healthcare Sector Index to measure the performance of the healthcare sector, including medical product makers, healthcare providers, biotechnical firms and pharmaceutical companies. The Dow Jones U.S. Healthcare Sector Index is market-capitalization-weighted based upon the public float of the shares of each component company. As of December 31, 2008, the Index had approximately 98 component stocks. Dow Jones reviews and rebalances the U.S. Healthcare Sector Index annually in January of each year based on closing prices at the end of December of the previous year.

Dow Jones has designed the Healthcare 100 Index by ranking all of the stocks in the Dow Jones U.S. Healthcare Sector Index in descending order by market capitalization. The top 80 stocks automatically are selected as component stocks for the Healthcare 100 Index. Dow Jones selects 20 additional stocks from the remaining companies with market capitalizations below the top 80 but within the top 120 to fill out the 100 component stocks of the Healthcare 100 Index.

Investment Strategy and Program

The Fund seeks to achieve its objective primarily by investing in the common stocks that are on the Healthcare 100 Index and by employing an overweighting/underweighting strategy, and by investing in other health care stocks. When the Advisor receives notification of a change in the composition of the Healthcare 100 Index, the Advisor generally makes a corresponding change in the composition of the Fund.

The Fund is not a true “index fund,” insofar as it does not seek to replicate the Healthcare 100 Index. From time to time, the Advisor may underweight or overweight the Fund’s investments in certain stocks that it believes will underperform or outperform the Healthcare 100 Index. As part of this overweighting/underweighting strategy, the Fund may also use options on individual stocks on the Healthcare 100 Index to enhance its return. The Fund may purchase call options and write (sell) put options on stocks that the Advisor believes will outperform the Index and may purchase put options and write (sell) call options on stocks that the Advisor believes will underperform the Index. In addition, the Advisor may also choose not to invest in some stocks that are on, but expected to underperform, the Healthcare 100 Index and instead invest in other health care stocks that are on the broader Dow Jones U.S. Healthcare Sector Index and are expected to outperform the Healthcare 100 Index. The Advisor will limit these overweighting/underweighting strategies and investments in other health care stocks to not more than 10% of the Fund’s total assets in aggregate. Under normal market conditions, at least 85% of the Fund’s net assets will be invested in the common stocks that are included in the Healthcare 100 Index.

At times the Fund will hold uncommitted cash, which will be invested in short-term, money market instruments. In order to achieve a return on this uncommitted cash that approximates the investment performance of the Healthcare 100 Index, the Advisor may elect to invest in exchange-traded futures contracts and options on the Dow Jones U.S. Healthcare Sector Index and/or the Healthcare 100 Index, if and when they become available. The

Fund may also invest in exchange-traded futures contracts on either the S&P 500 Index or Nasdaq indices for this purpose. Subject to regulatory limitations, the Fund may also invest in exchange-traded funds that are based on the Dow Jones U.S. Healthcare Sector Index or, should they become available, on the Healthcare 100 Index, or that otherwise track closely to the Healthcare 100 Index, and in options on exchange-traded funds that track the Dow Jones U.S. Healthcare Sector Index.

Investment Risks

Market and Objective Risks. The Fund is subject to market risk, which is the risk that the stocks held by the Fund will rise and fall in response to changes in the stock markets generally. Also, stocks included in the Healthcare 100 Index may trail returns from the overall stock market for short or extended periods. Because the Healthcare 100 Index has only a limited operating history, there is uncertainty regarding how well its performance will track the performance of the health-care sector of the market generally or the Dow Jones U.S. Healthcare Sector Index in particular.

Industry Concentration. Because the Fund structures its investment portfolio largely to approximate the composition of the Healthcare 100 Index, nearly all of the Dow Jones U.S. Healthcare 100 Plus Fund’s investments will consist of healthcare-based companies. As a result, the Fund is concentrated (i.e., invests more than 25% of its assets) in industries that comprise the health care sector. The health care market sector is comprised of six industries: the Health Care Equipment and Supplies industry, Health Care Providers and Services industry, Health Care Technology industry, Biotechnology industry, Pharmaceuticals industry and Life Sciences Tools & Services industry. If a particular industry represents more than 25% of the Healthcare 100 Index, the Fund will have a similar percentage of its total assets invested in securities of companies within that same industry. The Fund’s overweighting/underweighting strategies may result in greater or lesser industry concentration as compared to the Healthcare 100 Index. However, the Advisor will maintain the industry weightings in the Fund’s portfolio so that they are not more than 10% above or below the weightings of the industries within the Healthcare 100 Index. For example, if stocks of companies in the Pharmaceuticals industry were to represent 35% of the total market capitalization of all companies included in the Healthcare 100 Index, then the Advisor would maintain the Fund’s position in pharmaceutical stocks within a range of 25% to 45% of the Fund’s total assets.

Such industry concentration exposes the Fund to risks associated with economic conditions affecting the health care market sector. Due to competition, a less diversified product line, and other factors, companies that develop and/or rely on the sale of health-care related products and services could experience adverse pricing pressure, and could become increasingly sensitive to downswings in the economy. The Health Care Equipment and Supplies, Health Care Providers and Services, Health Care Technology, Biotechnology, Pharmaceuticals and Life Sciences Tools & Services industries are subject to the following risks:

•

Inability to obtain or retain Food and Drug Administration approval, a process which can be long and costly;

•

Expiration or infringement of patent protection, which could adversely affect profitability;

•

Obsolescence of the product or service;

•

Extensive litigation based on product liability and similar claims; and

•

Market competition from unregulated foreign markets.

Overweighting/Underweighting and Options Strategies. Overweighting/underweighting strategies, investments in stocks that are not on the Healthcare 100 Index and the use of stock options involve the risk that the Advisor will incorrectly identify those stocks that will either underperform or outperform the Healthcare 100 Index. If the Advisor’s judgment proves correct, the Fund’s performance will improve relative to the Healthcare 100 Index. Conversely, if the Advisor’s judgment proves incorrect, the Fund’s performance will decline relative to the Index.

Imperfect Correlation. The Fund’s performance will not precisely track that of the Healthcare 100 Index. In addition to the effects of the Advisor’s overweighting/underweighting strategies and investments in stocks that are not on the Healthcare 100 Index, instruments used by the Advisor to equitize cash may not perform the same as the Index. Unlike the Healthcare 100 Index, the Fund incurs transaction costs (e.g., brokerage commissions, etc.) in order to maintain a portfolio of securities that closely mirrors the composition of the Healthcare 100 Index, and also incurs other fees and operating expenses that adversely affect its return relative to the Healthcare 100 Index.

Non-Diversification. The Fund is not diversified within the meaning of the 1940 Act. A “diversified” fund is one that, with respect to 75% of its total assets, holds no single stock which accounts for more than 5% of its total assets. The composition of the Healthcare 100 Index will not meet this diversification test at all times. Because the Fund constructs its investment portfolio to approximately parallel the composition of the Healthcare 100 Index, the Fund may from time to time invest a greater percentage of its assets in a single or smaller number of companies than would be the case for a diversified fund. As a result, developments that affect a particular company could have a significant effect on the Fund’s performance, and the Fund could experience significant price volatility.

Performance Information

The information in the bar chart and table below provides you with some indication of the risks of investing in the Fund by showing changes in the Fund’s performance from year to year and how the Fund’s average annual total returns compare with a broad measure of market performance. You should bear in mind that past performance is not an indication of future results.

The bar chart demonstrates the variability of the annual total returns on the Fund’s Class A shares for the past seven calendar years. Front-end sales loads that you pay when you purchase Class A shares of the Fund are not reflected in the bar chart. If those sales loads were reflected, the returns shown in the bar chart would be lower. Also, the Advisor reimbursed expenses and/or waived fees that the Fund otherwise would have paid for certain of the years presented. If the Advisor had not taken those actions, the returns for the relevant years would have been lower.

Year-by-Year Total Returns

The Fund’s year-to-date return for the ten months ended October 31, 2008 was -23.28%.

Highest Quarterly Return:	Lowest Quarterly Return:
13.50%, 2nd Quarter 2003	-16.10%, 2nd Quarter 2002

The following table provides some indication of the risks of investing in the Fund by showing how the average annual total returns on Class A, Class B, Class C and Class R shares of the Fund compare with those of a broad measure of market performance over the periods indicated. The average annual total return information for Class R shares is limited because Class R shares did not commence operations until September 2005. Class R shares may be purchased through certain retirement plans without a front-end or contingent deferred sales charge. Class R shares have higher operating expenses than Class A shares and lower operating expenses than Class B or Class C shares.

The table also shows the average annual total returns after taxes on distributions and after taxes on distributions and redemption of shares of the Fund. After-tax returns are shown for Class A shares only, and after-tax returns for Class B, Class C and Class R shares will vary. After-tax returns are calculated using the highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor’s tax situation and may differ from those shown, and after-tax returns shown are not relevant to investors who hold their Fund shares through tax-deferred arrangements such as 401(k) plans or individual retirement accounts. The Fund’s performance presented in the table reflects the effects of the maximum applicable sales charge and the Fund’s operating expenses. No comparable reductions have been made in the performance presented for the Index.

Average Annual Total Returns (For the Periods Ended December 31, 2008)
	One Year	Five Years	Since Inception (04/17/01)
Class A:
Return Before Taxes	-28.49%	-1.41%	-0.41%
Return After Taxes on Distributions	-29.26%	-1.84%	-0.72%
Return After Taxes on Distributions and Sale of Fund Shares	-24.21%	-1.14%	-0.33%
Dow Jones US Healthcare 100 Index (reflects no deduction for fees, expenses or taxes)*	-23.37%	0.96%	1.59%

Class B:
Return Before Taxes	-28.46%	-1.40%	-0.43%
Dow Jones US Healthcare 100 Index (reflects no deduction for fees, expenses or taxes)*	-23.37%	0.96%	1.59%

Class C:
Return Before Taxes	-25.75%	-1.08%	-0.43%
Dow Jones US Healthcare 100 Index (reflects no deduction for fees, expenses or taxes)*	-23.37%	0.96%	1.59%
	One Year		Since Inception (09/27/05)
Class R:
Return Before Taxes	-24.94%		-4.71%
Dow Jones US Healthcare 100 Index (reflects no deduction for fees, expenses or taxes)*	-23.37%		-2.93%

———————

*

The Dow Jones US Healthcare 100 Index is a customized index of 100 stocks which is a representative subset of the Dow Jones US Healthcare Sector Index. The Dow Jones US Healthcare Sector Index is designed to measure the performance of the health care sector including medical product makers, healthcare providers, biotechnology firms and pharmaceutical companies.

Fees and Expenses

You should bear in mind that you, as a shareholder, generally pay certain fees when you buy, sell or exchange shares of a mutual fund (shareholder transaction expenses), and you also pay the operating costs of the fund (annual fund operating expenses). When you purchase or exchange shares of a mutual fund, shareholder transaction expenses reduce the amount of your payment that is invested in shares of the fund. When you redeem shares of a mutual fund, shareholder transaction expenses reduce the amount of the sale proceeds that the fund returns to you. Annual fund operating expenses, on the other hand, are expenses that a mutual fund pays to conduct its business, including investment advisory fees and the costs of maintaining shareholder accounts, administering the fund, providing shareholder services, and other activities of the mutual fund. Annual fund operating expenses are deducted directly from a mutual fund’s assets, and therefore reduce the total return that you receive on your investment.

The following table describes the fees and expenses that you may pay if you buy, hold, sell or exchange shares of the Fund.

	Class A Shares	Class B(5 Shares)	Class C Shares	Class R Shares
Shareholder Fees (fees paid directly from your investment)
Maximum Sales Charge (Load) Imposed on Purchases (as a percentage of offering price)(1)	5.25%	None	None	None
Maximum Sales Charge (Load) Imposed on Reinvested Dividends	None	None	None	None
Maximum Deferred Sales Charge (Load) (as a percentage of net asset value )	None(2)	5.00%(3)	1.00%(3)	None
Redemption Fees ($12.00 charge for each wire redemption)	None	None	None	None
Exchange Fee	None	None	None	None

	Class A Shares	Class B Shares	Class C Shares	Class R Shares
Annual Fund Operating Expenses (expenses that are deducted from Fund assets)
Management Fees	0.55%	0.55%	0.55%	0.55%
Distribution and Service (12b-1) Fees	0.25%	1.00%	1.00%	0.75%
Other Expenses	0.75%	0.71%	0.77%	0.70%
Total Annual Fund Operating Expenses	1.55%	2.26%	2.32%	2.00%
Less Fee Waivers and/or Expense Reimbursement(4)	(0.20)%	(0.16)%	(0.22)%	(0.15)%
Net Annual Fund Operating Expenses(4)	1.35%	2.10%	2.10%	1.85%

Example

The following example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. It assumes that:

•

You invest $10,000 for the periods shown and then redeem (or sell) all of your shares at the end of those time periods;

•

Your investment has a 5% return each year; and

•

The Fund’s operating expenses remain the same.

Although your actual costs may be higher or lower, based on these assumptions your costs would be:

	One Year	Three Years	Five Years	Ten Years
If you sell your shares at the end of the period:
Class A Shares	$655	$970	$1,307	$2,058
Class B Shares	$713	$991	$1,295	$2,404*
Class C Shares	$313	$703	$1,220	$2,639
Class R Shares	$188	$613	$1,064	$2,315
If you do not sell your shares:
Class B Shares	$213	$691	$1,195	$2,404*
Class C Shares	$213	$703	$1,220	$2,639

———————

(1)

You may qualify for a lower front-end sales charge on your purchases of Class A shares. See “Purchasing Shares” and “Shareholder Services.”

(2)

Investments of $1,000,000 or more that are purchased without a front-end sales charge and that are redeemed within 24 months after purchase are subject to a contingent deferred sales charge of no more than 0.75% of the net asset value of the redeemed shares at the time of redemption or, if less, the net asset value of those shares at the time of purchase.

(3)

For Class B shares, the contingent deferred sales charge is reduced for each year that you hold the shares and is eliminated after six years. For Class C shares, the contingent deferred sales charge is eliminated after 18 months. See “Purchasing Shares.”

(4)

The Advisor contractually has committed to waive fees and/or reimburse expenses from March 1, 2009 through February 28, 2010, so that annual operating expenses for the Fund will not exceed 1.35% of average annual net assets for Class A shares, 2.10% for Class B and Class C shares and 1.85% for the Class R shares.

(5)

As of September 22, 2008 the Funds ceased offering Class B Shares for sale to new investors. Current holders of Class B Shares are permitted to continue to make purchases of additional Class B Shares, including purchases through automatic investment plans, and are also permitted to continue reinvesting dividends and capital gains distributions in additional Class B Shares. The Funds have no present intention to open Class B Shares to new investors at any time in the future.

*

Reflects conversion of Class B shares to Class A shares after eight years, lowering your annual expenses from that time on.

If you wish to review historical financial information about the Fund, please refer to the section of this Prospectus captioned “Financial Highlights.”

DOW JONES U.S. FINANCIAL 100 PLUS FUND

Investment Objective

The Dow Jones U.S. Financial 100 Plus Fund seeks a total return from dividends and capital gains which, before deducting the Fund’s operating expenses, exceeds the total return of the Dow Jones U.S. Financial 100 Index (the “Financial 100 Index”).

Dow Jones U.S. Financial 100 Index

The Financial 100 Index is a subset of the stocks included in the Dow Jones U.S. Financial Sector Index. Dow Jones has designed the Dow Jones U.S. Financial Sector Index to measure the performance of the financial services sector of the U.S. equity market. The Dow Jones U.S. Financial Sector Index is market-capitalization-weighted based upon the public float of the shares of each component company. Component companies include banking, insurance, real estate and specialty finance companies and other financial services firms. As of December 31, 2008, the Index had approximately 104 component stocks. Dow Jones reviews and rebalances the U.S. Financial Sector Index annually in January of each year based on closing prices at the end of December of the previous year.

Dow Jones has designed the Financial 100 Index by ranking all of the Dow Jones U.S. Financial Sector Index stocks in descending order by market capitalization. The top 80 stocks automatically are selected as component stocks for the Financial 100 Index. Dow Jones selects 20 additional stocks from the remaining companies with market capitalizations below the top 80 but within the top 120 to fill out the 100 component stocks of the Financial 100 Index, and in options on such exchange-traded funds.

Investment Strategy and Program

The Fund seeks to achieve its objective primarily by investing in the common stocks that are on the Financial 100 Index and by employing an overweighting/underweighting strategy, and by investing in other financial services stocks. When the Advisor receives notification of a change in the composition of the Financial 100 Index, the Advisor generally makes a corresponding change in the composition of the Fund.

The Fund is not a true “index fund,” insofar as it does not seek to replicate the Financial 100 Index. From time to time, the Advisor may underweight or overweight the Fund’s investments in certain stocks that it believes will underperform or outperform the Financial 100 Index. As part of its overweighting/underweighting strategy, the Fund may also use options on individual stocks on the Financial 100 Index to enhance its return. The Fund may purchase call options and write (sell) put options on stocks that the Advisor believes will outperform the Index and may purchase put options and write (sell) call options on stocks that the Advisor believes will underperform the

Index. In addition, the Advisor may choose not to invest in some stocks that are on, but are expected to underperform, the Financial 100 Index, and instead invest in other financial services stocks that are on the broader Dow Jones U.S. Financial Sector Index and are expected to outperform the Financial 100 Index. The Advisor will limit these overweighting/underweighting strategies to not more than 10% of the Fund’s total assets in aggregate. Under normal market conditions, at least 85% of the Fund’s net assets will be invested in common stocks that are included in the Financial 100 Index.

At times, the Fund will hold uncommitted cash, which will be invested in short-term, money market instruments. In order to achieve a return on such uncommitted cash that approximates the investment performance of the Financial 100 Index, the Advisor may elect to invest in exchange-traded futures contracts and options on the Dow Jones U.S. Financial Sector Index and/or the Financial 100 Index, if and when they become available. The Fund may also invest in exchange-traded futures contracts on either the S&P 500 or Nasdaq indices for this purpose. Subject to regulatory limitations, the Fund may also invest in exchange-traded funds that are based on the Dow Jones U.S. Financial Sector Index or, should they become available, on the Financial 100 Index, or that otherwise track closely to the Financial 100 Index, and in options on exchange-traded funds that track the Dow Jones U.S. Financial Sector Index.

Investment Risks

Market and Objective Risks. The Fund is subject to market risk, which is the risk that the stocks held by the Fund will rise and fall in response to changes in the stock markets generally. Also, stocks included in the Financial 100 Index may trail returns from the overall stock market for short or extended periods. Because the Financial 100 Index has only a limited operating history, the ability of this Index to track the performance of the financial services sector of the market generally or the broader Dow Jones U.S. Financial Sector Index in particular is uncertain.

Industry Concentration. Because the Fund structures its investment portfolio largely to approximate the composition of the Financial 100 Index, nearly all of the Dow Jones U.S. Financial 100 Plus Fund’s investments will consist of financial services-based companies. As a result, the Fund is concentrated (i.e., invests more than 25% of its assets) in industries that comprise the financial services sector. In addition, if a particular industry represents more than 25% of the Financial 100 Index, the Fund will have a similar percentage of its total assets invested in securities of companies within that same industry. The Fund’s overweighting/underweighting strategies may result in greater or lesser industry concentration as compared to the Financial 100 Index. However, the Advisor will maintain the industry weightings in the Fund’s portfolio so that they are not more than 10% above or below the weightings of the industries within the Financial 100 Index. For example, if stocks of companies in the banking industry were to represent 30% of the total market capitalization of all companies included in the Financial 100 Index, then the Advisor would maintain the Fund’s position in banking stocks within a range of 20% to 40% of the Fund’s total assets.

This industry concentration exposes the Fund to risks associated with economic conditions in the financial services sector. Those risks include the following, among others:

•

Government Regulation. Companies in the financial services sector are subject to extensive government regulation that affects the scope of their activities, the prices they can charge and the amount of capital they must maintain.

•

Interest Rate Increases. The profitability of companies in this sector is adversely affected by increases in interest rates.

•

Loan Losses. The profitability of companies in this sector is adversely affected by loan losses, which usually increase in economic downturns.

•

Consolidation and Competition. Newly enacted laws are expected to result in increased inter-industry consolidation and competition in the financial sector.

Overweighting/Underweighting and Options Strategies. Overweighting/underweighting strategies, investments in stocks that are not on the Financial 100 Index and the use of options involve the risk that the Advisor will incorrectly identify those stocks that will either underperform or outperform the Financial 100 Index. If the Advisor’s judgment proves correct, the Fund’s performance will improve relative to the Financial 100 Index. Conversely, if the Advisor’s judgment proves incorrect, the Fund’s performance will decline relative to the Index.

Imperfect Correlation. The Fund’s performance will not precisely track that of the Financial 100 Index. In addition to the effects of the Advisor’s overweighting/underweighting strategies and investments in stocks that are not on the Financial 100 Index, instruments used by the Advisor to equitize cash may not perform the same as the Index. Unlike the Financial 100 Index, the Fund incurs transaction costs (e.g., brokerage commissions, etc.) in order to maintain a portfolio of securities that closely mirrors the composition of the Financial 100 Index, and also incurs other fees and operating expenses that adversely affect its return relative to the Financial 100 Index.

Non-Diversification. The Fund is not “diversified” within the meaning of the 1940 Act. A “diversified” fund is one that, with respect to 75% of its total assets, holds no single stock which accounts for more than 5% of its total assets. The composition of the Financial 100 Index will not meet this diversification test at all times. Because the Fund constructs its investment portfolio to approximately parallel the composition of the Financial 100 Index, the Fund may from time to time invest a greater percentage of its assets in a single or smaller number of companies than would be the case for a diversified fund. As a result, developments that affect a particular company could have a significant effect on the Fund’s performance, and the Fund could experience significant price volatility.

Performance Information

The information in the bar chart and table below provides you with some indication of the risks of investing in the Fund by showing changes in the Fund’s performance from year to year and how the Fund’s average annual returns compare with a broad measure of market performance. You should bear in mind that past performance is not an indication of future results.

The bar chart demonstrates the variability of the annual total returns on the Fund’s Class A shares for the past seven calendar years. Front-end sales loads that you pay when you purchase Class A shares of the Fund are not reflected in the bar chart. If those sales loads were reflected, the returns shown in the bar chart would be lower. Also, the Advisor reimbursed expenses and/or waived fees that the Fund otherwise would have paid for certain of the years presented. If the Advisor had not taken those actions, the returns for the relevant years would have been lower.

Year-by-Year Total Returns

The Fund’s year-to-date return for the ten months ended October 31, 2008 was -43.39%.

Highest Quarterly Return:	Lowest Quarterly Return:
17.90%, 2nd Quarter 2003	-34.54%, 4th Quarter 2008

The following table provides some indication of the risks of investing in the Fund by showing how the average annual total returns on Class A, Class B, Class C and Class R shares of the Fund compare with those of a broad measure of market performance over the periods indicated. The average annual total return information for Class R shares is limited because Class R shares did not commence operations until September 2005. Class R shares may be purchased through certain retirement plans without a front-end or contingent deferred sales charge. Class R shares have higher operating expenses than Class A shares and lower operating expenses than Class B or Class C shares.

The table also shows the average annual total returns after taxes on distributions and after taxes on distributions and redemption of shares of the Fund. After-tax returns are shown for Class A shares only, and after-tax returns for Class B, Class C and Class R shares will vary. After-tax returns are calculated using the highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor’s tax situation and may differ from those shown, and after-tax returns shown are not relevant to investors who hold their Fund shares through tax-deferred arrangements such as 401(k) plans or individual retirement accounts. The Fund’s performance presented in the table reflects the effects of the maximum applicable sales charge and the Fund’s operating expenses. No comparable reductions have been made in the performance presented for the Index.

Average Annual Total Returns (For the Periods Ended December 31, 2008)
	One Year	Five Years	Since Inception (04/17/01)
Class A:
Return Before Taxes	-55.35%	-13.09%	-7.22%
Return After Taxes on Distributions	-55.66%	-13.64%	-7.72%
Return After Taxes on Distributions and Sale of Fund Shares	-47.09%	-10.21%	-5.65%
Dow Jones US Financial 100 Index (reflects no deduction for fees, expenses or taxes)*	-53.14%	-11.34%	-5.61%

Class B:
Return Before Taxes	-55.44%	-13.10%	-7.25%
Dow Jones US Financial 100 Index (reflects no deduction for fees, expenses or taxes)*	-53.14%	-11.34%	-5.61%

Class C:
Return Before Taxes	-53.73%	-12.83%	-7.27%
Dow Jones US Financial 100 Index (reflects no deduction for fees, expenses or taxes)*	-53.14%	-11.34%	-5.61%
	One Year		Since Inception (09/27/05)
Class R:
Return Before Taxes	-53.13%		-20.27%
Dow Jones US Financial 100 Index (reflects no deduction for fees, expenses or taxes)*	-53.14%		-19.29%

———————

*

Dow Jones US Financial 100 Index is a customized index of 100 stocks which is a representative subset of the Dow Jones US Financial Sector Index. The Dow Jones US Financial Sector Index is designed to measure the performance of the financial services sector of the U.S. equity market. Component companies include banking, insurance, real estate and specialty finance companies and other financial services firms.

Fees and Expenses

You should bear in mind that you, as a shareholder, generally pay certain fees when you buy, sell or exchange shares of a mutual fund (shareholder transaction expenses), and you also pay the operating costs of the fund (annual fund operating expenses). When you purchase or exchange shares of a mutual fund, shareholder transaction expenses reduce the amount of your payment that is invested in shares of the fund. When you redeem shares of a mutual fund, shareholder transaction expenses reduce the amount of the sale proceeds that the fund returns to you. Annual fund operating expenses, on the other hand, are expenses that a mutual fund pays to conduct its business, including investment advisory fees and the costs of maintaining shareholder accounts, administering the fund, providing shareholder services, and other activities of the mutual fund. Annual fund operating expenses are deducted directly from a mutual fund’s assets, and therefore reduce the total return that you receive on your investment.

The following table describes the fees and expenses that you may pay if you buy, hold, sell or exchange shares of the Fund.

	Class A Shares	Class B(5) Shares	Class C Shares	Class R Shares
Shareholder Fees (fees paid directly from your investment)
Maximum Sales Charge (Load) Imposed on Purchases (as a percentage of offering price)(1)	5.25%	None	None	None
Maximum Sales Charge (Load) Imposed on Reinvested Dividends	None	None	None	None
Maximum Deferred Sales Charge (Load) (as a percentage of net asset value)	None(2)	5.00%(3)	1.00%(3)	None
Redemption Fees ($12.00 charge for each wire redemption)	None	None	None	None
Exchange Fee	None	None	None	None

	Class A Shares	Class B Shares	Class C Shares	Class R Shares
Annual Fund Operating Expenses (expenses that are deducted from Fund assets)
Management Fees	0.55%	0.55%	0.55%	0.55%
Distribution and Service (12b-1) Fees	0.25%	1.00%	1.00%	0.75%
Other Expenses	0.83%	0.82%	0.82%	0.77%
Total Annual Fund Operating Expenses	1.63%	2.37%	2.37%	2.07%
Less Fee Waivers and/or Expense Reimbursement(4)	(0.28)%	(0.27)%	(0.27)%	(0.22)%
Net Annual Fund Operating Expenses(4)	1.35%	2.10%	2.10%	1.85%

Example

The following example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. It assumes that:

•

You invest $10,000 for the periods shown and then redeem (or sell) all of your shares at the end of those time periods;

•

Your investment has a 5% return each year; and

•

The Fund’s operating expenses remain the same.

Although your actual costs may be higher or lower, based on these assumptions your costs would be:

	One Year	Three Years	Five Years	Ten Years
If you sell your shares at the end of the period:
Class A Shares	$655	$986	$1,340	$2,334
Class B Shares	$713	$1,014	$1,314	$2,501*
Class C Shares	$313	$714	$1,241	$2,686
Class R Shares	$188	$628	$1,093	$2,383
If you do not sell your shares:
Class B Shares	$213	$714	$1,241	$2,501*
Class C Shares	$213	$714	$1,241	$2,686

———————

(1)

You may qualify for a lower front-end sales charge on your purchases of Class A shares. See “Purchasing Shares” and “Shareholder Services.”

(2)

Investments of $1,000,000 or more that are purchased without a front-end sales charge and that are redeemed within 24 months after purchase are subject to a contingent deferred sales charge of no more than 0.75% of the net asset value of the redeemed shares at the time of redemption or, if less, the net asset value of those shares at the time of purchase.

(3)

For Class B shares, the contingent deferred sales charge is reduced for each year that you hold the shares and is eliminated after six years. For Class C shares, the contingent deferred sales charge is eliminated after 18 months. See “Purchasing Shares.”

(4)

The Advisor contractually has committed to waive fees and/or reimburse expenses from March 1, 2009 through February 28, 2010, so that annual operating expenses for the Fund will not exceed 1.35% of average annual net assets for Class A shares, 2.10% for Class B and Class C shares and 1.85% for Class R shares.

(5)

As of September 22, 2008 the Funds ceased offering Class B Shares for sale to new investors. Current holders of Class B Shares are permitted to continue to make purchases of additional Class B Shares, including purchases through automatic investment plans, and are also permitted to continue reinvesting dividends and capital gains distributions in additional Class B Shares. The Funds have no present intention to open Class B Shares to new investors at any time in the future.

*

Reflects conversion of Class B shares to Class A shares after eight years, lowering your annual expenses from that time on.

If you wish to review historical financial information about the Fund, please refer to the section of this Prospectus captioned “Financial Highlights.”

STRATEGIC ALLOCATION FUND

Pending its proposed liquidation, the North Track Strategic Allocation Fund has suspended sales of shares to new investors and existing stockholders, except for reinvestments of dividends and capital gains distributions.

Investment Objective

The Strategic Allocation Fund seeks capital appreciation from investments in the health care, financial services and technology sectors of the U.S. economy.

Investment Strategy and Program

The Fund seeks to achieve its objective by investing all of its assets in three other series of North Track described in this Prospectus: the NYSE Arca Tech 100 Index Fund, the Dow Jones U.S. Health Care 100 Plus Fund and the Dow Jones U.S. Financial 100 Plus Fund (each, an “Underlying Fund”). The Strategic Allocation Fund invests approximately one-third of the net proceeds from the sale of its shares in each Underlying Fund. The Strategic Allocation Fund is passively managed, meaning that assets will not be allocated according to market events or the perceived strength of one sector over another. The Advisor, however, will rebalance the Fund approximately annually to address variations in performance of the Underlying Funds. This rebalancing restores the one-third division of assets in the Underlying Funds.

The Strategic Allocation Fund is designed for investors who are seeking a diversified indirect investment in stocks of companies across three prominent economic sectors. The Fund offers an opportunity to allocate assets among all three Underlying Funds through ownership of a single Fund.

Underlying Funds

Because the Fund invests all of its assets in the Underlying Funds, we have set forth below information on the investment objective and principal strategies of each Underlying Fund. More detailed information about the Underlying Funds is contained elsewhere in this Prospectus. ZCM serves as investment advisor to the three Underlying Funds in addition to serving as the investment advisor of the Fund.

NYSE Arca Tech 100 Index Fund. The NYSE Arca Tech 100 Index Fund seeks a total return from dividends and capital gains that, before operating expenses of the Fund are deducted, replicates the total return of the NYSE Arca Tech 100 Index. The NYSE Arca Tech 100 Index Fund invests in substantially all of the component securities included in the NYSE Arca Tech 100 Index in approximately the same proportions as they are represented in that Index. For more information, see “Risk/Return Information – NYSE Arca Tech 100 Index Fund” above.

Dow Jones U.S. Health Care 100 Plus Fund. The Dow Jones U.S. Health Care 100 Plus Fund seeks a total return from dividends and capital gains that, before deducting the Fund’s operating expenses, exceeds the total return of the Dow Jones U.S. Healthcare 100 Index. The Dow Jones U.S. Health Care 100 Plus Fund invests primarily in common stocks of companies that are included in the Dow Jones U.S. Healthcare 100 Index. For more information, see “Risk/Return Information - Dow Jones U.S. Health Care 100 Plus Fund” above.

Dow Jones U.S. Financial 100 Plus Fund. The Dow Jones U.S. Financial 100 Plus Fund seeks a total return from dividends and capital gains that, before deducting the Fund’s operating expenses, exceeds the total return of the Dow Jones U.S. Financial 100 Index. The Dow Jones U.S. Financial 100 Plus Fund invests primarily in common stocks of companies that are included in the Dow Jones U.S. Financial 100 Index. For more information, see “Risk/Return Information - Dow Jones U.S. Financial 100 Plus Fund” above.

Investment Risks

Fund of Funds. The Strategic Allocation Fund, as a “fund of funds,” involves certain risks associated with this structure. Because the Fund invests its assets in the three Underlying Funds, its performance is dependent upon the performance of the Underlying Funds. If the Underlying Funds perform poorly, the Fund will perform poorly as well. The Fund is passively managed: its assets will not be allocated to respond to market changes or the perceived strength of one sector or Underlying Fund over another. Proceeds from the sale of Fund shares are invested equally in the Underlying Funds.

As is common with “fund of funds” arrangements, the aggregate annual operating expenses of the Fund are relatively high. That is because the Fund’s expenses include both its own operating expenses and its share of the operating expenses of the Underlying Funds in which the Fund invests. These expenses include the management fees paid by the Fund and the Underlying Funds to the Advisor. As a shareholder of the Fund, you will bear your share of its operating expenses as well as the Fund’s share of the Underlying Funds’ operating expenses. As a result, an investment in the Fund would result in higher aggregate operating costs than direct investments in the Underlying Funds.

Market and Objective Risks. The Fund and the Underlying Funds are subject to market risk, which is the risk that common stock prices overall will rise and fall over short and even extended periods. The stock markets tend to move in cycles, and the Fund’s net asset value will fluctuate with these market changes. Also, stocks included in the Underlying Funds may trail returns from the overall stock market for short or extended periods.

Sector Risks. The Fund invests, through the Underlying Funds, all of its assets in the health care, financial services and technology sectors of the economy. The Fund specifically invests one-third of the proceeds from the sale of its shares in each Underlying Fund and rebalances the allocation of its assets across the Underlying Funds at least annually to restore that one-third division. As a result, the Fund will have more than 25% of its assets in each of the technology, health care and financial services sectors at all times, except when there are significant variations in the performance of the Underlying Funds. With such concentration, the Fund is therefore exposed to risks associated with these sectors. Factors and conditions adversely affecting one or more of these sectors would have an adverse impact on the Fund’s performance.

Companies in the technology sector generally face intense global competition, have less diversified product lines, are vulnerable to economic downturns that greatly reduce demand for their products and experience rapid technological change and shorter product lifespans.

Companies in the health-care sector are often subject to significant governmental regulation and time-consuming product approval processes, are dependent on patent protection, are susceptible to product obsolescence and are exposed to the risk of product liability and malpractice litigation.

Companies in the financial services sector are affected by changes in interest rates, economic downturns that increase loan losses, increased competition and industry consolidation, and extensive government regulation.

Each Underlying Fund structures its investment portfolio to approximate the composition of a particular sector-related index. As a result, each Underlying Fund has at all times substantially all of its assets invested in securities of companies within a particular sector. Thus, the NYSE Arca Tech 100 Index Fund is concentrated in the technology sector, the Dow Jones U.S. Health Care 100 Plus Fund is concentrated in the health care sector and the Dow Jones U.S. Financial 100 Plus Fund is concentrated in the financial services sector. In addition, if a single industry represents more than 25% of a sector index, the relevant Underlying Fund will be concentrated in that industry. However, given the fact that the Fund generally will only have about one-third of its assets invested in any Underlying Fund, the Fund will not have more than 25% of its assets invested in any particular industry.

Tax Risk. The rebalancing of the Strategic Allocation Fund may result in significant capital gains (which may be taxed at ordinary income rates) because the rebalancing will involve selling shares of one or more of the Underlying Funds on at least an annual basis. Wash sale rules may also require the Fund to defer any capital losses on the sale of shares of the Underlying Funds if the same shares are purchased within 30 days before or after the sale.

Change in Investment Objective. The investment objective of the Strategic Allocation Fund is non-fundamental. Thus, the Fund is subject to the risk that its investment objective may be changed by North Track’s Board of Directors without shareholder approval, upon at least 60 days’ advance written notice to shareholders. The investment objectives of the Underlying Funds are fundamental and cannot be changed without approval by the shareholders of the Underlying Funds.

Non-Diversification. The Fund is not “diversified” within the meaning of the 1940 Act. A “diversified” fund is one that, with respect to 75% of its total assets, does not hold stock of a single issuer (such as an Underlying Fund) that accounts for more than 5% of its total assets. Because the Strategic Allocation Fund constructs its investment portfolio by investing approximately one-third of its assets in each of the three Underlying Funds, the Fund will not meet this diversification test. As a result, the Fund is generally more susceptible than a diversified fund would be to the risk that events or developments affecting a particular issuer (such as an Underlying Fund) will significantly affect the Fund’s performance.

Performance Information

The information in the bar chart and table below provides you with some indication of the risks of investing in the Fund by showing changes in the Fund’s performance from year to year and how the Fund’s average annual total returns compare with a broad measure of market performance. You should bear in mind that past performance is not an indication of future results.

The bar chart demonstrates the variability of the annual total returns on the Fund’s Class A shares for the past five calendar years. Front-end sales loads that you pay when you purchase Class A shares of the Fund are not reflected in the bar chart. If those sales loads were reflected, the returns shown in the bar chart would be lower. Also, the Advisor reimbursed expenses and/or waived fees that the Fund otherwise would have paid for certain of the years presented. If the Advisor had not taken those actions, the returns for the relevant years would have been lower.

Year-by-Year Total Returns

The Fund’s year-to-date return for the ten months ended October 31, 2008 was -32.77%.

Highest Quarterly Return:	Lowest Quarterly Return:
9.44%, 4th Quarter 2004	-23.22%, 4th Quarter 2008

The following table provides some indication of the risks of investing in the Fund by showing how the average annual total returns on Class A, Class B, Class C and Class R shares of the Fund compare with those of a broad measure of market performance over the periods indicated. The average annual total return information for Class R shares is limited because Class R shares did not commence operations until April 2006. Class R shares may be purchased through certain retirement plans without a front-end or contingent deferred sales charge. Class R shares have higher operating expenses than Class A shares and lower operating expenses than Class B or Class C shares.

The table also shows the average annual total returns after taxes on distributions and after taxes on distributions and redemption of shares of the Fund. After-tax returns are shown for Class A shares only, and after-tax returns for Class B, Class C and Class R shares will vary. After-tax returns are calculated using the highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor’s tax situation and may differ from those shown, and after-tax returns shown are not relevant to investors who hold their Fund shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts. The Fund’s performance presented in the table reflects the effects of the maximum applicable sales charge and the Fund’s operating expenses. No comparable reductions have been made in the performance presented for the Index.

Average Annual Total Returns (For the Periods Ended December 31, 2008)
	One Year	Five Years	Since Inception (12/10/03)
Class A:
Return Before Taxes	-41.01%	-6.29%	-5.59%
Return After Taxes on Distributions	-42.14%	-6.84%	-6.13%
Return After Taxes on Distributions and Sale	-34.90%	-5.16%	-4.58%
S&P 500 Index (reflects no deduction for fees, expenses or taxes)*	-37.00%	-2.19%	0.01%

Class B:
Return Before Taxes	-40.84%	-6.25%	-5.43%
S&P 500 Index (reflects no deduction for fees, expenses or taxes)*	-37.00%	-2.19%	0.01%

Class C:
Return Before Taxes	-38.74%	-5.98%	-5.28%
S&P 500 Index (reflects no deduction for fees, expenses or taxes)*	-37.00%	-2.19%	0.01%
	One Year		Since Inception (04/21/06)
Class R:
Return Before Taxes	-37.98%		-15.37%
S&P 500 Index (reflects no deduction for fees, expenses or taxes)*	-37.00%		-9.65%

———————

*

The S&P 500 Index is an unmanaged index of 500 U.S. stocks chosen for market size, liquidity and industry group representation and is a widely used benchmark for U.S. equity performance.

Fees and Expenses

You should bear in mind that you, as a shareholder, generally pay certain fees when you buy, sell or exchange shares of a mutual fund (shareholder transaction expenses), and you also pay the operating costs of the fund (annual fund operating expenses). When you purchase or exchange shares of a mutual fund, shareholder transaction expenses reduce the amount of your payment that is invested in shares of the fund. When you redeem shares of a mutual fund, shareholder transaction expenses reduce the amount of the sale proceeds that the fund returns to you. Annual fund operating expenses, on the other hand, are expenses that a mutual fund pays to conduct its business, including investment advisory fees and the costs of maintaining shareholder accounts, administering the fund, providing shareholder services, and other activities of the mutual fund. Annual fund operating expenses are deducted directly from a mutual fund’s assets, and therefore reduce the total return that you receive on your investment. Because the Strategic Allocation Fund is a “fund of funds,” there are two layers of fees and expenses associated with investment in the Fund: (1) the fees and expenses associated with the Fund itself, and (2) the fees and expenses associated with the Fund’s investment in the Underlying Funds. The numbers in the table below show both layers of fees and expenses.

The following table describes the fees and expenses that you may pay if you buy, hold, sell or exchange shares of the Fund.

	Class A Shares	Class B(7) Shares	Class C Shares	Class R Shares
Shareholder Fees (fees paid directly from your investment)
Maximum Sales Charge (Load) Imposed on Purchases (as a percentage of offering price)(2)	5.25%	None	None	None
Maximum Sales Charge (Load) Imposed on Reinvested Dividends	None	None	None	None
Maximum Deferred Sales Charge (Load) (as a percentage of net asset value)	None(3)	5.00%(4)	1.00%(4)	None
Redemption Fees ($12.00 charge for each wire redemption)	None	None	None	None
Exchange Fee	None	None	None	None

	Class A Shares	Class B Shares	Class C Shares	Class R Shares
Annual Fund Operating Expenses (expenses that are deducted from Fund assets)
Management Fees	0.10%	0.10%	0.10%	0.10%
Distribution and Service (12b-1) Fees	0.25%	1.00%	1.00%	0.75%
Other Expenses	0.60%	0.60%	0.60%	0.60%
Acquired Fund Fees (Underlying Fund Fees and Expenses)	0.95%	0.95%	0.95%	0.95%
Total Annual Fund Operating Expenses(5)	1.90%	2.65%	2.65%	2.40%
Less Fee Waivers and/or Expense Reimbursements(5)	(1.10)%	(1.10)%	(1.10)%	(1.10)%
Net Annual Operating Expenses(6)	0.80%	1.55%	1.55%	1.30%

Example

The following example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. It assumes that:

•

You invest $10,000 for the periods shown and then redeem (or sell) all of your shares at the end of those time periods;

•

Your investment has a 5% return each year; and

•

The Fund’s operating expenses remain the same.

These figures include the indirect expenses incurred by the Fund in investing in the Underlying Funds.

Although your actual costs may be higher or lower, based on these assumptions your costs would be:

	One Year	Three Years	Five Years	Ten Years
If you sell your shares at the end of the period:
Class A Shares	$602	$989	$1,401	$2,546
Class B Shares	$658	$1,019	$1,407	$2,719*
Class C Shares	$258	$719	$1,307	$2,902
Class R Shares	$132	$643	$1,181	$2,652
If you do not sell your shares:
Class B Shares	$158	$719	$1,307	$2,719*
Class C Shares	$158	$719	$1,307	$2,902

———————

(1)

The Strategic Allocation Fund is no longer selling shares to new investors or existing stockholders, except for reinvestments of dividends and capital gains distributions.

(2)

You may qualify for a lower front-end sales charge on your purchases of Class A shares. See “Purchasing Shares” and “Shareholder Services.”

(3)

Investments of $1,000,000 or more that are purchased without a front-end sales charge and that are redeemed within 24 months after purchase are subject to a contingent deferred sales charge of no more than 0.75% of the net asset value of the redeemed shares at the time of redemption or, if less, the net asset value of those shares at the time of purchase.

(4)

For Class B shares, the contingent deferred sales charge is reduced for each year that you hold the shares and is eliminated after six years. For Class C shares, the contingent deferred sales charge is eliminated after 18 months. See “Purchasing Shares.”

(5)

The Annual Fund Operating Expenses do not correlate to the Ratio of Expenses to Average Net Assets provided in the “Financial Highlights” because the calculation for the Ratio of Expenses to Average Net Assets does not include Underlying Fund Fees and Expenses.

(6)

The Advisor contractually has committed to waive fees and/or reimburse expenses from March 1, 2009 through February 28, 2010, so that annual fund operating expenses for the Fund, prior to the addition of the Underlying Fund Fees and Expenses, will not exceed 0.80% of average annual net assets for Class A shares, 1.55% for Class B and Class C shares and 1.30% for Class R shares.

(7)

As of September 22, 2008 the Funds ceased offering Class B Shares for sale to new investors. Current holders of Class B Shares are permitted to continue to make purchases of additional Class B Shares, including purchases through automatic investment plans, and are also permitted to continue reinvesting dividends and capital gains distributions in additional Class B Shares. The Funds have no present intention to open Class B Shares to new investors at any time in the future.

*

Reflects conversion of Class B shares to Class A shares after eight years, lowering your annual expenses from that time on.

If you wish to review historical financial information about the Fund, please refer to the section of this Prospectus captioned “Financial Highlights.”

S&P 100 INDEX FUND

Investment Objective

 The S&P 100 Index Fund seeks a total return from dividends and capital gains that, before deducting the Fund’s operating expenses, replicates the total return of the S&P 100 Index. The S&P 100 Index consists of 100 common stocks for which options trade on the U.S. stock exchanges. The corporations whose stocks are included in the S&P 100 Index are some of the largest U.S. companies based on market capitalization. These companies span a broad spectrum of industries.

Investment Strategy and Program

 The Fund seeks to achieve its objective primarily by investing in all 100 common stocks included in the S&P 100 Index, in approximately the same proportion as they are held in the Index. When the Advisor receives notification of a change in the composition of the Index, the Advisor makes a corresponding change in the composition of the Fund. Under normal market conditions, the Fund will invest at least 90% of its net assets in the stocks that comprise the S&P 100 Index.

From time to time, the Fund may hold uncommitted cash, which may be invested in cash equivalents or certain short-term, fixed-income securities. These investments will not perform the same as the S&P 100 Index. In order to achieve performance that more closely replicates the performance of the S&P 100 Index, the Fund may invest in any one or a combination of the following: (a) the sale or purchase of covered calls or covered puts on the S&P 100 Index or individual stocks in the S&P 100 Index; (b) put or call options on the S&P 500 Index; or (c) subject to regulatory limitations, exchange traded funds that are based on the S&P 100 or S&P 500 Indexes or in options on such exchange traded funds. However, in the aggregate, the Fund’s investment in cash, cash equivalents, short-term, fixed-income securities and the securities specified above will not exceed 10% of the Fund’s net assets.

When necessary, the Fund may hold uncommitted cash, which may be invested in short-term, money market instruments. However, in the aggregate, with the specified securities discussed above, such uncommitted cash will not exceed 10% of the Fund’s net assets.

Although the assets of the Fund may not exactly match the composition of the S&P 100 Index, the Fund’s total return (before deducting its expenses) is expected to be highly correlated to that of the Index, with the variation in performance being less than 5% on an annual basis. In other words, the Fund’s annual total return before expenses is expected to be within 95% to 105% of the annual return of the S&P 100 Index. As part of managing the Fund on a daily basis, the Advisor will evaluate the likelihood that the Fund’s future performance will be within acceptable ranges of variation as measured by appropriate statistical methods. If the Advisor determines that the risk of potential future variation is unacceptable, the Advisor will take prompt corrective action.

The Fund from time to time will rebalance its portfolio to correspond with any changes that have been made to the Index. Under its arrangements with Standard and Poor's Corporation, the Fund receives notice of changes that occur in the composition of the Index, generally in advance of when those changes occur. In response to such changes, the Advisor promptly rebalances the Fund's securities portfolio to conform to the changed composition of the Index.

Investment Risks

Market and Objective Risks. The Fund is subject to market risk, which is the risk that the stocks held by the Fund will rise and fall in response to changes in the stock markets generally. The objective risk is that large capitalization stocks included in the S&P 100 Index may trail returns from the overall stock market for short or extended periods.

Imperfect Correlation. Although the Advisor seeks to replicate the performance of the S&P 100 Index, the Fund’s performance will not precisely track the S&P 100 Index in all market conditions. The Fund’s investments in options as well as other securities not in the Index, although limited, may not perform the same as the Index and may adversely affect the Fund’s return relative to the Index. In addition, unlike the Index, the Fund incurs transaction costs (e.g., brokerage commissions, etc.) and other fees and operating expenses. Because the S&P 100 Index itself does not incur these fees and expenses, it is not likely that the Fund’s performance will match the Index.

Options Strategies. Investments in options involve the risk that the Advisor will incorrectly identify pricing anomalies on options or their underlying stocks or the Index. If the Advisor’s judgment proves incorrect, the Fund’s performance will decline relative to the Index. In addition, losses associated with option investments can be substantial. This partly is because a relatively small price movement in an option could result in an immediate and substantial loss or gain for the Fund. Also, there is a possibility that active trading may decline or cease all together in the secondary market for options held by the Fund. The Fund consequently might be unable to close out a position prior to its maturity date. Also, the Fund’s options strategies may expose it to the correlation risks discussed above.

Change in Investment Objective. The investment objective of the Fund is non-fundamental. Thus, the Fund is subject to the risk that its investment objective may be changed by North Track’s Board of Directors, without shareholder approval, upon at least 60 days’ advance written notice to shareholders.

Performance Information

The information in the bar chart and table below provides you with some indication of the risks of investing in the Fund by showing changes in the Fund’s performance from year to year and how the Fund’s average annual total returns compare with a broad measure of market performance. You should bear in mind that past performance is not an indication of future results.

The bar chart demonstrates the variability of the annual total returns on the Fund’s Class A shares for the past 10 calendar years. Front-end sales loads that you pay when you purchase Class A shares of the Fund are not reflected in the bar chart. If those sales loads were reflected, the returns shown in the bar chart would be lower. Also, the Advisor reimbursed expenses and/or waived fees that the Fund otherwise would have paid for certain of the years presented. If the Advisor had not taken those actions, the returns for the relevant years would have been lower.

Year-by-Year Total Returns

The Fund’s year-to-date return for the ten months ended October 31, 2008 was -31.25%.

Highest Quarterly Return:	Lowest Quarterly Return:
18.53%, 4th Quarter 1999	-20.42%, 4th Quarter 2008

The following table compares the average annual total returns on Class A, Class B, Class C and Class R shares of the Fund with those of a broad measure of market performance over the periods indicated. The average annual total return information for Class R shares is limited because Class R shares did not commence operations until September 2005. Class R shares may be purchased through certain retirement plans without a front-end or contingent deferred sales charge. Class R shares have higher operating expenses than Class A shares and lower operating expenses than Class B or Class C shares.

The table also shows the average annual total returns after taxes on distributions and after taxes on distributions and redemption of shares of the Fund. After-tax returns are shown for Class A shares only, and after-tax returns for Class B, Class C and Class R shares will vary. After-tax returns are calculated using the highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor’s tax situation and may differ from those shown, and after-tax returns shown are not relevant to investors who hold their Fund shares through tax-deferred arrangements such as 401(k) plans or individual retirement accounts. The Fund’s performance presented in the table reflects the effects of the maximum applicable sales charge and the Fund’s operating expenses. No comparable reductions have been made in the performance presented for the Index.

	Average Annual Total Returns (For the Periods Ended December 31, 2008)
	One Year	Five Years	Ten Years	Since Inception (12/20/85)
Class A:
Return Before Taxes	-39.34%	-4.64%	-3.03%	7.45%
Return After Taxes on Distributions	-39.59%	-4.93%	-3.28%	6.41%
Return After Taxes on Distributions and Sale of Fund Shares	-33.44%	-3.81%	-2.50%	6.14%
S&P 100 Index (reflects no deduction for fees, expenses or taxes)*	-35.31%	-2.62%	-1.53%	6.42%
	One Year	Five Years	Ten Years	Since Inception (07/27/98)
Class B:
Return Before Taxes	-39.57%	-4.69%	-3.23%	-2.43%
S&P 100 Index (reflects no deduction for fees, expenses or taxes)*	-35.31%	-2.62%	-1.53%	-0.54%
	One Year	Five Years		Since Inception (05/08/00)
Class C:
Return Before Taxes	-37.06%	-4.32%		-6.31%
S&P 100 Index (reflects no deduction for fees, expenses or taxes)*	-35.31%	-2.62%		-4.56%
	One Year			Since Inception (09/27/05)
Class R:
Return Before Taxes	-36.27%			-6.92%
S&P 100 Index (reflects no deduction for fees, expenses or taxes)*	-35.31%			-5.73%

———————

*

The S&P 100 Index is a broad-based stock index comprised of 100 common stocks for which options trade on the U.S. stock exchanges. It is a subset of the S&P 500 Index. Over the long term, the S&P 100 Index historically has closely tracked the S&P 500 Index, which is designed to be representative of the stock market as a whole.

Fees and Expenses

You should bear in mind that you, as a shareholder, generally pay certain fees when you buy, sell or exchange shares of a mutual fund (shareholder transaction expenses), and you also pay the operating costs of the fund (annual fund operating expenses). When you purchase or exchange shares of a mutual fund, shareholder transaction expenses reduce the amount of your payment that is invested in shares of the fund. When you redeem shares of a mutual fund, shareholder transaction expenses reduce the amount of the sale proceeds that the fund returns to you. Annual fund operating expenses, on the other hand, are expenses that a mutual fund pays to conduct its business, including investment advisory fees and the costs of maintaining shareholder accounts, administering the fund, providing shareholder services, and other activities of the mutual fund. Annual fund operating expenses are deducted directly from a mutual fund’s assets, and therefore reduce the total return that you receive on your investment.

The following table describes the fees and expenses that you may pay if you buy, hold, sell or exchange shares of the Fund.

	Class A Shares	Class B(4) Shares	Class C Shares	Class R Shares
Shareholder Fees (fees paid directly from your investment)
Maximum Sales Charge (Load) Imposed on Purchases (as a percentage of offering price)(1)	5.25%	None	None	None
Maximum Sales Charge (Load) Imposed on Reinvested Dividends	None	None	None	None
Maximum Deferred Sales Charge (Load) (as a percentage of net asset value)	None(2)	5.00%(3)	1.00%(3)	None
Redemption Fees ($12.00 charge for each wire redemption)	None	None	None	None
Exchange Fee	None	None	None	None

	Class A Shares	Class B Shares	Class C Shares	Class R Shares
Annual Fund Operating Expenses (expenses that are deducted from Fund assets)
Management Fees	0.44%	0.44%	0.44%	0.44%
Distribution and Service (12b-1) Fees	0.25%	1.00%	1.00%	0.75%
Other Expenses	0.54%	0.52%	0.54%	0.55%
Total Annual Fund Operating Expenses	1.23%	1.96%	1.98%	1.74%

Example

The following example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. It assumes that:

•

You invest $10,000 for the periods shown and then redeem (or sell) all of your shares at the end of those time periods;

•

Your investment has a 5% return each year; and

•

The Fund’s operating expenses remain the same.

Although your actual costs may be higher or lower, based on these assumptions your costs would be:

	One Year	Three Years	Five Years	Ten Years
If you sell your shares at the end of the period:
Class A Shares	$644	$895	$1,165	$1,935
Class B Shares	$699	$915	$1,157	$2,096 *
Class C Shares	$301	$621	$1,068	$2,306
Class R Shares	$177	$548	$944	$2,052
If you do not sell your shares:
Class B Shares	$199	$615	$1,057	$2,096*
Class C Shares	$201	$621	$1,068	$2,306

———————

(1)

You may qualify for a lower front-end sales charge on your purchases of Class A shares. See “Purchasing Shares” and “Shareholder Services.”

(2)

Investments of $1,000,000 or more that are purchased without a front-end sales charge and that are redeemed within 24 months after purchase are subject to a contingent deferred sales charge of no more than 0.75% of the net asset value of the redeemed shares at the time of redemption or, if less, the net asset value of those shares at the time of purchase.

(3)

For Class B shares, the contingent deferred sales charge is reduced for each year that you hold the shares and is eliminated after six years. For Class C shares, the contingent deferred sales charge is eliminated after 18 months. See “Purchasing Shares.”

(4)

As of September 22, 2008 the Funds ceased offering Class B Shares for sale to new investors. Current holders of Class B Shares are permitted to continue to make purchases of additional Class B Shares, including purchases through automatic investment plans, and are also permitted to continue reinvesting dividends and capital gains distributions in additional Class B Shares. The Funds have no present intention to open Class B Shares to new investors at any time in the future.

*

Reflects conversion of Class B shares to Class A shares after eight years, lowering your annual expenses from that time on.

If you wish to review historical financial information about the Fund, please refer to the section of this Prospectus captioned “Financial Highlights.”

WISCONSIN TAX-EXEMPT FUND

Investment Objectives

The Wisconsin Tax-Exempt Fund seeks to provide investors with a high level of current income that is exempt from federal income tax and Wisconsin personal income tax.

Investment Strategy and Program

The Fund attempts to achieve its objective by investing primarily in municipal bonds and other debt securities that pay interest, which are exempt from federal income tax and Wisconsin personal income tax. Under normal market conditions, the Fund invests primarily in municipal bonds issued by the State of Wisconsin, its municipalities, other political subdivisions and public authorities of Wisconsin and similar obligations of other agencies and entities (including territories and possessions of the United States and their political subdivisions and public authorities, and sovereign nations located within the territorial boundaries of the United States).

As a matter of fundamental policy, the Fund invests its assets so that at least 80% of the income earned on those investments will be exempt from federal and Wisconsin personal income taxes and also is exempt from federal and applicable state alternative minimum taxes. The Fund generally strives to invest all of its assets in this fashion.

Tax-Exempt Obligations

We use the term “Tax-Exempt Obligations” to refer to debt obligations issued by or on behalf of a state or territory or its agencies, instrumentalities, municipalities and political subdivisions and sovereign nations within the territorial boundaries of the United States. These entities issue (sell) Tax-Exempt Obligations primarily to finance various public purposes, such as constructing public facilities and making loans to public institutions. Tax-Exempt Obligations may be either general obligation bonds or revenue bonds. General obligation bonds normally are secured by the full faith and credit of an agency with taxing power. The taxing authority makes interest and principal payments on these bonds from its general unrestricted revenues. The issuer of a revenue bond, on the other hand, makes interest and principal payments from revenues generated from a particular source or facility, such as a tax on particular property or revenues generated from a municipal water or sewer utility or an airport. An issuer may also sometimes issue short-term notes in anticipation of its sale of bonds, collection of taxes or receipt of other revenue (anticipation notes).

Only limited categories of Tax-Exempt Obligations are exempt from Wisconsin personal income taxes. These include:

•

Higher-education bonds issued by the State of Wisconsin

•

Public-housing bonds issued by Wisconsin municipal housing authorities

•

Development/Redevelopment bonds issued by Wisconsin municipal development authorities

•

Certain bonds issued by the Wisconsin Housing and Economic Development Authority

•

Wisconsin Housing Finance Authority Bonds

•

Certain general obligation bonds issued by the District of Columbia, Puerto Rico, the U.S. Virgin Islands and Guam

•

Certain public housing agency bonds issued by agencies located outside of Wisconsin

Because of these limited categories of double-tax-exempt bonds, the Fund may not always be able to invest its assets in Tax-Exempt Obligations issued in Wisconsin. When the Advisor is unable to find a sufficient supply of qualifying Tax-Exempt Obligations issued in Wisconsin, the Advisor may invest more than 25% of the Fund’s assets in securities of Puerto Rico, Guam or the U.S. Virgin Islands and their municipalities and other political subdivisions and public authorities. The income from such securities is exempt from federal and Wisconsin personal income taxes. Under certain circumstances, Tax-Exempt Obligations held in the Fund may be subject to the alternative minimum tax.

Credit Quality of Tax-Exempt Obligations

The Fund invests primarily in Tax-Exempt Obligations that are rated investment grade at the time of purchase (i.e., rated “Baa” or higher by Moody’s or “BBB-” or higher by S&P). The Fund also may invest in unrated Tax-Exempt Obligations that the Advisor determines, at the time of purchase, are of comparable quality to investment-grade securities.

The Fund may invest up to 20% of its assets in Tax-Exempt Obligations that are rated below investment grade, provided that the Fund may not invest in bonds rated below “B” by Moody’s or Standard & Poor’s or, if unrated, that the Advisor determines to be of comparable quality. These below-investment-grade bonds (sometimes referred to as junk bonds) carry a higher risk of nonpayment and tend to fluctuate more in market price than is the case for higher-rated bonds.

It is possible that, after the Fund purchases a Tax-Exempt Obligation which meets its credit quality standards, Moody’s or Standard & Poor’s may downgrade the bond, or the Advisor may reassess its view of the issuer’s credit quality. The Advisor will consider such an event in determining whether the Fund should continue to hold the bond, but will not automatically dispose of the bond solely because it has been downgraded. However, if such a downgrade causes more than 5% of the Fund’s total assets to be invested in Tax-Exempt Obligations that do not meet the Fund’s minimum credit standards, then the Advisor promptly will sell some of the lower-quality Tax-Exempt Obligations so that less than 5% of the Fund’s total assets are invested in such bonds.

In analyzing rated and unrated Tax-Exempt Obligations, the Advisor obtains and reviews available information on the creditworthiness of the parties obligated to make principal and interest payments (including any parties who guarantee the borrower’s payment obligations). The Advisor also considers various qualitative factors and trends that affect Tax-Exempt Obligations generally. A significant portion of the credit ratings of the Tax-Exempt Obligations held by the Fund are enhanced by insurance.

Investment Risks

The Fund is subject to the following principal risks:

Market and Interest-Rate Risk. The Fund is subject to market risk and interest-rate risk, which is the possibility that the Fund’s Tax-Exempt Obligations will decline in value. Factors that potentially could cause such a decline include: (1) an increase in interest rates; (2) adverse changes in supply and demand for Tax-Exempt Obligations because of market, sector, industry or political factors or because of possible changes in relevant laws; or (3) the unavailability or inaccuracy of key information about a particular Tax-Exempt Obligation, its issuer or the market in which it trades. The market values of longer-maturity bonds tend to vary more with changes in interest rates than do the values of bonds of shorter maturities. Because, under normal market conditions, the Fund’s bonds are of fairly long maturities (averaging between 15 and 25 years on a dollar-weighted basis), the value of the Fund’s shares could be volatile in a changing interest-rate environment.

Credit Risk. The Fund is also subject to credit risk, which is the possibility that the borrower of bond proceeds, or its guarantor, will not be able to make timely principal and interest payments. The creditworthiness of borrowers could deteriorate because of: (1) general economic conditions; (2) adverse developments that affect the industry in which the borrower conducts its business; or (3) adverse developments that affect the borrower’s business uniquely. Such deterioration causes a higher risk of default on interest and principal payments, and likely would cause the Fund’s Tax-Exempt Obligations to decline in value. Although many of the Tax-Exempt Obligations held by the Fund are insured or credit-enhanced, some factors may have an impact on the insurers or agencies associated with the Fund’s holdings and could cause a downgrade in the credit ratings of these bonds and a decline in their value.

Junk Bond Risk. The Fund may invest in bonds rated in the fourth highest rating category (“Baa” by Moody’s or “BBB-” by S&P). Bonds in this category, although rated investment grade, have speculative characteristics.

The Fund may also invest up to 20% of its total assets in Tax-Exempt Obligations rated below investment grade (junk bonds). Below-investment-grade bonds offer higher yields than investment-grade bonds, but also carry greater risk. They are more vulnerable to default than higher-grade bonds, and are more susceptible to adverse business, financial and economic conditions that impair the capacity and willingness of borrowers to make scheduled interest and principal payments. Standard & Poor’s regards these bonds as having the ability, at the time they are rated, to meet scheduled interest and principal payments. Moody’s characterizes the assurance of interest and principal payments on these bonds over any extended period of time as small. The market prices of these bonds tend to fluctuate more in times of economic uncertainty than do the prices of higher-rated bonds. The Fund attempts to minimize its exposure to this risk by limiting its investments in junk bonds to those rated in the fifth and sixth highest categories (“Ba” or “B” by Moody’s or “BB” or “B” by Standard & Poor’s).

Liquidity Risk. Trading opportunities are more limited for fixed-income securities that have not received any credit ratings, have received ratings below investment grade or that are not widely held.

Liquidity risk also refers to the possibility that the Fund may not be able to sell a security or close out a derivative contract when it wants to. If this happens, the Fund will be required to continue to hold the security or keep the position open, and the Fund could incur losses.

Geographic Concentration Risk. The Fund normally will invest significant portions of its assets in several specific geographic areas. Political, legislative, business and economic conditions and developments within Wisconsin and, to a lesser extent, Puerto Rico and Guam (and perhaps the U.S. Virgin Islands) will affect the Fund’s performance, because the Fund’s investments primarily will be made in those geographic territories.

Industry Concentration. The Fund does not seek to concentrate its investments in any particular industry, and generally will not invest more than 25% of its assets in Tax-Exempt Obligations payable from the revenues of any single industry. However, when the Advisor is unable to find a sufficient supply of other appropriate Tax-Exempt Obligations, it may invest more than 25% of the Fund’s assets in bonds payable from the revenues of any of the housing, healthcare or utilities industries. Any economic, business, political and other changes that affect one such revenue bond potentially could affect other revenue bonds in the same industry segment. The resulting industry concentration could increase the Fund’s market risk or credit risk, or both.

Tax Risk. The Fund may invest up to 10% of its total assets in municipal securities that generate interest subject to alternative minimum tax. As a result, taxpayers who are subject to the alternative minimum tax potentially could earn a lower after-tax return.

As discussed above, the Fund may invest more than 25% of its assets in any or all of the housing, healthcare and utilities industries. Like most revenue bonds, the federal and Wisconsin tax-exempt status of these bonds depends upon compliance with certain provisions of the Internal Revenue Code of 1986, as amended (the “Tax Code”), as well as Wisconsin statutes and regulations. If the project or facility being financed, the obligor of the revenue bond, some feature or attribute of the revenue bond itself or some other factor or participant fails to comply with these provisions of the Tax Code or state laws, then interest on the bonds may become taxable (possibly retroactive to the date of issuance). This would reduce the value of the bonds, subjecting shareholders (including the Fund) to unanticipated tax liabilities and possibly force the Fund to sell the bonds at a reduced value.

Changes to the tax laws that eliminate or restrict the availability of tax-exempt treatment on the income earned on municipal securities would have an adverse effect on the Fund. In addition, changes to the tax laws that eliminate or reduce individual income taxes on corporate dividends or that make other investments more attractive could reduce demand for municipal securities and thus the value of the Fund.

Non-Diversification. The Fund is not diversified within the meaning of the 1940 Act. A “diversified” fund is one that, with respect to 75% of its total assets, holds no single stock which accounts for more than 5% of its total assets. Because the Fund may not always be able to find a sufficient number of issues of securities that meet its investment objective and criteria, the Fund may from time to time invest a greater percentage of its assets in the obligations of a limited number of issuers than would be the case for a diversified fund. As a result, developments that affect a particular issuer could have a significant effect on the Fund’s performance, and the Fund could experience significant price volatility.

Performance Information

The information in the bar chart and table below provides you with some indication of the risks of investing in the Fund by showing changes in the Fund’s performance from year to year and how the Fund’s average annual total returns compare with a broad measure of market performance. You should bear in mind that past performance is not an indication of future results.

The bar chart demonstrates the variability of the annual total returns of the Fund’s Class A shares for the past 10 calendar years. The chart does not reflect front-end sales loads that you pay when you buy Class A shares of the Fund. If the chart reflected those sales loads, the returns shown would be lower. Also, the Advisor reimbursed expenses and/or waived fees that the Fund otherwise would have paid for certain of the years presented. If the Advisor had not taken those actions, the returns for the relevant years would have been lower.

Year-by-Year Total Return

The Fund’s year-to-date return for the ten months ended October 31, 2008 was -4.29%.

Highest Quarterly Return:	Lowest Quarterly Return:
4.41%, 3rd Quarter 2002	-3.17%, 3rd Quarter 2008

The following tables compare the average annual returns and yield on Class A, Class B, and Class C shares of the Fund with those of a broad measure of market performance over the periods indicated. The tables also show the average annual total returns after taxes on distributions and after taxes on distributions and redemption of shares of the Fund. After-tax returns are shown for Class A shares only, and after-tax returns for Class B and Class C shares will vary. After-tax returns are calculated using the highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor’s tax situation and may differ from those shown, and after-tax returns shown are not relevant to investors who hold their Fund shares through tax-deferred arrangements such as 401(k) plans or individual retirement accounts. The Fund’s performance presented in the table reflects the effects of the maximum application sales charge and the Fund’s operating expenses. No comparable reductions have been made in the performance presented in the Index.

Average Annual Total Returns (For the Periods Ended December 31, 2008)
	One Year	Five Years	Ten Years
Class A:
Return Before Taxes	-6.55%	1.14%	2.94%
Return After Taxes on Distributions	-6.55%	1.14%	2.94%
Return After Taxes on Distributions and Sale of Fund Shares	-5.04%	1.50%	3.07%
Barclays Capital Municipal Bond Index (reflects no deduction for fees, expenses or taxes)*	-2.47%	2.73%	4.27%
	One Year	Five Years	Since Inception (01/06/03)
Class B:
Return Before Taxes	-8.54%	0.77%	1.51%
Barclays Capital Municipal Bond Index (reflects no deduction for fees, expenses or taxes)*	-2.47%	2.73%	0.02%

Class C:
Return Before Taxes	-4.81%	1.12%	1.65%
Barclays Capital Municipal Bond Index (reflects no deduction for fees, expenses or taxes)*	-2.47%	2.73%	0.02%

———————

*

The Barclays Capital Municipal Bond Index is a broad-based index that includes investment-grade, tax-exempt, and fixed-rate bonds that have long-term maturities (maturities greater than 2 years) and par values of at least $7 million issued as part of a transaction of at least $75 million. Municipal bonds included in the Index have a credit rating of at least “Baa.” Prior to November 1, 2008 this index was published by Lehman Brothers and was known as the Lehman Municipal Bond Index.

Fees and Expenses

You should bear in mind that you, as a shareholder, generally pay certain fees when you buy, sell or exchange shares of a mutual fund (shareholder transaction fees), and you also pay the operating costs of the fund (annual fund operating expenses). When you purchase or exchange shares of a mutual fund, shareholder transaction fees reduce the amount of your payment that is invested in shares of the fund. When you redeem shares of a mutual fund, shareholder transaction fees reduce the amount of the sale proceeds that the fund returns to you. Annual fund operating expenses, on the other hand, are expenses that a mutual fund pays to conduct its business, including investment advisory fees and the costs of maintaining shareholder accounts, administering the fund, providing shareholder services and other activities of the mutual fund. Annual fund operating expenses are deducted directly from a mutual fund’s assets, and therefore reduce the total return that you receive on your investment.

The following table describes the fees and expenses that you may pay if you buy, hold, sell or exchange shares of the Fund.

	Class A Shares	Class B(5) Shares	Class C Shares
Shareholder Fees (fees paid directly from your investment)
Maximum Sales Charge (Load) Imposed on Purchases (as a percentage of offering price)(1)	3.50%	None	None
Maximum Sales Charge (Load) Imposed on Reinvested Dividends	None	None	None
Maximum Deferred Sales Charge (Load) (as a percentage of net asset value)	None(2)	5.00%(3)	1.00%(3)
Redemption Fees ($12.00 for each wire redemption)	None	None	None
Exchange Fee	None	None	None

	Class A Shares	Class B Shares	Class C Shares
Annual Fund Operating Expenses (expenses that are deducted from Fund assets)
Management Fees	0.50%	0.50%	0.50%
Distribution and Service (12b-1) Fees	0.25%	1.00%	1.00%
Other Expenses	0.31%	0.31%	0.31%
Annual Fund Operating Expenses	1.06%	1.81%	1.81%
Less Expense Reimbursements(4)	(0.15)%	(0.15)%	(0.15)%
Net Annual Fund Operating Expenses(4)	0.91%	1.66%	1.66%

Example

The following example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. It assumes that:

•

You invest $10,000 in the Fund for the periods shown and then redeem (or sell) all of your shares at the end of those time periods;

•

Your investment has a 5% return each year; and

•

The Fund’s operating expenses remain the same.

Although your actual returns and costs may be higher or lower, based on these assumptions your costs would be:

	One Year	Three Years	Five Years	Ten Years
If you sell your shares at the end of the period:
Class A Shares	$440	$661	$900	$1,586
Class B Shares	$669	$855	$1,066	$1,917*
Class C Shares	$269	$555	$966	$2,114
If you do not sell your shares:
Class B Shares	$169	$555	$966	$1,917*
Class C Shares	$169	$555	$966	$2,114

———————

(1)

You may qualify for a lower front-end sales charge on your purchases of Class A shares. See “Purchasing Shares” and “Shareholder Services.”

(2)

Investments of $1,000,000 or more that are purchased without a front-end sales charge and that are redeemed within 24 months after purchase are subject to a contingent deferred sales charge of no more than 0.75% of the net asset value of the redeemed shares at the time of redemption or, if less, the net asset value of those shares at the time of purchase.

(3)

For Class B shares, the contingent deferred sales charge is reduced for each year that you hold the shares and is eliminated after six years. For Class C shares, the contingent deferred sales charge is eliminated after 18 months. See “Purchasing Shares.”

(4)

The Advisor contractually has committed, from March 1, 2009 through February 28, 2010, to reimburse certain expenses associated with operating the Fund equal in the aggregate to 0.15% of the average daily net assets of the Fund.

(5)

As of September 22, 2008 the Funds ceased offering Class B Shares for sale to new investors. Current holders of Class B Shares are permitted to continue to make purchases of additional Class B Shares, including purchases through automatic investment plans, and are also permitted to continue reinvesting dividends and capital gains distributions in additional Class B Shares. The Funds have no present intention to open Class B Shares to new investors at any time in the future.

*

Reflects conversion of Class B shares to Class A shares after eight years, lowering your annual expenses from that time on.

If you wish to review historical financial information about the Fund, please refer to the section of this Prospectus captioned “Financial Highlights.”

ADDITIONAL INVESTMENT PRACTICES AND RISKS

Quantitative Research Strategy. The Advisor actively manages the Large Cap Equity and Equity Income Funds. In selecting stocks for these Funds, the Advisor utilizes a unique quantitative research strategy. Under this strategy, potential investments are screened and ranked for certain characteristics. The Advisor then uses a portfolio optimization strategy to produce a portfolio that closely reflects the risk characteristics of the relevant Fund’s benchmark, including similar sector and industry weightings. The objective of these optimization strategies is to provide returns that exceed those of the relevant benchmark without significantly altering the risk profile of the Fund’s portfolio compared to its benchmark.

This quantitative research strategy groups stocks into one of three categories:

•

Bargain stocks. Those stocks with the lowest historical growth in sales revenue and high cash flows.

•

Glamour stocks. Those stocks with high historical growth in sales revenue but low cash flows.

•

Neutral stocks. Those stocks in the relevant universe which are neither bargain nor glamour stocks, and therefore are more risk neutral in a portfolio composition.

In the case of a specific set of “bargain” stocks, the Advisor’s research indicates that investors’ expectations are generally overly pessimistic when compared to the actual performance record. In the case of “glamour” stocks, the Advisor’s research indicates that expectations are generally overly optimistic when compared to the actual performance record.

To capture the effect of investor underreaction to new information, stocks within each category are ranked based on their relative standing with respect to the following momentum variables:

•

Price momentum

•

Changes in analysts’ annual earnings estimates

•

Earnings surprises

•

Earnings Quality

An assignment of expected excess return relative to the benchmark, known as “alpha,” is assigned to each of the stocks in the bargain and glamour categories. Bargain and glamour stocks are ranked and an alpha file is created. Portfolio management software is used to generate an optimal portfolio that creates a balance between risk characteristics of the benchmark and the excess return potential of the alpha file.

The earnings surprises and earnings quality screens are used to eliminate holdings that have the potential to exhibit known uncertainties when the portfolio is constructed and also on a continuing basis.

The portfolio optimization process seeks to construct an investment portfolio from the universe of stocks potentially appropriate for the relevant Fund, which is similar to the benchmark, within a managed risk-tolerance range. This process tilts the portfolio’s weights (relative to the benchmark) toward bargain and away from glamour stocks.

Stock Indexing. Index funds, such as the S&P 100 Index Fund and the NYSE Arca Tech 100 Index Fund are “passively managed,” meaning they try to match, as closely as possible, the performance of a target securities index by holding each security found in the index in roughly the same proportion as represented in the index itself. For example, if 5% of the NYSE Arca Tech 100 Index were made up of the assets of a specific company, the NYSE Arca Tech 100 Index Fund would normally invest 5% of its assets in that company.

The Dow Jones U.S. Health Care 100 Plus and Dow Jones U.S. Financial 100 Plus Funds choose the stocks in which they invest based on the Healthcare 100 Index and the Financial 100 Index, respectively, maintained by Dow Jones. The Dow Jones U.S. Health Care 100 Plus and Dow Jones U.S. Financial 100 Plus Funds are subsets of the stocks included in Dow Jones’ broader U.S. market sector indices, and are designed to be representative of the broader indices. Subject to their overweighting/underweighting and cash-equitization strategies, as well as their limited investments in stocks that are not on the Healthcare 100 Index and the Financial 100 Index, respectively, the Dow Jones U.S. Health Care 100 Plus and Dow Jones U.S. Financial 100 Plus Funds are relatively “passively managed.”

Indexing appeals to many investors for a number of reasons, including its simplicity (indexing is a straightforward marketing-matching strategy); diversification (indices generally cover a wide variety of companies and industries); relative performance predictability (an index fund is expected to move in the same direction - up or down - as its target index); and comparatively low cost (index funds do not have many of the expenses of an actively-managed mutual fund, such as research and company visits). Also, assuming the composition of the relevant index remains fairly stable, index funds may experience lower portfolio turnover rates, which would result in reduced transaction costs (brokerage commissions, etc.) and capital gains. With respect to the NYSE Arca Tech 100 Index Fund, investors should bear in mind that this latter benefit may not hold true. The NYSE Arca Tech 100 Index has experienced rather rapid changeover at times as a result of the volatility of the technology industry generally and of specific companies included in the Index from time to time.

The performance of an index fund generally will trail the performance of the index it attempts to replicate. This is because the mutual fund and its investors incur operating costs and expenses that are not shared by an index. For example, investors may pay sales charges which result in less than all of the price they pay for their mutual fund shares being invested in securities included in the index. With respect to the S&P 100 Index, NYSE Arca Tech 100 Index, Dow Jones U.S. Health Care 100 Plus and Dow Jones U.S. Financial 100 Plus Funds, investors pay a front-end sales charge at the time of purchase for Class A shares, and a contingent deferred sales charge at the time of redemption for Class B shares (if redeemed less than six years after the date of purchase) and Class C shares (if redeemed less than 18 months after the date of purchase). These sales charges reduce the total return on the shareholder’s mutual fund shares, as compared to a direct investment in stocks.

Additionally, when a mutual fund invests the cash proceeds it receives from investors in securities included in the index, the mutual fund must pay brokerage commissions, which further reduce the amount invested. As the composition of the index changes, the mutual fund must make corresponding adjustments in its holdings, which gives rise to additional brokerage commissions. Also, mutual funds incur other operating expenses, including investment management fees, custodial and transfer agent fees, legal and accounting fees and possibly 12b-1 service and distribution fees, all of which reduce the mutual fund’s total return. No such fees affect the total return of the index.

Finally, because of liquidity needs and other constraints under which mutual funds operate, index funds generally cannot invest their assets so that they correlate 100% at all times with the index. Although many index funds attempt to use options and futures strategies to generate returns on these assets that replicate the return on the index, these strategies are imperfect and give rise to additional transaction costs.

For these reasons, investors should expect that the performance of an index mutual fund will lag that of the index it attempts to replicate. In recognition of this disparity, the S&P 100 Index, NYSE Arca Tech 100 Index, Dow Jones U.S. Health Care 100 Plus and Dow Jones U.S. Financial 100 Plus Funds compare their gross returns (returns before deducting the Funds’ operating expenses) to their respective benchmark indices.

Enhancement Strategies. The Dow Jones U.S. Health Care 100 Plus and Dow Jones U.S. Financial 100 Plus Funds engage in overweighting/underweighting strategies and may invest in stocks that are not on the Healthcare 100 or Financial 100 Index, which, if successfully implemented, may enhance their total returns as compared to the indices they seek to track, as well as partially offset some of the fees that otherwise reduce their relative performance. However, the Advisor’s judgment on which stocks to overweight and underweight could prove incorrect, thereby causing greater discrepancies between a Fund’s performance and its relevant index.

NYSE Arca Tech 100 Index. The NYSE Arca Tech 100 Index consists of at least 100 individual securities, which are chosen based on an assessment that the issuer of the security is a company which has, or likely will develop, products, processes, or services that will provide or will benefit significantly from technological advances and improvements. The NYSE Arca Tech 100 Index offers a broad basket of securities spanning the full spectrum of high-tech industry groups. Diversity within the Index ranges from biotechnology firms to semiconductor capital equipment manufacturers and includes a cross-section of U.S. companies that are leaders in numerous different industries, including computer hardware, software, semiconductors, aerospace & defense, health care equipment and biotechnology.

Similar to the Dow Jones Industrial Average, the NYSE Arca Tech 100 Index is price-weighted, meaning the component stocks are given a percentage weighting based on their share price. A price-weighted index holds the same number of shares of each security, thus the price of the security is the influencing factor to the value of the index. Higher-priced securities have a higher weight in the index than lower-priced securities, as the shares of each component are equally held. Although this indexing method allows the NYSE Arca Tech 100 Index to accurately measure a broad representation of technology stocks without being dominated by a few large companies, it may result in smaller- and mid-sized companies representing a more significant portion of the Index than is the case for indices such as the S&P 100 Index, which are weighted by the market value of the companies represented on the index.

“Archipelago®”, “ARCA®”, “ARCAEX®”, “NYSE®”, “NYSE ARCA(SM)” and “NYSE Arca Tech 100(SM)" are trademarks of the NYSE Group, Inc. and Archipelago Holdings, Inc. and have been licensed for use by the North Track Funds, Inc.  The NYSE Arca Tech 100 Index Fund is not sponsored, endorsed, sold or promoted by Archipelago Holdings, Inc. or by NYSE Group, Inc. Neither Archipelago Holdings, Inc. nor NYSE Group, Inc. make any representation or warranty regarding the NYSE Arca Tech 100 Index Fund™ or the ability of the NYSE Arca Tech 100 Index to track general stock market performance.

Archipelago Holdings, Inc. (“Arca”) makes no express or implied warranties, and hereby expressly disclaims all warranties of merchantability or fitness for a particular purpose with respect to the NYSE Arca Tech 100 Index or any data included therein. In no event shall Arca have any liability for any special, punitive, indirect, or consequential damages (including lost profits), even if notified of the possibility of such damages.

Dow Jones U.S. Healthcare 100 Index. The Dow Jones U.S. Healthcare 100 Index consists of a representative subset of 100 stocks from the Dow Jones U.S. Healthcare Sector Index. The Dow Jones U.S. Healthcare Sector Index is composed of the stocks from the healthcare market sector of the Dow Jones U.S. Total Market Index. Dow Jones has designed the index to measure the performance of the healthcare sector, including medical product makers, healthcare providers, biotechnical firms and pharmaceutical companies. Makers of medical products are broken into two sub-groups: manufacturers of medical supplies used by both healthcare providers and the general public, and manufacturers of advanced medical equipment used primarily by healthcare providers. Healthcare providers include operators of hospitals, nursing and convalescent homes, long-term care facilities and in-home health services. Biotechnology firms include companies engaged in genetic research and/or the marketing and development of recombinant DNA products. Pharmaceutical companies make prescription and over-the-counter drugs.

At the end of December 2008, the Dow Jones U.S. Healthcare Sector Index consisted of 100 stocks with a total market capitalization of approximately $1.1 trillion. The Index’s three largest stocks were Johnson & Johnson, Pfizer Inc. and Abbott Laboratories (which comprised 9.91%, 7.85% and 5.52%, respectively, of the total market capitalizations of the stocks included in this Index).

Dow Jones U.S. Financial 100 Index. The Dow Jones U.S. Financial 100 Index is a subset of the stocks included in the Dow Jones U.S. Financial Sector Index. The Dow Jones U.S. Financial Sector Index consists of the stocks included in the Dow Jones U.S. Total Market Index, which is composed of stocks in the financial services market sector. The component companies include banking, insurance, real estate and specialty finance companies as well as other financial services firms. The banking group includes all regional and major U.S. banks. Insurance companies are those involved in any facet of the insurance industry, including full-line insurance, life insurance and property and casualty providers. The real estate group includes those companies that invest directly or indirectly in real estate, either through development, management or outright ownership. Savings associations, securities brokerage firms and diversified financial firms are all included in the specialty finance group.

At the end of December 2008, the Dow Jones U.S. Financial Sector Index consisted of 104 stocks. Its three largest stocks were JPMorgan Chase & Co., Wells Fargo & Co. and Bank of America Corporation (which comprised 10.03%, 9.58% and 6.25%, respectively, of the total market capitalizations of the stocks included in this Index).

Construction of Dow Jones Sector Indices and Sector 100 Indices. Dow Jones reviews the broad-based sector indices annually in January based on closing prices of the stocks at the end of December. After the broad sector indices are adjusted, Dow Jones will review each of the sector 100 indices. To do this, Dow Jones first selects all of the stocks from the appropriate U.S. market sector that are included in the Dow Jones U.S. Total Market Index and ranks them in order of highest to lowest market capitalization (based on the public float). The 80 largest stocks with respect to market capitalization automatically are included in the relevant sector 100 index. Dow Jones then completes the composition of the relevant sector 100 index by retaining stocks with market capitalizations below the top 80 but within the top 120 that were in the sector 100 index during the prior year, until the total number of stocks in the sector 100 index reaches 100. If a new component stock is needed to reach 100 total stocks, Dow Jones selects the stock with the highest market capitalization from the group of stocks with market capitalizations below the top 80 but within the top 120.

Because Dow Jones composes each sector 100 index specifically for the purpose of enabling mutual funds to construct portfolios designed to track that index, Dow Jones manages the composition of each of the sector 100 indices so that they comply with the issuer diversification requirements that mutual funds must meet in order to be taxed as regulated investment companies under the Tax Code. As a result, Dow Jones maintains the sector 100 indices to meet the following requirements:

•

No single stock in a sector 100 index may have a market capitalization which exceeds 10% of the total market capitalization of the relevant sector 100 index;

•

Stocks with market capitalization that make up 4% or more of the total market capitalization of the relevant sector 100 index may not in the aggregate comprise more than 40% of the total market capitalization of the sector 100 index.

Dow Jones reviews and rebalances each sector 100 index monthly, on the third Friday of each month, to assure compliance with these requirements.

License Agreement with Dow Jones. North Track, on behalf of the Dow Jones U.S. Health Care 100 Plus and Dow Jones U.S. Financial 100 Plus Funds, has entered into a license agreement with Dow Jones pursuant to which the Funds are authorized to use trademarks and certain other proprietary rights of Dow Jones associated with the 100 Indices and the broader market sector indices. These license rights permit these Funds to use the 100 Indices as models for the construction of their investment portfolios and to benchmark their returns against the returns of the 100 Indices. The license agreement authorizes the Funds to use Dow Jones’ trademarks and other proprietary rights in their disclosure documents, advertising materials, sales materials, sales literature and similar communications. In addition, the license agreement establishes protocols pursuant to which Dow Jones will communicate changes in the 100 Indices and in the broader market-sector indices to management of the Advisor on a prompt basis, so that the Advisor can determine if and when to make conforming changes in the composition of the investment portfolios of the Funds. Each Fund will pay Dow Jones an initial set-up fee and an annual license fee as consideration for the license rights and related services it receives under the license agreement.

Dow Jones Disclaimer. The Dow Jones U.S. Health Care 100 Plus and Dow Jones U.S. Financial 100 Plus Funds are not sponsored, endorsed, sold or promoted by Dow Jones. Dow Jones makes no representation or warranty, express or implied, to the shareholders of these Funds or any member of the public regarding the advisability of investing in securities generally or in the Dow Jones U.S. Health Care 100 Plus or Dow Jones U.S. Financial 100 Plus Funds particularly. Dow Jones’ only relationship to North Track is the licensing of certain trademarks, trade names and service marks of Dow Jones, of the Dow Jones U.S. Healthcare Sector Index, the Dow Jones U.S. Financial Sector Index, the Healthcare 100 Index and the Financial 100 Index, which indices are determined, composed and calculated by Dow Jones without regard to North Track or any of the Funds. Dow Jones has no obligation to take the needs of North Track or shareholders of any Fund into consideration in determining, composing or calculating any of these Indices. Dow Jones is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the Funds to be issued or in the determination or calculation of the equation by which the Funds are to be converted into cash. Dow Jones has no obligation or liability in connection with the administration, marketing or trading of the Funds.

Dow Jones does not guarantee the accuracy and/or the completeness of the Dow Jones U.S. Healthcare Sector Index, Dow Jones U.S. Financial Sector Index, Dow Jones Healthcare 100 Index, Dow Jones Financial 100 Index or any data included therein and Dow Jones shall have no liability for any errors, omissions or interruptions therein. Dow Jones makes no warranty, express or implied, as to the results to be obtained by North Track, shareholders of the Funds, or any other person or entity from the use of any of these four indices or any data included therein. Dow Jones makes no express or implied warranties, and expressly disclaims all warranties, of merchantability or fitness for a particular purpose or use with respect to Dow Jones U.S. Healthcare Sector Index, Dow Jones U.S. Financial Sector Index, Dow Jones Healthcare 100

Index, Dow Jones Financial 100 Index and any data included therein. Without limiting any of the foregoing, in no event shall Dow Jones have any special or consequential damages or losses, even if notified of the possibility thereof. There are no third-party beneficiaries of any arrangements between Dow Jones and North Track.

S&P 100 Index. The S&P 100 Index was created by the Chicago Board Options Exchange (CBOE) in 1983 with stocks selected from the optionable equities traded on that exchange. The 100 stocks on the Index include many large U.S. corporations. Exxon Mobil Corporation, General Electric Company, The Procter & Gamble Company, AT&T Inc., Chevron Corporation and Microsoft Corporation are five of the largest components of the Index.

The performance of the S&P 100 Index historically has tracked closely the performance of the S&P 500 Index over the long term. The S&P 500 Index is designed to be representative of the stock market as a whole. There have been some significant variances in the correlation between the S&P 100 and S&P 500 Indices over shorter periods, and between the S&P 500 Index and the broad market for large-capitalization common stocks. There can be no assurance that any index will correlate precisely to the stock market as a whole over any specific period of time.

The S&P 100 Index Fund is not sponsored, endorsed, sold or promoted by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”). S&P makes no representation or warranty, implied or expressed, to the shareholders of the Fund, or any member of the public regarding the advisability of investing in index funds generally, or in this Fund in particular, or the ability of the S&P 100 Index to track general stock market performance. S&P’s only relationship to this Fund is the licensing of the S&P trademarks and the S&P 100 Index, which is determined, composed and calculated by S&P without regard to this Fund. “Standard & Poor’s,” “Standard & Poor’s 100,” “S&P,” “S&P 100” and “100” in connection with the S&P 100 are trademarks of The McGraw-Hill Companies, Inc.

Industry Concentrations for Index Funds. A significant portion of the investments of the NYSE Arca Tech 100 Index, Dow Jones U.S. Health Care 100 Plus and Dow Jones U.S. Financial 100 Plus Funds’ investments will consist of issues within the industry groups of their respective sector indices. In addition, more than 25% of the assets of each of NYSE Arca Tech 100 Index, Dow Jones U.S. Health Care 100 Plus and Dow Jones U.S. Financial 100 Plus Funds may be invested in stocks of companies within a single industry during periods when the NYSE Arca Tech 100 Index, Dow Jones U.S. Healthcare 100 Index and Dow Jones U.S. Financial 100 Index (as the case may be) is so concentrated.

Much of the NYSE Arca Tech 100 Index Fund’s investments will consist of technology-based issues, which exposes the Fund to risks associated with economic conditions in that market sector. Due to competition, a less diversified product line, and other factors, companies that develop and/or rely on technology could become increasingly sensitive to downswings in the economy. However, the companies whose common stocks are included in the NYSE Arca Tech 100 Index comprise a fairly broad range of industries. This broad industry representation may soften volatility associated with economic and political developments that disproportionately affect specific industries represented within the Index. Nonetheless, there may be times when one or more industries may be over-represented on the NYSE Arca Tech 100 Index, which will expose the Fund during such periods to risks associated with industry concentration. The types of industries that are over-represented, if any, may vary from time to time. As of December 31, 2008, stocks of companies in the software industry accounted for 19.35% of the NYSE Arca Tech 100 Index.

Similarly, 44.26% of the total market capitalization of stocks in the Healthcare 100 Index consisted of stocks of companies in the pharmaceutical industry as of December 31, 2008, and stocks of companies in the diversified financial services, insurance, capital markets and commercial banks industries made up slightly more than 22.60%, 22.22%, 15.17%, and 22.18%, respectively, of the total market capitalization of the Financial 100 Index. However, the two Dow Jones Funds will structure their investment portfolios to replicate the composition of their respective 100 Indices. Therefore, these two Funds, at times, will have a relatively high percentage of their assets (in excess of 25%) invested in stocks of companies within a single industry. The Dow Jones Funds’ underweighting/overweighting strategies and investments in health care and financial services in stocks that are not on the Healthcare 100 or Financial 100 Index could cause their industry concentrations to be less than or exceed the industry weightings within the respective 100 Indices, but the Advisor will maintain the industry concentrations in the Funds’ portfolios within a range of 10% above or below the relevant 100 Index’s weighting in that industry. See “Industry Concentration “ in the Statement of Additional Information.

Investments in Small-to-Medium-Sized Companies. The investment program and strategies of the Geneva Growth Fund, NYSE Arca Tech 100 Index Fund, Dow Jones U.S. Health Care 100 Plus Fund and Dow Jones U.S. Financial 100 Plus Fund may cause those Funds to invest a greater portion of their assets in small-to-medium-sized companies. These companies may have relatively lower revenues, limited product lines, less management depth and a lower share of the market for their products or services as compared to larger companies. Historically, small and medium-sized-capitalization stocks have experienced more price volatility than large capitalization stocks. Some factors contributing to this greater volatility include: (a) less certain growth prospects of small and medium-sized companies, as compared to larger companies (this loss of certainty may be offset in part by the opportunity for small and medium-sized companies to demonstrate greater percentage growth relative to their size, as compared to larger companies); (b) less liquidity in the trading markets for their stocks, in part because of fewer shares trading in the market and in part because of a low public profile, which reduces the interest level of financial analysts and the investing public; and (c) greater sensitivity to changing economic conditions. For these reasons, the net asset value of the Geneva Growth, NYSE Arca Tech 100 Index, Dow Jones U.S. Health Care 100 Plus and Dow Jones U.S. Financial 100 Plus Funds may increase and decrease substantially more than the stock market in general, as measured by broad-based indices such as the S&P 500 Index.

Options and Futures. The Large Cap Equity, Equity Income, NYSE Arca Tech 100 Index, Dow Jones U.S. Health Care 100 Plus, Dow Jones U.S. Financial 100 Plus and S&P 100 Index Funds may use exchange-traded index futures contracts and options on stock indices for the following purposes: (1) to equitize their cash and other liquid investments so as to more nearly simulate full investment in stocks; (2) to make it easier to trade; (3) to take advantage of a potential investment opportunity that an index futures contract or option may present; and (4) to reduce costs by buying futures instead of actual stocks when futures are cheaper. The Large Cap Equity, Equity Income, Dow Jones U.S. Health Care 100 Plus, Dow Jones U.S. Financial 100 Plus and S&P 100 Index Funds may also use options on individual stocks to enhance their returns.

Index Futures and Options. The Large Cap Equity, Equity Income, NYSE Arca Tech 100 Index, Dow Jones U.S. Health Care 100 Plus Dow Jones U.S. Financial 100 Plus and S&P 100 Index Funds may purchase or write (sell) call options and put options on stock indices. Put and call options for various stock indices are traded on registered securities exchanges. The Large Cap Equity and Equity Income Funds will utilize options and futures on indices that the Advisor determines are appropriate to help achieve the Funds’ investment objective and that otherwise are consistent with its investment program and restrictions. The NYSE Arca Tech 100 Index Fund generally uses options and futures on the S&P 500 Index, the Nasdaq 100 Index and/or the Nasdaq Composite Index, but may use options and futures on the NYSE Arca Tech 100 Index, when and if they become available. The Dow Jones U.S. Health Care 100 Plus and Dow Jones U.S. Financial 100 Plus Funds generally use options and futures contracts on the S&P 100 Index or the S&P 500 Index, but may use other index options if the exchange on which the S&P options are traded is closed, or if the Fund or the Advisor reaches exchange position limits. Additionally, if exchange-traded options and futures become available on the index the Dow Jones U.S. Health Care 100 Plus Fund or the Dow Jones U.S. Financial 100 Plus Fund seeks to trade, those Funds may use those instruments for these purposes. The S&P 100 Index Fund will generally use futures contracts and index options on the S&P 100 Index or the S&P 500 Index, but may use other index options if the exchange on which the S&P options are traded is closed, if there is insufficient liquidity in the options, or if the Fund or the Advisor reaches exchange position limits. These Funds may use options and futures on other indices that become available in the future, if the Advisor determines they are appropriate instruments to help achieve the Fund’s investment objective and otherwise are consistent with its investment program and restrictions.

Put and call options on a securities index are similar to options on an individual stock. The principal difference is that an option on a securities index is settled only in cash. The exercising holder of an index option, instead of receiving a security, receives the difference between the closing price of the securities index and the exercise price of the option times a specified multiple ($100 in the case of the S&P 100 Index).

An index futures contract is a contract to buy or sell units of a particular index at an agreed price on a specified future date. Depending on the change in value of the index between the time a Fund enters into and terminates an index futures transaction, the Fund may realize a gain or a loss.

Stock Options. The Large Cap Equity, Equity Income, Dow Jones U.S. Health Care 100 Plus, Dow Jones U.S. Financial 100 Plus and S&P 100 Index Funds may purchase and write (sell) call options and put options on individual stocks to enhance their returns. The Large Cap Equity and Equity Income Funds may use options to take advantage of any price anomalies of a stock or an option on the stock that the Advisor believes may exist.

The Dow Jones U.S. Health Care 100 Plus and Dow Jones U.S. Financial 100 Plus Funds’ use options in furtherance of their overweighting/underweighting strategies. The Funds will write call options and purchase put options on stocks that the Advisor believes will decline in value or underperform their respective indices, and will purchase call options and write put options on stocks that the Advisor believes will increase in value or outperform their respective indices.

The S&P 100 Index Fund may use options to invest uncommitted cash in a manner that achieves performance that more closely replicates the performance of the S&P Index.

The Large Cap Equity and Equity Income Funds will utilize options on stocks that the Advisor determines are appropriate to help achieve the Funds’ investment objective and otherwise are consistent with its investment program and restrictions. The Dow Jones U.S. Health Care 100 Plus Fund will generally use options on stocks that are on the Healthcare 100 Index and the Dow Jones U.S. Financial 100 Plus Fund will generally use options on stocks that are on the Financial 100 Index. The S&P 100 Index Fund will generally use options on stocks that are on the S&P 100 Index.

A call option gives the purchaser the right to buy, and the writer the obligation to sell, the underlying stock at a stated price if the option is exercised before the expiration date. A put option gives the purchaser the right to sell, and the writer the obligation to buy, the underlying stock at a stated price if the option is exercised before the expiration date.

Risks Associated with Options and Futures. Losses involving index futures contracts and index and stock options can sometimes be substantial, in part because a relatively small price movement in an index or stock option or an index futures contract may result in an immediate and substantial loss or gain for a Fund. The Funds will not use futures and options contracts for speculative purposes or as leveraged investments that magnify the gains or losses on an investment. Rather, each relevant Fund will keep separate cash or cash-equivalent securities in the amount of the obligation underlying the option or the futures contract, as the case may be. The aggregate margin and premium requirements to establish positions in options and futures contracts will not exceed 5% of a Fund’s net assets.

Additional risks associated with the intended use by the Large Cap Equity, Equity Income, NYSE Arca Tech 100 Index, Dow Jones U.S. Health Care 100 Plus, Dow Jones U.S. Financial 100 Plus and S&P 100 Index Funds of index futures contracts and index and stock options include the following:

(1)

An imperfect correlation between movements in prices of options and futures contracts and movements in the value of the stock index or individual stock that the instrument is designed to simulate;

(2)

An imperfect correlation between the price movement in the index underlying the futures contract or in the index or stock underlying the option agreement and the price movement in the index or stock that the relevant Fund seeks to match; and

(3)

The possibility of no liquid secondary market for a futures contract or option and the resulting inability to close a position prior to its maturity date.

A Fund will seek to minimize the risk of imperfect correlation by investing only in those futures contracts and options whose behavior is expected to resemble that of the Fund’s underlying securities. A Fund will also seek to reduce the risk of being unable to close out a futures position by entering into such transactions on registered securities exchanges with an active and liquid secondary market.

Investments in Exchange-Traded Funds. In lieu of, or in addition to, utilizing options and future strategies for the purposes described above, the Large Cap Equity and Equity Income Funds may invest in exchange-traded funds that the Advisor determines are appropriate to help achieve the Funds’ investment objective and otherwise are consistent with its investment program and restrictions. Each of the NYSE Arca Tech 100 Index, Dow Jones U.S. Health Care 100 Plus, Dow Jones U.S. Financial 100 Plus and S&P 100 Index Funds may invest in shares of an exchange-traded fund that is based on the index that the Fund attempts to track, if and when such an exchange-traded fund becomes publicly available, or that tracks closely to the index that the Fund attempts to track. The NYSE Arca Tech 100 Index Fund may also currently invest in exchange-traded funds based on the Nasdaq 100 Index; the Dow Jones U.S. Health Care 100 Plus Fund may invest in exchange-traded funds based on the S&P 500 Index, any Nasdaq index or the Dow Jones U.S. Healthcare Sector Index; the Dow Jones U.S. Financial 100 Plus

Fund may invest in exchange-traded funds based on the S&P 500 Index, any Nasdaq index or the Dow Jones U.S. Financial Sector Index; and the S&P 100 Index Fund may invest in exchange-traded funds based on the S&P 100 Index or the S&P 500 Index.

Exchange-traded funds are similar to traditional mutual funds, except that their shares trade throughout the trading day in the secondary brokerage market, much like stocks of public companies. Exchange-traded funds generally have an objective to track the performance of a particular index or market sector, and as such are relatively passively managed. Exchange-traded funds have their own operating expenses that are deducted from their assets and thus borne by the shareholders of such funds. Accordingly, the Large Cap Equity, Equity Income, NYSE Arca Tech 100 Index, Dow Jones U.S. Health Care 100 Plus, Dow Jones U.S. Financial 100 Plus and S&P 100 Index Funds will bear their share of the operating expenses of any exchange-traded funds in which they invest. As a result, shareholders of these series of North Track will bear two layers of operating expenses to the extent these Funds invest in exchange-traded funds. Each of the Large Cap Equity, Equity Income, NYSE Arca Tech 100 Index, Equity Income, Dow Jones U.S. Health Care 100 Plus, Dow Jones U.S. Financial 100 Plus and S&P 100 Index Funds may also purchase call options or sell put options on the exchange-traded funds in which such Funds may invest.

If an exchange-traded fund with an investment objective to emulate a stock index becomes publicly available, its shares may be bought and sold at prices reflecting changes in the relevant index. However, exchange-traded funds, like other funds, incur transactional and operating expenses that affect their returns, and their share prices, therefore, do not precisely track the index they attempt to emulate. Moreover, because of market speculation, differences in tax treatment and other factors, shares of exchange-traded funds do not always trade at prices corresponding to the fund’s net asset value. This could cause the price of shares of exchange-traded funds to deviate more or less relative to changes in the relevant index, as compared to shares of index mutual funds. In addition, exchange-traded funds are subject to the risks that an active trading market for the exchange-traded fund’s securities may not develop or be maintained, which may result in issues with liquidity for the exchange-traded fund's share and/or trading of an exchange-traded fund’s securities may be halted if the listing exchange’s officials deem such action appropriate, the shares or interests are de-listed from the exchange, or the activation of market-wide “circuit breakers” (which are tied to large decreases in stock prices) halt trading in general. In short, a Fund’s investments in shares of an exchange-traded fund may be no more effective to help the Fund’s performance than are the Fund’s futures and options strategies.

Any Fund’s investments in exchange-traded funds are subject to the restrictions limiting the Fund’s investments in other funds. See “Investment Restrictions” in the Statement of Additional Information.

Tax Management Strategy. From time to time, each of the Large Cap Equity, Equity Income, NYSE Arca Tech 100 Index, Dow Jones U.S. Health Care 100 Plus, Dow Jones U.S. Financial 100 Plus and S&P 100 Index Funds may pursue a tax management strategy for the purpose of recognizing capital losses and offsetting them against current and future capital gains. This strategy may involve trimming or disposing of a few depreciated positions and then reinvesting in those positions after 30 days to avoid wash sale rules. The tax management strategy may also involve purchasing additional securities in a company in which a Fund has a depreciated position, simultaneously selling a futures contract in the stock of that company and then selling that depreciated position more than 30 days later. The strategy could also involve purchasing an out-of-the-money call option on the stock of the company in which a Fund has a depreciated position, shortly thereafter buying additional securities in that company and then selling the depreciated position, and more than 30 days later selling the call option. The sale of the single stock future or purchase of a call option on the stock reduces potential tracking error. During the use of this tax management strategy, the Fund’s holdings will not precisely correspond to those of the relevant index. Each Fund will limit this strategy to less than 3% of its total assets.

Reliance on Third Parties. Like other mutual funds, the Funds rely on third parties to provide various services such as pricing information, transfer agency and custodian services. Errors and omissions by these third-party service providers could affect the Funds and their operations.

ADDITIONAL INVESTMENT PRACTICES AND RISKS FOR THE WISCONSIN TAX-EXEMPT FUND

Debt and Other Fixed-Income Securities. A bond’s yield reflects the fixed annual interest as a percent of its current price. This price (the bond’s market value) must increase or decrease in order to adjust the bond’s yield to current interest rate levels. Therefore, bond prices generally move in the opposite direction of interest rates. As a result, interest rate fluctuations will affect the net asset value of the fixed-income securities held by the Wisconsin Tax-Exempt Fund, but will not affect the income received by the Fund from its existing fixed-income securities. However, changes in prevailing interest rates will affect the yield on shares subsequently issued by the Fund. In addition, such fluctuations would affect the income received on any variable rate demand notes or other variable rate securities held by the Fund.

Movements in interest rates typically have a greater effect on the prices of longer-term bonds than those with shorter maturities. The following table illustrates the effect of a 1% change in interest rates on a $1,000 bond with a 7% coupon.

	Principal Value if Rates:
	Maturity	Increase 1%	Decrease 1%
Intermediate Bond	5 years	$959	$1,043
Long-Term Bond	20 years	$901	$1,116

The Advisor will manage the maturity of debt securities in the Wisconsin Tax-Exempt Fund according to its assessment of the interest rate outlook. During periods of rising interest rates, the Advisor will likely attempt to shorten the average maturity of the Fund to cushion the effect of falling bond prices on the Fund’s share prices. When interest rates are falling and bond prices are increasing, on the other hand, the Advisor will likely seek to lengthen the average maturity. Generally, the Advisor will implement a “laddered structure” in the investment portfolios. Under this structure, the Fund will hold bonds in most, if not all, of the various maturity ranges, but will maintain a dollar-weighted average maturity within a range deemed appropriate by the portfolio manager under then existing market conditions. This strategy softens price volatility that potentially might occur in a particular range of maturity.

Tax-Exempt Obligations. The Tax-Exempt Obligations, in which the Wisconsin Tax-Exempt Fund may invest include primary debt obligations that fund various public purposes such as constructing public facilities and making loans to public institutions. The two principal classifications of Tax-Exempt Obligations are general obligation bonds and revenue bonds. General obligation bonds are generally securities backed by the full faith and credit of an issuer possessing general taxing power and are payable from the issuer’s general unrestricted revenues and not from any particular fund or revenue source. Revenue bonds are payable only from the revenues derived from a particular source or facility, such as a tax on particular property or revenues derived from, for example, a municipal water or sewer utility, multi-family housing project, a sports stadium or an airport. Revenue bonds may be insured or have some credit support from the relevant agency.

Tax-Exempt Obligations that benefit private parties in a manner different than members of the public generally (so-called private activity bonds or industrial development bonds) are in most cases revenue bonds, payable solely from specific revenues of the project to be financed. The credit quality of private activity bonds is usually directly related to the creditworthiness of the user of the facilities (or the creditworthiness of a third-party guarantor or other credit enhancement participant, if any).

The Fund also may purchase floating and variable rate demand notes from municipal issuers. These notes normally have a stated maturity in excess of one year, but permit the holder to demand payment of principal plus accrued interest upon a specified number of days’ notice. Frequently, such obligations are secured by letters of credit or other credit support arrangements provided by banks.

The yields on Tax-Exempt Obligations are dependent on a variety of factors, including general money market conditions, the financial condition of the issuer, general market conditions, the size of a particular offering, the maturity of the obligation and the rating of the issuer. Generally, Tax-Exempt Obligations of longer maturity produce higher current yields than municipal securities with shorter maturities, but are subject to greater price fluctuation due to changes in interest rates, tax laws and other general market factors. Lower-rated Tax-Exempt Obligations generally produce a higher yield than higher-rated Tax-Exempt Obligations due to the perception of greater risk as to the payment of principal and interest. While the Fund may invest in securities of any maturity, the weighted-average maturity of the Fund’s investment portfolio, under normal market conditions, is expected to range between approximately 15 to 25 years.

Geographic Concentrations. The Fund’s practice of concentrating its investments in limited geographic areas exposes it to greater credit risks than a mutual fund that invests in a more geographically diversified portfolio of Tax-Exempt Obligations. The value of the Fund’s Tax-Exempt Obligations is closely tied to local, political and economic conditions and developments within Wisconsin and, to a lesser extent, Puerto Rico, Guam and perhaps the U.S. Virgin Islands. These risks may include possible tax changes, legislative or judicial action, environmental concerns, and differing levels of supply and demand for debt obligations exempt from federal and Wisconsin personal income taxes. The table below demonstrates the geographic concentration of the Fund’s total portfolio at December 31, 2008.

Geographic Territory	Percent of Total Portfolio at December 31, 2008(1)
Wisconsin	75.91%
Puerto Rico	9.44%
Guam	3.10%
Virgin Islands	5.58%

———————

(1)

The remaining 5.97% of the Fund’s assets were invested in Tax-Exempt Obligations of housing agencies in various other states, short-term tax-exempt securities and cash equivalents.

Wisconsin Economy. Wisconsin’s economy, although fairly diverse, is concentrated in the manufacturing, services and trade sectors and is influenced by the vast supply of resources in the State. This diversification has traditionally helped the State’s economy to outperform the national economy. The State’s annual unemployment rate over the last 10 years has been similar to the national average. In recent years, the Wisconsin economy, like the rest of the nation, has slowed considerably, with limited or no growth in employment, personal income, consumer spending or business investment. As is the case with many states, Wisconsin faces challenges in balancing its budget. Future budgets may require additional taxes and a reduction in the amount of revenue the state allocates to local municipalities. A soft economy coupled with the prospect of lower revenue and assistance for municipalities could have an impact on the value of the Tax-Exempt Obligations in the Fund’s portfolio.

For information about the economies of Puerto Rico and Guam, please refer to the section of the Statement of Additional Information captioned “Investment Program - Information About Economies of Puerto Rico and Guam.”

Possible Industry Concentration. The Fund may invest 25% or more of its total assets in revenue bonds (including private activity and industrial development bonds), but may not invest 25% or more of its total assets in revenue bonds payable only from revenues derived from facilities or projects within a single industry. However, the Fund may invest without limitation, in circumstances in which other appropriate available investments are in limited supply, in housing, health care and/or utility obligations. In such circumstances, economic, business, political and other changes affecting one bond might also affect other bonds in the same segment, thereby potentially increasing market or credit risk. Appropriate available investments may be in limited supply, from time to time in the opinion of the Advisor, due to, among other things, the Fund’s investment policy of investing primarily in obligations of Wisconsin (and municipalities, other political subdivisions and public authorities thereof) and of investing primarily in investment grade securities.

The exclusion from gross income for purposes of federal income taxes and Wisconsin personal income taxes for certain housing, health care and utility bonds depends on compliance with relevant provisions of the Tax Code. The failure to comply with these provisions could cause the interest on the bonds to become includable in gross income, possibly retroactively to the date of issuance, thereby reducing the value of the bonds, subjecting shareholders to unanticipated tax liabilities and possibly requiring the Fund to sell the bonds at the reduced value. Furthermore, failure to meet these ongoing requirements may preclude the holder from accelerating payment of the bond or requiring the issuer to redeem the bond. In any event, where the Federal Housing Administration (“FHA”) or another mortgage insurer insures a mortgage that secures housing bonds, the FHA or other issuer may be required to consent before insurance proceeds would become payable to redeem the bonds.

Housing Obligations. The Fund may invest, from time to time, 25% or more of its total assets in obligations of pubic bodies, including state and municipal housing authorities, issued to finance the purchase of single-family mortgage loans or the construction of multifamily housing projects. Housing authority obligations (which are not general obligations of Wisconsin) generally are supported to a large extent by federal housing subsidy programs. The failure of a housing authority to meet the qualifications required for coverage under the federal programs, or any legal or administrative determination that the coverage of such federal program is not available to a housing authority, could result in a decrease or elimination of subsidies available for payment of principal and interest on such housing authority’s obligations. Weaknesses in federal housing subsidy programs and their administration also could result in a decrease of those subsidies.

Repayment of housing loans and home improvement loans in a timely manner depends upon factors affecting the housing market generally, and upon the underwriting and management ability of the individual agencies (i.e., the initial soundness of the loan and the effective use of available remedies should there be a default in loan payments). Economic developments, including fluctuations in interest rates, failure or inability to increase rentals and increasing construction and operating costs, also could adversely affect revenues of housing authorities. Furthermore, adverse economic conditions may result in an increasing rate of default of mortgagors on the underlying mortgage loans. In the case of some housing authorities, inability to obtain additional financing also could reduce revenues available to pay existing obligations.

Single-family mortgage revenue bonds are subject to extraordinary mandatory redemption at par at any time in whole or in part from the proceeds derived from pre-payments of underlying mortgage loans and also from the unused proceeds of the issue within a stated period which may be within a year from the date of issue.

As of December 31, 2008, approximately 8.89% of the Fund’s total portfolio was invested in housing-related obligations.

Health Care Obligations. The Fund may invest, from time to time, 25% or more of its total assets in obligations issued by public bodies, including state and municipal authorities, to finance hospitals and health care facilities or equipment. The ability of a health care entity or hospital to make payments in amounts sufficient to pay maturing principal and interest obligations depends upon, among other things, the revenues, costs and occupancy levels of the facility. Some factors that could affect revenues and expenses of hospitals and health care facilities include, among others, demand for health care services at the particular type of facility, increasing costs of medical technology, utilization practices of physicians, the ability of the facilities to provide the services required by patients, employee strikes and other adverse labor actions, economic developments in the service area, demographic changes, greater longevity and the higher medical expenses of treating the elderly, increased competition from other health care providers and rates that can be charged for the services provided.

Additionally, federal and state programs such as Medicare and Medicaid, as well as private insurers, typically provide a major portion of hospital revenues. The future solvency of the Medicare trust fund is periodically subject to question. Changes in the compensation and reimbursement formulas of these governmental programs or in the rates of insurers may reduce revenues available for the payment of principal of or interest on hospital revenue bonds. Governmental legislation or regulations and other factors, such as the inability to obtain sufficient malpractice insurance, may also adversely affect the revenues or costs of hospitals. Future actions by the federal government with respect to Medicare and by the federal and state governments with respect to Medicaid, reducing the total amount of funds available for either or both of these programs or changing the reimbursement regulations or their interpretation, could adversely affect the amount of reimbursement available to hospital facilities.

A number of additional legislative proposals concerning health care are typically under review by the United States Congress at any given time. These proposals span a wide range of topics, including cost controls, national health insurance, incentives for competition in the provision of health care services, tax incentives and penalties related to health care insurance premiums and promotion of prepaid health care plans. We are unable to predict what legislative reforms may be made in the future in the health care area and what effect, if any, they may have on the health care industry generally or on the creditworthiness of health care issuers of securities held by the Fund.

As of December 31, 2008, approximately 2.45% of the Fund’s total portfolio was invested in health-care-related obligations.

Utility Obligations. The Fund may invest, from time to time, 25% or more of its total assets in obligations issued by public bodies, including state and municipal utility authorities, to finance the operation or expansion of utilities. Various future economic and other conditions may adversely affect utility entities, including inflation, increases in financing requirements, increases in raw materials, construction and other operating costs, changes in the demand for services and the effects of environmental and other governmental regulations.

As of December 31, 2008, approximately 5.24% of the Fund’s total portfolio was invested in utility-related obligations.

Portfolio Holdings

A description of North Track’s policies and procedures with respect to the disclosure of the Funds’ portfolio securities is available in North Track’s Statement of Additional Information and on North Track’s website.

MANAGEMENT

Investment Advisor

Ziegler Capital Management, LLC (“ZCM”) is the primary investment advisor of each of the Funds. B.C. Ziegler and Company, an affiliate of ZCM, (“B.C. Ziegler”) serves as distributor and accounting/pricing agent for each of the Funds. In addition to managing the Funds, ZCM provides investment management services to retail and institutional clients, including retirement plans. As of December 31, 2008, ZCM and its affiliates had approximately $2.8 billion of assets under discretionary management. Both ZCM and B.C. Ziegler are wholly owned subsidiaries of The Ziegler Companies, Inc., a financial services holding company. ZCM’s address is 200 South Wacker Drive, Suite 2000, Chicago, Illinois 60606.

ZCM provides each Fund with overall investment advisory and administrative services. The table below shows the fees that each of the Funds named in the table paid to ZCM for investment advisory services for the fiscal year ended October 31, 2008. The fees are expressed as a percentage of the relevant Fund’s average net assets over that period.

Fund	Fees Paid for Fiscal Year Ended October 31, 2008
Large Cap Equity Fund	0.75%
Equity Income Fund(1)	0.55%(2)
Geneva Growth Fund	0.75%
NYSE Arca Tech 100 Index Fund	0.36%
Dow Jones U.S. Health Care 100 Plus Fund	0.55%(3)
Dow Jones U.S. Financial 100 Plus Fund	0.55%(4)
Strategic Allocation Fund	0.10%(5)
S&P 100 Index Fund	0.46%(6)
Wisconsin Tax-Exempt Fund	0.50%(7)

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(1)

Formerly known as the Dow Jones Equity Income 100 Plus Fund.

(2)

The Advisor waived operating fees of 0.40% for the period shown.

(3)

The Advisor waived operating fees of 0.14% for the period shown.

(4)

The Advisor waived operating fees of 0.15% for the period shown.

(5)

The Advisor voluntarily waived operating fees of 0.21% for the period shown.

(6)

The Advisor voluntarily waived operating fees of 0.08% for the period shown.

(7)

The Advisor voluntarily waived operating fees of 0.11% for the period shown.

A discussion regarding the basis for the North Track Board of Directors approving the investment advisory agreements for the Funds is available in North Track’s Annual Report to Shareholders for the period ended October 31, 2008.

Sub-Advisor

ZCM and North Track have retained Geneva Capital Management Ltd. (“Geneva”) as the sub-advisor for the Geneva Growth Fund. We sometimes refer to ZCM and/or the sub-advisor together as the “Advisors” or individually as an or the “Advisor.”

In its capacity as sub-advisor to the Geneva Growth Fund, Geneva is responsible for managing the Fund’s assets (subject to ZCM’s oversight). Geneva makes investment decisions for the Fund and supervises the acquisition and disposition of the Fund’s investments. For these services, ZCM (and not the Geneva Growth Fund) pays a sub-advisory fee to Geneva out of ZCM’s advisory fee.

In addition to managing the Geneva Growth Fund, Geneva manages numerous customer accounts as an investment advisor. On December 31, 2008, Geneva managed approximately $979 million in assets on a discretionary basis. Geneva’s investment team focuses primarily on mid-cap growth stocks. Its portfolio managers average more than 20 years in the investment business. Geneva’s address is 250 East Wisconsin Avenue, Suite 1050, Milwaukee, Wisconsin 53202.

Portfolio Management

Large Cap Equity Fund, Equity Income Fund, NYSE Arca Tech 100 Index Fund, Dow Jones U.S. Health Care 100 Plus Fund, Dow Jones U.S. Financial 100 Plus Fund and Strategic Allocation Fund. The Funds are managed by a team of investment professionals with equities experience who are employed by ZCM. The team jointly develops and implements investment strategies for the Funds. The team currently consists of Donald J. Nesbitt and Mikhail I. Alkhazov and is currently led by Donald J. Nesbitt.

Donald J. Nesbitt, CFA. Donald J. Nesbitt is ZCM’s Chief Investment Officer and a Managing Director of ZCM's parent company, The Ziegler Companies, Inc. Mr. Nesbitt joined B.C. Ziegler in early 2002 after having spent nearly four years at Qwest Communication’s pension plan in Denver, Colorado, where he managed $6 billion of equities using research-enhanced, quantitative approaches. Prior to joining Qwest, Mr. Nesbitt spent nine years at the Illinois Teachers’ Retirement System where, as Director of Investments, he was responsible for the management of $20 billion across various asset classes. Mr. Nesbitt holds a B.S. in economics from Saint Cloud State University, St. Cloud, Minnesota, and a M.S. in financial analysis from the University of Wisconsin–Milwaukee. He holds a Chartered Financial Analyst (CFA) designation and has been actively involved with the Association for Investment Management and Research (AIMR). Mr. Nesbitt has also instructed investment courses at the University of Illinois–Springfield and has spoken at numerous industry conferences on the topics of enhanced equity management and derivative investment strategies.

Mikhail I. Alkhazov, CFA. Mikhail I. Alkhazov is an Assistant Vice President and Portfolio Manager for ZCM. He joined BCZ as a research analyst in 2000. He currently serves as a Portfolio Manager and Equity Analyst, supporting ZCM’s quantitative investment research process. Mr. Alkhazov graduated magna cum laude from the University of Wisconsin-Milwaukee with undergraduate degrees in Accounting and in Finance. He has also earned his Chartered Financial Analyst (CFA) designation and holds Series 7, 66 and 55 licenses.

Geneva Growth Fund. The Fund is managed by a team of investment professionals who are members of Geneva’s Investment Strategy Group (ISG). ISG members must meet minimum education and experience requirements. The ISG members meets regularly to discuss and select securities for investment. No stock may be bought or sold without ISG team approval. The ISG members that are responsible for the Fund are Amy S. Croen, William A. Priebe, Michelle Picard and William Scott Priebe.

Amy S. Croen, CFA. Amy S. Croen has been a portfolio manager for Geneva Capital Management Ltd. since 1987. Ms. Croen is Director and Co-President of Geneva Capital Management with 28 years of investment experience. Prior to co-founding Geneva Capital Management in 1987, she served as a securities analyst for First Wisconsin Trust Company. Ms. Croen received an M.B.A. from Columbia University and a B.A. from Princeton University. She has also achieved her Chartered Financial Analyst designation.

William A. Priebe, CFA. William A. Priebe has been a portfolio manager for Geneva Capital Management Ltd. since 1987.  Mr. Priebe is Director and Co-President of Geneva Capital Management with 41 years of investment experience. Prior to joining Geneva Capital Management in 1987, he managed assets for First Wisconsin Trust Company. Mr. Priebe received an M.B.A. from the University of Chicago, an M.S. in Finance from Northern Illinois University and a B.A. from Northern Illinois University.  He has also achieved his Chartered Financial Analyst designation.

Michelle J. Picard. Michelle J. Picard has been a portfolio manager for Geneva Capital Management Ltd. since 2005. Ms. Picard is Director and Vice President of Geneva Capital Management with 12 years of investment experience. Ms. Picard joined Geneva Capital Management in 1999 as a Marketing Professional, working closely with the Investment Strategy Group to articulate Geneva’s investment style and develop a marketing strategy. Ms. Picard completed an internal analyst training program prior to taking coverage of several stocks in the portfolio. Before joining Geneva Capital Management, she spent two years at Strong Capital Management as an Investment Sales and Service Representative. Ms. Picard passed CFA Levels I & II and is a Summa Cum Laude graduate of the University of Wisconsin-Milwaukee with a B.A. in both Psychology and Economics. Ms. Picard is a Level III CFA candidate.

William Scott Priebe. William Scott Priebe has been a portfolio manager for Geneva Capital Management Ltd. since 2006. Mr. Priebe is Vice President of Geneva Capital Management with 5 years of investment experience. Mr. Priebe joined Geneva Capital Management in 2004 as an Investment Analyst, working closely with the other members of the Investment Strategy Group. Before joining Geneva Capital Management, Mr. Priebe spent three years at Eli Lilly & Co. as a Senior Financial Analyst for the U.S. affiliate of Elanco Animal Health. Mr. Priebe is a graduate of DePauw University with a B.A. in Economics, and received his Masters in Business Administration from the University of Chicago. Mr. Priebe is a Level II CFA candidate.

S&P 100 Index Fund. The Fund is managed by a team of investment professionals with equities experience who are employed by ZCM. The team jointly develops and implements investment strategies for the Fund. The team currently consists of Donald J. Nesbitt and Mikhail I. Alkhazov and is currently led by Donald J. Nesbitt.

Donald J. Nesbitt, CFA. Donald J. Nesbitt is ZCM’s Chief Investment Officer and a Managing Director of ZCM. Mr. Nesbitt joined B.C. Ziegler in early 2002 after having spent nearly four years at Qwest Communication’s pension plan in Denver, Colorado, where he managed $6 billion of equities using research-enhanced, quantitative approaches. Prior to joining Qwest, Mr. Nesbitt spent nine years at the Illinois Teachers’ Retirement System where, as Director of Investments, he was responsible for the management of $20 billion across various asset classes. Mr. Nesbitt holds a B.S. in economics from Saint Cloud State University, St. Cloud, Minnesota, and a M.S. in financial analysis from the University of Wisconsin–Milwaukee. He holds a Chartered Financial Analyst (CFA) designation and has been actively involved with the Association for Investment Management and Research (AIMR). Mr. Nesbitt has also instructed investment courses at the University of Illinois–Springfield and has spoken at numerous industry conferences on the topics of enhanced equity management and derivative investment strategies.

Mikhail I. Alkhazov, CFA. Mikhail I. Alkhazov is an Assistant Vice President and Portfolio Manager for ZCM. He joined BCZ as a research analyst in 2000. He currently serves as a Portfolio Manager and Equity Analyst, supporting ZCM’s quantitative investment research process. Mr. Alkhazov graduated magna cum laude from the University of Wisconsin-Milwaukee with undergraduate degrees in Accounting and in Finance. He has also earned his Chartered Financial Analyst (CFA) designation and holds Series 7, 66 and 55 licenses.

Wisconsin Tax-Exempt Fund. The Fund is managed by a team of investment professionals with fixed income experience who are employed by ZCM. The team jointly develops and implements investment strategies for the Fund. The Wisconsin Tax-Exempt Fund is currently managed by Richard D. Scargill and Michael S. Sanders.

Richard D. Scargill. Richard D. Scargill is a Senior Vice President and a Portfolio Manager for ZCM. Mr. Scargill joined B.C. Ziegler in 2002, after spending twelve years at Zurich Scudder Investments, Inc., where he co-managed over $5 billion in mutual fund and institutional taxable fixed-income assets. Mr. Scargill is currently an institutional portfolio manager for the Fund. He is also a member of the Fixed-Income Committee. Mr. Scargill received his B.S. in finance from the University of South Florida and his M.B.A from Marist College. He is a member of the Milwaukee Investment Analysts Society and the Association for Investment Management and Research. He also holds Series 6, Series 63 and Series 65 licenses.

Michael S. Sanders. Michael S. Sanders joined Ziegler Capital Management, LLC as a Research Analyst in June 2004. In May 2007, Mr. Sanders was promoted to Assistant Portfolio Manager and held that position until December 2008 when he was promoted to Vice President, Portfolio Manager. Mr. Sanders holds a B.B.A. in finance from St. Norbert College, DePere, Wisconsin, where he graduated Cum Laude and he also holds a Masters of Science in financial economics from Marquette University in Milwaukee. Additionally, he has earned the Chartered Financial Analyst (CFA) and Financial Risk Manager (FRM) designations.

Additional Portfolio Manager Information. North Track’s Statement of Additional Information provides additional information about the portfolio managers’ compensation, other accounts managed by the portfolio managers, and the portfolio managers’ ownership of shares in the Funds.

PURCHASING SHARES

General Information

You may buy shares of any of the Funds through B.C. Ziegler and financial intermediaries who have executed selling agreements with B.C. Ziegler authorizing them to sell shares of the Funds (“Selected Dealers”). You also may purchase shares in connection with asset allocation programs, wrap-fee programs and other programs or services offered or administered by broker-dealers, investment advisors, financial institutions and certain other service providers, provided the program meets certain standards established from time to time by B.C. Ziegler.

North Track discontinued issuing certificates for shares of the Funds because certain shareholder services are either cumbersome or unavailable for certificated shares. If you hold previously issued certificates for some or all of your shares, you cannot use certain shareholder services for those shares, including telephone redemptions and exchanges and any systematic withdrawal. Before you can redeem, transfer or exchange shares held in certificate form, you must deliver the share certificate to PNC Global Investment Servicing Inc. (formerly known as PFPC Inc.), North Track's transfer agent (the "Transfer Agent") in negotiable form (with a signature guarantee).

North Track has established a Customer Identification Program as part of its anti-money laundering procedures pursuant to the USA PATRIOT Act. In order to comply with this law, we are required to obtain, verify and record certain identifying information about each person who opens an account. Such information includes your name, permanent street address, date of birth and social security number. Corporate accounts require additional information. We may also ask you to provide other identifying documentation. We reserve the right not to process any purchase or redemption orders until we can verify your identity. North Track has appointed its Chief Compliance Officer (or his or her designee) to oversee compliance with Fund's anti-money laundering and identity-theft prevention policies and procedures.

Information regarding sales charges imposed upon the different classes of shares and other information related to shares of the Funds is available on North Track’s website (http://www.northtrackfunds.com) and/or through North Track’s prospectus, which is available on the website.

Four Classes of Shares

This Prospectus describes four classes of shares: Class A shares, Class B shares, Class C shares, and Class R shares. Sales of Class I shares have been suspended. Each class has its own sales charge and expense structure, allowing you to choose the class that best meets your situation. Not all classes are available in all Funds. Your investment representative can help you choose the class most appropriate for you.

One guideline you should bear in mind is that if you are making a large investment of $250,000 or more, either in a lump sum or pursuant to a letter of intent, Class A shares likely will best suit your needs. This is true because the front-end sales charge on Class A shares is reduced for larger size purchases. At the same time, Class A shares carry a lower ongoing distribution fee than Class B, Class C or Class R shares. The combination of these two factors likely will mean that purchases of Class A shares in amounts of $250,000 or more will minimize your overall cost, and thus maximize your overall total return, as compared to an investment of the same amount in Class B shares, Class C shares or Class R shares.

The following table shows which classes of shares are available for which Funds, and highlights some of the differences among the four classes.

Class A Shares	Class B Shares	Class C Shares	Class R Shares
Available for all Funds	Available for all Funds except the Large Cap Equity Fund	Available for all Funds	Available for all Funds except the Large Cap Equity Fund and Wisconsin Tax-Exempt Fund
Open to all investors, except certain retirement plans (3)	Closed to new investors (2) (3)	Open to all investors (3)	Open only to certain retirement plans(3)
Maximum front-end sales charge:	No front-end sales charge	No front-end sales charge	No front-end sales charge

5.25% for the Large Cap Equity, Equity Income, Geneva Growth, NYSE Arca Tech 100 Index, Dow Jones U.S. Health Care 100 Plus, Dow Jones U.S. Financial 100 Plus, Strategic Allocation and S&P 100 Index Funds

3.50% for the Wisconsin Tax-Exempt Fund
No contingent deferred sales charge(1)	Maximum 5.00% contingent deferred sales charge (reducing each year you own your shares, and going to zero after six years)	1.00% contingent deferred sales charge (which is eliminated after you own your shares for 18 months)	No contingent deferred sales charge
Lower annual expenses, including the 12b-1 fee (0.25%), than Class B, Class C or Class R shares	Higher annual expenses, including the 12b-1 fee (1.00%), than Class A shares	Higher annual expenses, including the 12b-1 fee (1.00%), than Class A shares	Higher annual expenses, including the 12b-1 fee (0.75%), than Class A shares
	Automatic conversion to Class A shares after eight years, reducing future annual expenses	No conversion to Class A shares, meaning that higher annual expenses continue for as long as you hold your Class C shares	No conversion to Class A shares, meaning that higher annual expenses continue for as long as you hold your Class R shares
No investment limitation	$50,000 maximum investment limitation	No investment limitation	No investment limitation

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(1)

Investments of $1,000,000 or more that are purchased without a front-end sales charge and that are redeemed within 24 months after purchase are subject to a contingent deferred sales charge of no more than 0.75% of the net asset value of the redeemed shares at the time of redemption, or, if less, the net asset value of those share at the time of purchase.

(2)

As of September 22, 2008 the Funds ceased offering Class B Shares for sale to new investors. Current holders of Class B Shares are permitted to continue to make purchases of additional Class B Shares, including purchases through automatic investment plans, and are also permitted to continue reinvesting dividends and capital gains distributions in additional Class B Shares. The Funds have no present intention to open Class B Shares to new investors at any time in the future.

(3)

The Strategic Allocation Fund is no longer selling shares to new investors or existing stockholders, except for reinvestments of dividends and capital gains distributions.

You should consider the size of your investment, the difference in the annual operating expenses among the five classes of shares, and your investment time horizon before deciding which class of shares makes sense for you. Please consult your broker-dealer advisor for assistance in determining the class of shares you should buy.

In general, exchanges of shares among the various mutual funds included in the North Track family can be made only for shares of the same class. For example, Class B shares can be exchanged only for shares of the other Funds that offer Class B shares. Investors should bear in mind that an exchange is treated as a redemption of the shares surrendered in the exchange and a purchase of the shares received in the exchange and thus subject to applicable sales charges. See “Exchanging Shares - Sales Charges Applicable to Exchanges” below.

The Strategic Allocation Fund invests in Class F shares of each of the Underlying Funds, which are available only for investment by that Fund. You may not directly purchase Class F shares of the Underlying Funds. The Class F shares of the Underlying Funds have no front-end or contingent deferred sales charges and no 12b-1 fee.

Minimum Purchase Amounts for Class A, Class B, Class C and Class R Shares

The Funds have established minimum amounts that a person must invest to open an account initially, and to add to the account at later times. These minimum investment amounts help control each Fund’s operating expenses. Each Fund incurs certain fixed costs with the opening and maintaining of every account and the acceptance of every additional investment, regardless of the amount of the investment involved. Accordingly, the acceptance and maintenance of small shareholder accounts and small additional investments increases a Fund’s operating expense ratio, and adversely affects its total return. The table below shows the minimum initial investment amounts currently in effect for Class A, Class C, and Class R Shares of each of the Funds, and the additional investment amounts currently in effect for Class A, Class B, Class C, and Class R Shares of each of the Funds for various types of investors. Class B Shares are closed to new investors.

Type of Investor	Minimum Per Fund Initial Investment Amount	Minimum Per Fund Additional Investment Amount(1)
All investors, except special investors listed below	$1,000	$50
IRAs, self-directed retirement accounts and custodial accounts under the Uniform Gifts/ Transfers to Minors Act (see “Shareholder Services”)	$500	$50
Purchases through Systematic Purchase Plans (see “Shareholder Services - Systematic Purchase Plan”) or through fee-based investment programs (see “Purchasing Shares- Purchases Through Certain Investment Programs”)	$50	$50
Employer Sponsored Retirement Plans- payroll deduction	$25	$25

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(1)

There is no minimum additional investment requirement for purchases of shares of any of the Funds if the purchase is made in connection with (i) an exchange from another mutual fund within the North Track family of funds (see “Redeeming and Exchanging Shares - Exchanging Shares”); or (ii) a reinvestment of distributions received from another mutual fund within the North Track family of funds.

Purchasing Class A Shares

Class A shares are offered to all types of investors except certain retirement plans. Retirement plans where plan-level or omnibus accounts are held on the books of the Funds generally may not purchase Class A shares and must, instead, purchase Class R shares. However, Class A shares may be purchased by the following retirement plans: retirement plans that own Class A shares on March 1, 2005; retirement plans with total plan assets of $2 million or more; and retirement plans that may be designated by North Track from time to time.

Front-End Sales Charge. You may purchase Class A shares of each Fund at net asset value plus any sales charge that applies (the “public offering price”). The maximum front-end sales charge is 5.25% of the public offering price for the Large Cap Equity, Equity Income, Geneva Growth, NYSE Arca Tech 100 Index, Dow Jones U.S. Health Care 100 Plus, Dow Jones U.S. Financial 100 Plus, Strategic Allocation and S&P 100 Index Funds, and 3.50% of the public offering price for the Wisconsin Tax-Exempt Fund. The front-end sales charge is reduced or eliminated on certain purchases, as described below.

The table below shows the front-end sales charges (expressed as a percentage of the public offering price and of the net amount invested) and the reallowance paid to broker-dealer (expressed as a percentage of the public offering price) in effect for sales of Class A shares of each of the Funds. None of the Funds will issue shares for consideration other than cash, except in the case of a bona fide reorganization or statutory merger or in certain other acquisitions of portfolio securities which meet the requirements of applicable state securities laws.

Size of Investment	Public Offering Price	Net Amount Invested	Dealer Reallowance
Large Cap Equity, Equity Income, Geneva Growth, NYSE Arca Tech 100 Index, Dow Jones U.S. Health Care 100 Plus, Dow Jones U.S. Financial 100 Index, Strategic Allocation and S&P 100 Index Funds:
Less than $25,000	5.25%	5.54%	4.50%
$25,000 but less than $50,000	5.00%	5.26%	4.25%
$50,000 but less than $100,000	4.75%	4.98%	4.00%
$100,000 but less than $250,000	3.75%	3.90%	3.00%
$250,000 but less than $500,000	3.00%	3.09%	2.50%
$500,000 but less than $1,000,000	2.00%	2.04%	1.80%
$1,000,000 or more	None*	None*	**
Wisconsin Tax-Exempt Fund:
Less than $25,000	3.50%	3.63%	3.00%
$25,000 but less than $50,000	3.00%	3.09%	2.50%
$50,000 but less than $100,000	2.50%	2.56%	2.00%
$100,000 but less than $250,000	2.00%	2.04%	1.50%
$250,000 but less than $500,000	1.50%	1.52%	1.25%
$500,000 but less than $1,000,000	1.00%	1.01%	0.80%
$1,000,000 or more	None*	None*	**

———————

*

If shares are redeemed within 24 months after they were purchased without a front-end sales charge as part of an investment of $1,000,000 or more, a contingent deferred sales charge may be imposed on the redemption. That charge will not exceed 0.75% of the net asset value of the redeemed shares at the time of redemption or, if less, the net asset value of those shares at the time of purchase.

**

The dealer reallowance for investments of $1,000,000 or more is up to 75 basis points (0.75%). Such dealer reallowances are paid by ZCM or its affiliate, from its own resources, to the selling broker.

Some broker-dealers may pay their registered representatives different rates of compensation for selling certain mutual funds that may provide an incentive to offer some funds rather than others. You should ask your broker-dealer if it maintains any such policies.

B.C. Ziegler may pay additional commissions and concessions to participating dealers and financial institutions acting as agents for their customers in an amount up to the difference between the sales charge and the dealer reallowance with respect to the shares sold. B.C. Ziegler may offer additional compensation in the form of trips, merchandise or sales incentives to selected dealers.

Reduced Front-End Sales Charges. There are several ways to pay a lower sales charge. One way is to increase your initial investment to reach a higher discount level. Another way to pay a lower sales charge is for you to add to your investment so that the amount of your new investment in a Fund, plus the value of the current offering price of the shares of the Fund or another Fund you already own, reaches a higher discount level. This is called a right of accumulation. You can aggregate your holdings of Class A, Class B and Class C shares in all series of North Track that have a sales charge to determine the break-point at which you may purchase shares in a Fund. For example, if you decide to invest $75,000 in a Fund when you already own shares in the Fund and/or other series of North Track having an aggregate value of $50,000, you will pay a front-end sales charge of 3.75% (instead of

4.75%) on your $75,000 investment. That is because the $50,000 value of the shares you own at the time you make the $75,000 investment is added to that investment, resulting in a total of $125,000.

Combining Family and Other Affiliated Accounts. For purposes of determining the applicable front-end sales charge, you may combine your investments with those of your spouse and children under the age of 21 (“immediate family”). You may also aggregate your and your immediate family’s direct accounts with certain other affiliated accounts, such as:

•

Trust, custody or fiduciary accounts established by you or members of your immediate family. However, if the person who established the trust account is deceased, the account may be aggregated with accounts of the primary beneficiary of the trust;

•

Single-participant retirement plans or accounts; and

•

Solely controlled business accounts.

The following accounts will be treated as a single purchaser for purposes of determining the applicable front-end sales charge:

•

Qualified and non-qualified pension, profit-sharing or other employee benefit plans;

•

Tax-exempt organizations enumerated in Section 501(c)(3) or (13) of the Internal Revenue Code;

•

Employee benefit plans qualified under Section 401 of the Internal Revenue Code of a single employer or employers who are “affiliated persons” of each other within the meaning of Section 2(a)(3)(c) of the 1940 Act; and

•

Any other organized group of persons, whether incorporated or not, provided the organization has been in existence for at least six months and has some purpose other than the purchase of mutual fund shares at a discounted sales charge.

You can also reduce the front-end sales charge by signing a non-binding statement of intention to invest $25,000 or more over a 13-month period in any one or combination of the series of North Track which have a sales charge. If you complete your purchases during that period, each purchase will be at a sales charge applicable to the aggregate of your intended purchases. Under terms set forth in your statement of intention, we will escrow shares valued at 5% of the amount of your intended purchase, and we will redeem some or all of those shares to cover the additional sales charge payable if you do not complete your statement. We will release any remaining shares held in escrow to you. You will continue to earn dividends and capital gains distributions declared by a Fund with respect to shares held in escrow.

Members of a qualified group also may purchase Class A shares at a reduced front-end sales charge. We calculate the sales charge for such persons by taking into account the aggregate dollar value of shares of all North Track shares subject to a sales charge being purchased or currently held by all members of the group. Further information on group purchases is contained in “Purchase of Shares” in the Statement of Additional Information.

To receive the benefit of the reduced sales charge, you must inform North Track, B.C. Ziegler or the Selected Dealer that you qualify for such a discount.

You should provide your broker-dealer or other financial intermediary with information and records as to all of your direct and related North Track accounts and those of your spouse and children in order to determine whether you are eligible for a reduced sales charge. This includes information on accounts at the broker-dealer or intermediary through which you are currently purchasing shares of a Fund and at other broker-dealers and intermediaries.

For more information about breakpoints generally, please ask your broker-dealer or other financial intermediary for a copy of FINRA’s investor information regarding mutual fund breakpoint discounts or download the information by visiting FINRA's website at www.finra.org.

Purchases Without a Front-End Sales Charge. Various types of purchasers may buy Class A shares of the Funds at net asset value (that is, without a front-end sales charge), as described below.

$1.0 Million Purchases

You may purchase Class A shares at net asset value if you purchase at least $1.0 million of shares or the value of your account at the time of your purchase is at least $1.0 million, provided you make your purchase through a Selected Dealer who has executed a dealer agreement with B.C. Ziegler. The Distributor or its affiliate may make a payment or payments, out of its own funds, to the Selected Dealer in an amount not to exceed 0.75% of the amount invested. All or a part of such payment may be conditioned on the monies remaining invested with North Track for a minimum period of time. If you purchase any shares without a sales charge pursuant to this program, and you redeem any of those shares within 24 months of your purchase, you may pay a contingent deferred sales charge on the redeemed shares in an amount not to exceed 0.75% of the net asset value of those shares at the time of redemption or, if less, the net asset value of those shares at the time of your original purchase.

Employee Benefit Plans

Any plan qualified under Section 401(k) of the Internal Revenue Code that has total plan assets of $2 million or more or certain other plan administrators or recordkeepers that are selected by North Track may purchase Class A shares at net asset value. If such a plan purchases shares of any of the Funds through a Selected Dealer, the Distributor or its affiliate may make a payment or payments, out of its own funds, to the Selected Dealer in an amount not to exceed 0.75% of the amount invested.

State and Municipal Governments and Charities

Class A shares of the Funds also may be purchased at net asset value without a sales charge by any state, county or city, or any instrumentality, department, authority or agency thereof, and by any nonprofit organization operated for religious, charitable, scientific, literary, educational or other benevolent purpose which is exempt from federal income tax pursuant to Section 501(c)(3) of the Internal Revenue Code; provided that any such purchaser must purchase at least $500,000 of Class A shares, or the value of such purchaser’s account at the time of purchase must be at least $500,000.

Persons Associated with North Track and Its Service Providers

Class A shares may be purchased at net asset value by: Directors and officers of North Track (including shares purchased jointly with or individually by any such person’s spouse and shares purchased by any such person’s children or grandchildren under age 21); employees of ZCM, B.C. Ziegler, Selected Dealers, the Transfer Agent, the Custodian and Geneva, and the trustee or custodian under any pension or profit-sharing plan established for the benefit of the employees of any of the foregoing; and non-employee directors of The Ziegler Companies, Inc. Also, employees of Archipelago Holdings, Inc. and its subsidiaries may purchase Class A shares of the NYSE Arca Tech 100 Index Fund at net asset value, employees of Dow Jones may purchase Class A shares of the Equity Income, Dow Jones U.S. Health Care 100 Plus and Dow Jones U.S. Financial 100 Plus Funds at net asset value, and clients of Geneva may purchase Class A shares of the Geneva Growth Fund at net asset value. The term “employee” includes an employee’s spouse (including the surviving spouse of a deceased employee), parents (including step-parents and in-laws), children, grandchildren under age 21, siblings, and retired employees.

Reinvestments of Distributions From North Track Mutual Funds	Class A shares may be purchased without a sales charge upon the reinvestment of distributions from any series of North Track.
Purchases Through Certain Investment Programs

You may purchase Class A shares without a sales charge through an asset allocation program, wrap fee program or similar program of services administered for you by a broker-dealer, investment advisor, financial institution or other service provider, provided the program meets certain standards established from time to time by B.C. Ziegler. You should read the program materials provided by the service provider, including information related to fees, in conjunction with this Prospectus. Certain features of a Fund may not be available or may be modified in connection with the program of services. When you purchase shares this way, the service provider, rather than you as the service provider’s customer, may be the shareholder of record for the shares. The service provider may charge fees of its own in connection with your participation in the program of services. Certain service providers may receive compensation from North Track and/or B.C. Ziegler for providing such services.

Reinvestment Privilege

If you redeem Class A or Class B shares, you may reinvest all or part of the redemption proceeds in Class A shares of any Fund, without a front-end sales charge, if you send written notice to North Track or the Transfer Agent not more than 90 days after the shares are redeemed. Your redemption proceeds will be reinvested on the basis of net asset value of the shares in effect immediately after receipt of the written request. You may exercise this reinvestment privilege only once upon redemption of your shares.

Former Shareholders of the Heartland Wisconsin Tax Free Fund

Former shareholders of the Heartland Wisconsin Tax Free Fund who received Class A shares of the Wisconsin Tax-Exempt Fund in the transfer of substantially all of the assets of the Heartland Wisconsin Tax Free Fund to the Wisconsin Tax-Exempt Fund in November 2002 may purchase additional Class A shares of the Wisconsin Tax-Exempt Fund at net asset value without a front-end sales charge. Purchases of additional shares are limited to existing shareholders who hold such additional shares in previously existing shareholder accounts.

Purchasing Class B Shares

As of September 22, 2008 the Funds ceased offering Class B shares for sale to new investors. Current holders of Class B shares are permitted to continue to make purchases of additional Class B shares, including purchases through automatic investment plans, and are also permitted to continue reinvesting dividends and capital gains distributions in additional Class B Shares. The Funds have no present intention to open Class B shares to new investors at any time in the future. Current holders of Class B shares may purchase Class B shares, up to the maximum investment limitation described below, of any of the Funds except the Large Cap Equity Fund, at net asset value with no front-end sales charge. However, you pay a contingent deferred sales charge (expressed as a percent of the lesser of the net asset value at the time of redemption or at the time of your original purchase) if you redeem your Class B shares within six years after purchase. No contingent deferred sales charge is imposed on any shares that you acquire through the reinvestment of dividends and capital gains distributions paid by the Fund on your Class B shares. To reduce your cost, when you redeem shares in a Fund, you will redeem either shares that are not subject to a contingent deferred sales charge (i.e., those purchased through the reinvestment of dividends and capital gains), if any, or shares with the lowest contingent deferred sales charge. We will waive the contingent deferred sales charge for redemptions of shares following the death or disability of a shareholder, for mandatory or hardship distributions from retirement plans, IRAs and 403(b) plans, to meet certain retirement plan requirements, or for systematic withdrawal plans not to exceed 10% annually.

Contingent Deferred Sales Charge. The table below shows the contingent deferred sales charge applicable to Class B shares of the Funds based on how long you hold the shares before redeeming them. The percentages reflected in the table are based on the lesser of the net asset value of your Class B shares at the time of purchase or at the time of redemption.

Holding	Contingent Deferred Sales Charge
1 Year or less	5.00%
More than 1 Year, but less than 3 Years	4.00%
3 Years, but less than 4 Years	3.00%
4 Years, but less than 5 Years	2.00%
5 Years, but less than 6 Years	1.00%
6 Years or More(1)	None

———————

(1)

Class B shares convert to Class A shares automatically after eight years.

Selected Dealers who sell Class B shares of a Fund receive a commission from B.C. Ziegler in an amount equal to 4.00% of the net asset value of the shares sold.

Maximum Investment Limitation. North Track imposes a $50,000 limit on each purchase of Class B shares of any of the Funds. Purchase orders in excess of this amount will not be accepted. If you would like to invest more than $50,000, you are encouraged to consider acquiring Class A shares, Class C shares or, if available to you, Class R shares as an alternative.

Purchasing Class C Shares

You may purchase Class C shares of any of the Funds at net asset value with no front-end sales charge. However, you pay a contingent deferred sales charge if you redeem any of your Class C shares within 18 months after purchase. The amount of the contingent deferred sales charge is 1.00% of the net asset value of the shares measured as of the date of redemption or the date of purchase, whichever is less. No front-end or contingent deferred sales charge is imposed on any shares that you acquire through the reinvestment of dividends and capital gains distributions paid by the Fund on your Class C shares. To reduce your costs, when you redeem shares in a Fund, we will first redeem shares that are not subject to the contingent deferred sales charge (i.e., those held for more than 18 months or those purchased through the reinvestment of dividends and capital gains distributions), if any. We will waive the contingent deferred sales charge for redemptions of Class C shares following the death or disability of a shareholder, for mandatory or hardship distributions from retirement plans, IRAs and 403(b) plans, or to meet certain retirement plan requirements.

Purchasing Class R Shares

Class R shares are available only to 401(k) plans, Section 457 plans, employer-sponsored 403(b) plans, profit-sharing and money purchase pension plans, defined benefit plans and nonqualified deferred compensation plans, in which plan level or omnibus accounts are held on the books of the Funds. Class R shares generally are not available to retail non-retirement accounts, traditional and Roth IRAs, Coverdell Education Savings Accounts, SEPs, SAR-SEPs, SIMPLE IRAs and individual 403(b) accounts.

There is no front-end or contingent deferred sales charge imposed on purchases or sales of Class R shares.

Distribution and Distribution Expenses

In addition to the front-end or contingent deferred sales charges that apply to the purchase of shares, each Fund has adopted a plan pursuant to Rule 12b-1 under the 1940 Act that allows each Fund to pay fees for the sale and distribution of its shares as well as the maintenance of shareholder accounts and the provision of other shareholder services. The maximum Rule 12b-1 fees payable by each Fund under their respective plans are as follows: 0.25% of the Fund’s average daily net assets per year attributable to Class A shares, 1.00% of the Fund’s average daily net assets per year attributable to each of the Class B and Class C shares and 0.75% of the Fund’s average daily net assets per year attributable to Class R shares. Because each Fund pays these fees out of its own assets on an ongoing basis, over time these fees will increase the cost of your investment and may cost you more than paying other types of sales charges.

B.C. Ziegler or its affiliates may also make payments from its own resources to selected broker-dealers or institutions that are instrumental in the acquisition of shareholders for the Funds or that perform recordkeeping or other services with respect to shareholder accounts. Under these arrangements, the broker-dealer often allows North Track participation at its conferences, provides North Track with access to the broker-dealer’s branch offices and investment consultants, internally co-brands North Track’s products, gives North Track some prominence and special recognition, includes information about North Track on the broker-dealer’s website, and participates in conferences and meetings sponsored by North Track. The payments that B.C. Ziegler may make to these broker-dealers are usually, but need not be, based on sales that these broker-dealers generate or the aggregate value of accounts in the Funds for which these broker-dealers are responsible, or may include a flat fee, and the amounts can vary from firm to firm. The amounts may also be affected by, among other things, levels of redemptions, participation in marketing efforts and programs and fulfillment of various duties and obligations. The minimum aggregate size required for eligibility for such payments, as well as the factors in selecting the broker-dealer firms and institutions to which they will be made, are determined by B.C. Ziegler from time to time.

Methods for Purchasing Shares

All purchases must be in U.S. dollars. Checks must be drawn on a U.S. bank, and must be made payable to North Track. We will not accept third-party checks, money orders, starter checks, cash or traveler’s checks. If your check does not clear, your purchase will be canceled and you will be responsible for any losses and any applicable fees. If you buy shares by any type of check, wire transfer or automatic investment purchase, and soon thereafter you elect to redeem your shares, we may withhold your redemption payment until your check has cleared, which may take up to 15 days from date of purchase. This does not limit your right to redeem shares. Rather, it operates to make sure that North Track has received payment for the shares you are redeeming before returning that payment to you.

We will consider your order for the purchase of shares to have been received when it is complete and physically received by the Transfer Agent, a broker-dealer or other financial intermediary authorized by us to receive orders or a clearing agency registered with the SEC (e.g., NSCC’s Fund/SERV System). If your purchase order is received prior to the close of trading on the New York Stock Exchange (the "Exchange") (generally, 4:00 p.m. Eastern Time), it will be invested based on the net asset value computed for the relevant Fund on that day. If your order is received after the close of trading on the Exchange, it will be invested based on the net asset value determined for the relevant Fund as of the close of trading on the Exchange on the next business day.

The following describes the different ways in which you may purchase shares and the procedures you must follow in doing so.

Method	Steps to Follow
	To Open a New Account	To Add to an Existing Account

By Mail

Mail to:
North Track
c/o PNC Global Investment Servicing Inc.
P.O. Box 9796
Providence, RI 02940-9796

Overnight Mail to:

North Track

c/o PNC Global Investment Servicing Inc.

101 Sabin Street

Pawtucket, RI 02860-1427

1. Complete the Account Application that accompanies this Prospectus.

2. Make your check payable to “North Track.”

Note: The amount of your purchase must meet the applicable minimum initial investment account. See “Purchasing Shares - Minimum Purchase Amounts.”

3. Mail the completed Account Application and your check.

1. Complete the Additional Investment Form included with your account statement. Alternatively, you may write a note indicating your account number.

2. Make your check payable to “North Track.”

3. Mail the Additional Investment Form (or note) and your check.

Automatically	Not Applicable	Use one of North Track’s Automatic Investment Pro-grams. Sign up for these services when you open your account, or call 1-800-826-4600 for instructions on how to add them to your existing account.
Systematic Purchase Plan. Make regular, systematic investments into your North Track account(s) from your bank checking account. See “Shareholder Services - Systematic Purchase Plan.”

Automatic Dividend Reinvest-ment. Unless you choose otherwise, all of your dividends and capital gain distributions automatically will be reinvested in additional Fund shares. You also may elect to have your dividends and capital gain distributions automatically invested in shares of another series of North Track.

By Telephone 1-800-826-4600	To Open a New Account by Exchange Call to establish a new account by exchanging funds from an existing North Track account. See “Redeeming and Exchanging Shares.”	To Add to an Existing Account by Exchange Add to an account by exchanging funds from another North Track account. See “Exchanging Shares.”
Online	To Open a New Account by Exchange Not applicable

To Add to an Existing Account by Exchange

You may use North Track’s online account access to purchase shares of an existing Fund that you own.

Please visit www.northtrackfunds.com to access your direct account with North Track Funds.

Financial Services Firms

To Open a New Account

You may open an account and purchase shares in a Fund through a broker-dealer or other financial service firm that may charge a transaction fee.

North Track may accept requests to purchase shares into a broker-dealer street name account only from the broker-dealer.

To Add to an Existing Account

You may purchase additional shares in a Fund through a broker-dealer or other financial services firm that may charge a transaction fee.

North Track may accept requests to purchase additional shares into a broker-dealer street name account only from the broker-dealer.

By Wire	To Open a New Account Not Applicable

To Add to an Existing Account

You may purchase shares by wire provided you advise North Track in advance.

Wire funds to PNC Bank, Pittsburgh, PA, ABA 031000053 c/o North Track Funds a/c 8606905572.

Wire purchase instructions must include the name of the Fund, the class of Shares, the name on your account and your account number.

REDEEMING SHARES

General Information

You may redeem any or all of your shares as described below on any day North Track is open for business. We redeem Class R shares at net asset value. We redeem Class A shares, Class B shares and Class C shares at net asset value, less the amount of the remaining contingent deferred sales charge, if any, depending on how long you have held the shares. If your redemption order is received by the Transfer Agent or a clearing agency registered with the SEC (e.g., NSCC’s Fund/SERV System) prior to the close of the Exchange (generally, 4:00 p.m. Eastern Time), the redemption will be at the net asset value calculated that day. If not, you will receive the net asset value calculated as of the close of trading on the next Exchange trading day.

Redemptions

The following table describes different ways that you may redeem your shares, and the steps you should follow.

Method	Steps to Follow
By Telephone
1-800-826-4600

You may use North Track’s Telephone Redemption Privilege to redeem shares valued up to $100,000, unless you have notified the Transfer Agent of an address change within the preceding 30 days. The Transfer Agent will send redemption proceeds only to the shareholder of record at the address shown on the Transfer Agent’s records or to the designated bank account shown on the Transfer Agent’s records.

Unless you indicate otherwise on your Account Application, the Transfer Agent may accept redemption instructions received by telephone. The Telephone Redemption Privilege is not available for shares represented by stock certificates.

By Mail

Mail to:

North Track

c/o PNC Global Investment Servicing Inc.

P.O. Box 9796

Providence, RI

02940-9796

Overnight Mail to:

North Track

c/o PNC Global Investment Servicing Inc.

101 Sabin Street

Pawtucket, RI 02860-1427

To redeem shares by mail, send the following information to the Transfer Agent:

•

A written request for redemption signed by the registered owner(s) of the shares, exactly as the account is registered, together with the shareholder’s account number;

•

The certificates for the shares being redeemed, if any;

•

Any required signature guarantees (see “Other Information About Redemptions” below); and

•

Any additional documents which might be required for redemptions by corporations, executors, administrators, trustees, guardians, or other similar entities.

The Transfer Agent will redeem shares when it has received all necessary documents. The Transfer Agent promptly will notify you if your redemption request cannot be accepted. The Transfer Agent cannot accept redemption requests which specify a particular date for redemption or which specify any special conditions.

Systematic Withdrawal Plan

You can set up an automatic systematic withdrawal plan from any of your North Track accounts. To establish the systematic withdrawal plan, complete the appropriate section of the Account Application or call the transfer agent and request a Systematic Withdrawal Plan Application Form and complete, sign and return the Form to North Track. See “Shareholder Services - Systematic Withdrawal Plan.”

Online

You may use North Track’s online account access to redeem shares valued up to $100,000 for non-retirement accounts.

Please note: The redemption proceeds will only be sent to a shareholder’s address that has been established for more than 30 days. Please visit www.northtrackfunds.com to access your direct account with North Track Funds.

Financial Services Firms	You also may redeem shares through broker-dealers, financial advisory firms and other financial institutions, which may charge a commission or other transaction fee in connection with the redemption.

Receiving Redemption Proceeds

You may request to receive your redemption proceeds by mail or wire. Follow the steps outlined below. Redemption proceeds are sent within seven days from the date of the order to redeem; however, the Transfer Agent will not send redemption proceeds until all payments for the shares being redeemed have cleared, which may take up to 15 days from the purchase date of the shares.

Method	Steps to Follow
By Mail	The Transfer Agent mails checks for redemption proceeds after it receives the request and all necessary documents. There is no charge for this service.
By ACH

The Transfer Agent will process ACH redemptions to your bank account at your designated financial institution after receiving your redemption request and all necessary documents. There is no charge for ACH redemptions.

By Wire

The Transfer Agent will normally wire redemption proceeds to your bank after receiving the redemption request and all necessary documents. The signatures on any written request for a wire redemption must be guaranteed. The Transfer Agent currently deducts a $12.00 wire charge from the redemption proceeds. This charge is subject to change. You will be responsible for any charges which your bank may make for receiving wires.

Other Information About Redemptions

Telephone Redemptions. By accepting the Telephone Redemption Privilege, you authorize the Transfer Agent, to: (1) act upon the instruction of any person by telephone to redeem shares from the account for which such services have been authorized; and (2) honor any written instructions for a change of address if accompanied by a signature guarantee. You assume some risk of unauthorized transactions by accepting the telephone redemption services. The Transfer Agent has implemented procedures designed to reasonably assure that telephone instructions are genuine. These procedures include recording telephone conversations, requesting verification of various pieces of personal information and providing written confirmation of such transactions. If the Transfer Agent, North Track, or any of their employees fails to abide by these procedures, North Track may be liable to a shareholder for losses the shareholder suffers from any resulting unauthorized transaction(s). However, none of the Transfer Agent, North Track or any of their employees will be liable for losses suffered by a shareholder which result from following telephone instructions reasonably believed to be genuine after verification pursuant to these procedures. This service may be changed, modified or terminated at any time. There is currently no charge for telephone redemptions.

Signature Guarantees. To protect you, the Transfer Agent and North Track from fraud, we require signature guarantees for certain redemptions. Signature guarantees enable the Transfer Agent to be sure that you are the person who has authorized a redemption from your account. We require signature guarantees for: (1) any redemptions by mail if the proceeds are to be paid to someone else or are to be sent to an address other than your address as shown on North Track’s records; (2) any redemptions by mail or telephone which request that the proceeds be wired to a bank, unless you designated the bank as an authorized recipient of the wire on your account application or subsequent authorization form and such application or authorization includes a signature guarantee; (3) any redemptions by mail if the proceeds are to be sent to an address for the shareholder that has been changed within the past 30 days; (4) requests to transfer the registration of shares to another owner; and (5) redemption requests for amounts over $100,000. North Track may waive these requirements in certain instances.

The Transfer Agent will accept signature guarantees from all institutions which are eligible to provide them under federal or state law. Institutions which typically are eligible to provide signature guarantees include commercial banks, trust companies, brokers, dealers, national securities exchanges, savings and loan associations and credit unions. A signature guarantee is not the same as a notarized signature. The Transfer Agent may require signature guarantees by NYSE Medallion Program participants.

Small Accounts. For Class A, B, C and R shares, if your account in a Fund drops below $500 for three months or more, the Fund has the right to redeem your account, after giving 60 days’ written notice either to you or your broker or financial advisor of record, unless you make additional investments to increase the account value, for traditional accounts, to $1,000 or more and, for IRAs, self-directed retirement accounts and custodial accounts under the Uniform Gifts/Transfers to Minors Act, to $500 or more.

Alternatively, the Fund may impose an account fee, not to exceed $5 per quarter, for each quarter your account in a Fund drops below $500. This does not apply to individual participants’ accounts that hold Class R shares.

Suspension of Redemptions. North Track may suspend the right to redeem shares of one or more of the Funds for any period during which: (1) the Exchange is closed or the SEC determines that trading on the Exchange is restricted; (2) there is an emergency as a result of which it is not reasonably practical for the Fund(s) to sell its securities or to calculate the fair value of its net assets; or (3) the SEC may permit for the protection of the shareholders of the Fund(s).

Redemptions In Other Than Cash. It is possible that conditions may arise in the future which would, in the opinion of the Board of Directors of North Track (the "Board"), make it undesirable for a Fund to pay for all redemptions in cash. In such cases, the Board may authorize payment to be made in securities or other property of a Fund. However, the Funds have obligated themselves under the 1940 Act to redeem for cash all shares presented for redemption by any one shareholder up to $250,000 (or 1% of a Fund’s net assets if that is less) in any 90-day period. Securities delivered in payment of redemptions would be valued at the same value assigned to them in computing the net asset value per share. Persons receiving such securities would incur brokerage costs when these securities are sold.

Market Timing. An excessive number of purchases and redemptions by a shareholder (market timing) may be disadvantageous to North Track and its shareholders. Frequent purchases and redemptions of shares of a Fund present such risks to Fund shareholders as dilution in the value of Fund shares held by long-term holders, interference with the efficient management of the Fund’s portfolio, increased brokerage and administrative costs, and adverse tax consequences. To discourage such activity, North Track reserves the right to restrict further purchases by a shareholder who it believes is engaged in market timing. However, when purchases and sales are made through omnibus accounts maintained by broker-dealers and other intermediaries, North Track may not be able to effectively identify and restrict persons who engage in such activity.

The Board has adopted specific policies and procedures to discourage market timing transactions. Those policies and procedures include efforts to detect and identify market timers and to eliminate timing activity that is considered to be harmful to the Funds. North Track also prohibits more than four roundtrips in and out of a Fund during a calendar year.

EXCHANGING SHARES

General Information

Subject to compliance with applicable minimum initial investment requirements, you may exchange your shares of any series of North Track for shares of the same Class of any other series of North Track. You should bear in mind that an exchange is treated as a redemption of the shares surrendered in the exchange and a purchase of the shares received in the exchange, and thus subject to applicable sales charges. Before engaging in any exchange, you should obtain from North Track and read the current prospectus for the mutual fund into which you intend to exchange. There presently is no administrative charge for exchanges, but you may be subject to a sales charge. See “Sales Charges Applicable to Exchanges” below.

An exchange of shares is considered a redemption of the shares of the series of North Track from which you are exchanging, and a purchase of shares of the series of North Track into which you are exchanging. Accordingly, you must comply with all of the conditions on redemptions for the shares being exchanged, and with all of the conditions on purchases for the shares you receive in the exchange. Moreover, for tax purposes you will be considered to have sold the shares exchanged, and you will realize a gain or loss for federal income tax purposes on that sale.

Sales Charges Applicable to Exchanges

Exchanging Class A Shares. If your exchange involves Class A shares, you will pay the standard front-end sales charge applicable to purchases of Class A shares of the series of North Track into which you are exchanging (as disclosed in the then current prospectus for that series of North Track), less any front-end sales charge you paid when you purchased the shares you are exchanging, if any. For example, if you exchange Class A shares of the Wisconsin Tax-Exempt Fund for Class A shares of the S&P 100 Index Fund, you would pay a front-end sales charge on the exchange in an amount equal to the difference between: (a) the front-end sales charge you paid when you purchased your S&P 100 Index Fund shares (a maximum of 5.25%), minus (b) the front-end sales charge applicable to your purchase of Class A shares of the Wisconsin Tax-Exempt Fund (a maximum of 3.50%); or a maximum of 1.75%. In addition, former Heartland Wisconsin Tax Free Fund shareholders may exchange their Class A shares of the Fund for Class A shares of any other series of North Track without having to pay any additional front-end sales charge.

Exchanging Class B and Class C Shares. You may exchange Class B and Class C shares in a Fund only for shares of the same Class of another Fund that offers that Class of shares. You will not pay a contingent deferred sales charge on any such exchange. However, the new shares you receive in the exchange will remain subject to a contingent deferred sales charge based on the period of time in which you held the Class B or Class C shares you surrender in the exchange.

Exchanging Class R Shares. You may exchange Class R shares of a Fund for Class R shares of another Fund that offers that Class of shares. There is no fee or sales charge imposed on the exchange.

Rules and Requirements for Exchanges

General. In order to effect an exchange on a particular business day, the Transfer Agent, a broker-dealer or other financial intermediary authorized by us to receive orders must receive an exchange order no later than the close of trading on the Exchange (generally, 4:00 p.m. Eastern Time). North Track may amend, suspend or revoke this exchange privilege at any time, but will provide shareholders at least 60 days’ prior notice of any change that adversely affects their rights under this exchange privilege.

Like market timing, an excessive number of exchanges may be disadvantageous to North Track. Therefore, North Track reserves the right to terminate the exchange privilege of any shareholder who makes more than four exchanges (excluding exchanges from the North Track Cash Reserve Fund) in any calendar year or who North Track believes is engaged in market timing.

The following additional rules and requirements apply to all exchanges:

•

The shares you receive in the exchange must be of the same Class as the shares you are exchanging, except that Class A shares of any Fund may be exchanged for Class X shares of the Cash Reserve Fund and vice versa.

•

The account into which you wish to exchange must be identical to the account from which you are exchanging (meaning the account into which you are exchanging must be of the same type as the account from which you are exchanging, and the registered owner(s) of the account into which you are exchanging must have the same name(s), address and taxpayer identification or social security number as the registered owner(s) on the account from which you are exchanging).

•

The amount of your exchange must meet the minimum initial investment amount of the series of North Track into which you are exchanging.

•

If the shares being exchanged are represented by a share certificate, you must sign the certificate(s), have your signature guaranteed and return the certificate(s) with your Exchange Authorization Form.

Methods for Exchanging Shares. Set forth below is a description of the different ways you can exchange shares of the series of North Track and procedures you should follow when doing so.

Method	Steps to Follow
By Mail	Mail your exchange order to North Track.
Mail to: North Track c/o PNC Global Investment Servicing Inc. P.O. Box 9796 Providence, RI 02940-9796	Please Note: North Track must receive your exchange order no later than the close of trading on the Exchange in order to effect an exchange on that business day.
Overnight Mail to: North Track c/o PNC Global Investment Servicing Inc. 101 Sabin Street Pawtucket, RI 02860-1427
By Telephone 1-800-826-4600

You receive telephone exchange privileges when you open your account. To decline the telephone exchange privilege, you must check the appropriate box on the Account Application when you open your account.

Call North Track at 1-800-826-4600 to order the desired exchange and, if required, to establish for your account the series of North Track into which you wish to exchange.
Telephone exchanges are not available if you have certificated shares.
Online

You may use North Track's online account access to exchange shares from one North Track Fund to another of the same share class.

Please visit www.northtrackfunds.com to access your direct account with North Track Funds.

Financial Services Firms	You may exchange shares through your broker-dealer or other financial services firm, if available to you, which may charge a transaction fee.

SHAREHOLDER SERVICES

North Track offers a number of shareholder services designed to facilitate investment in Fund shares. Full details of each of the services, copies of the various plans described below and instructions as to how to participate in the various services or plans can be obtained by calling North Track at 1-800-826-4600.

Systematic Purchase Plan. You may establish a Systematic Purchase Plan (“SPP”) at any time with a minimum per-Fund initial investment of $50 and minimum subsequent monthly investments of $50. By participating in the SPP, you may automatically make purchases of North Track shares on a regular, convenient basis. Under the SPP, your bank or other financial institution honors preauthorized debits of a selected amount drawn on your account each month and applied to the purchase of North Track shares. You can establish the SPP with any financial institution that will accept the debits. There is no service fee for participating in the SPP. You can obtain an application and instructions on how to establish the SPP from your registered representative, the Distributor or North Track. An SPP option may not be available for all share classes.

Systematic Withdrawal Plan. The systematic withdrawal plan involves the planned redemption of shares on a periodic basis by receiving either fixed or variable amounts at periodic intervals. You may establish a systematic withdrawal plan if you own or purchase shares having a current offering price value of at least $10,000 in a single Fund (except no such minimum applies for distributions from an IRA). The minimum amount you may receive under a systematic withdrawal plan is $150 per month. Normally, you would not make regular investments at the same time you are receiving systematic withdrawal payments because it is not in your interest to pay a sales charge on new investments when, in effect, a portion of your new investment is soon withdrawn. The minimum investment accepted while a withdrawal plan is in effect is $1,000. You may terminate your systematic withdrawal plan at any time by written notice to North Track or the Transfer Agent. A systematic withdrawal plan option may not be available for all share classes.

Tax-Sheltered Retirement Plans. The following tax-sheltered plans may purchase shares of the Funds: (1) Individual Retirement Accounts (including Coverdell Education Savings Account, Roth IRAs, Simplified Employee Pension Plan Accounts (SEP-IRAs) and Savings Incentive Match Plan for Employees Accounts (SIMPLE-IRAs)); (2) 401(k) Plans; and (3) 403(b) Plans for employees of most nonprofit organizations. You can obtain detailed information concerning these plans and prototypes of these plans and other information from the Distributor. You should carefully review and consider this information and these materials with your tax or financial adviser. Conventional IRA investors do not receive the benefits of long-term capital gains treatment when funds are distributed from their account.

OTHER INFORMATION

Determination of Net Asset Value Per Share

We determine the net asset value per share of each Fund daily by adding up the total value of the Fund’s investments and other assets and subtracting any of its liabilities, or debts, and then dividing by the number of outstanding shares of the Fund. The net asset value per share is calculated each business day, Monday through Friday, except on customary national business holidays that result in closing of the Exchange or any other day when the Exchange is closed. The calculation is made as of 4:00 p.m. Eastern Time.

For purposes of determining net asset value, we value a Fund’s investments using market quotations when readily available. When market quotations are not readily available or are deemed unreliable for a security, the security is valued in good faith at its “fair value” in accordance with pricing policies and procedures adopted by North Track’s Board of Directors.

Market quotations are readily available in nearly all instances for the common stocks and other equity securities in which the Large Cap Equity, Equity Income, Geneva Growth, NYSE Arca Tech 100 Index, Dow Jones U.S. Health Care 100 Plus, Dow Jones U.S. Financial 100 Plus, Strategic Allocation and S&P 100 Index Funds (each an "Equity Fund") invest. Therefore, in most cases, an Equity Fund’s investments will be valued using market quotations. However, an equity security may be priced at its fair value when the exchange on which the security is principally traded closes early or when trading in the security was halted during the day and did not resume prior to the Fund’s net asset value calculation. An Equity Fund may also value a security at its fair value if a significant event that materially affects the value of the security occurs after the time at which the market price for the security is determined, but prior to the time at which the Fund’s net asset value is calculated.

Market quotations for debt securities and tax-exempt obligations in which the Wisconsin Tax-Exempt Fund invests are often not readily available. Fair values of debt securities are typically based on valuations published by an independent pricing service. We value debt securities that a Fund purchases with remaining maturities of 60 days or less at the Fund’s cost, plus or minus any amortized discount or premium.

Whenever a security is priced at its fair value, we consider all of the relevant facts and circumstances set forth in the pricing procedures adopted by North Track’s Board of Directors and other factors as warranted. Factors that may be considered, among others, include: the type of the security; events or circumstances relating to the security’s issuer; general market conditions; size of the Fund’s holding in the security; prior valuations and trading activity; cost of the security when it was purchased; and restrictions on disposition.

Fair value pricing is an inherently subjective process, and no single standard exists for determining fair value. Different funds could reasonably arrive at different values for the same security. There is no guarantee that the fair value assigned to a particular security will actually be realized upon a sale of that security.

Dividends, Capital Gains Distributions and Reinvestments

The Large Cap Equity, Geneva Growth, NYSE Arca Tech 100 Index, Dow Jones U.S. Health Care 100 Plus, Dow Jones U.S. Financial 100 Plus, Strategic Allocation and S&P 100 Index Funds declare and pay their dividends annually. The Equity Income Fund declares and pays dividends quarterly, and the Wisconsin Tax-Exempt Fund declares dividends daily and pays them monthly. You may elect to receive your dividends either in cash or additional shares at net asset value (without a sales charge). You may also direct the Transfer Agent to invest the dividends in shares of any other series of North Track for which you have an account. We reinvest dividends on the same day they are distributed to shareholders. Unless you have elected in writing to the Transfer Agent to receive dividends and capital gain distributions in cash, we automatically will reinvest them in additional shares of the relevant Fund.

Capital gains distributions, if any, in all Funds will be declared annually and normally will be paid within 60 days after the end of the fiscal year.

Buying a Dividend

You should bear in mind that if you purchase shares of a Fund just before the record date of a capital gains distribution, you will receive a portion of your purchase price back as a taxable distribution. On the record date for the distribution, the Fund’s per share net asset value will be reduced by an amount equal to the amount of the capital gains distribution. This occurrence sometimes is referred to as “buying a dividend.”

Tax Status

In General. Each Fund distributes substantially all of its net income and capital gains. We will annually report to you the federal income tax status of all distributions. You will be taxed on each Fund’s distributions (other than exempt interest dividends distributed by the Wisconsin Tax-Exempt Fund) when they are paid, whether you elect to take them in cash or to reinvest them in additional shares, except that distributions declared in December and paid in January each year will be taxable to you as if you received them on December 31 of the earlier year.

Distributions will be taxable as ordinary income, qualifying dividends or capital gains. The maximum federal rate on certain long-term capital gains and qualified dividends received by individuals, estates and trusts is reduced to 15% through 2010.

Capital Gains. Any long-term capital gains distributions that do not qualify for the reduced rate will generally be taxed at rates not exceeding 28%. Short-term capital gains distributions will continue to be taxed as ordinary income at the shareholder’s marginal tax rate. The highest marginal federal tax rate for ordinary income is currently 35%.

If a shareholder receives a capital gain distribution from a Fund and then sells shares of that Fund at a loss within six months of purchasing the shares, the loss will be treated as a long-term capital loss to the extent of the capital gain distributions received by the shareholder.

Dividends. The reduced rate of tax on dividends only applies to certain qualifying dividends. In general, qualified dividends include dividends received from domestic corporations (including domestic mutual funds) on shares of stock that have been held for more than 60 days during the 120-day period beginning 60 days before the ex-dividend date. Additional requirements and limitations are imposed for purposes of determining the amount of dividends received from mutual funds that may qualify for the reduced rate. The Fund will report to you the amount of distributions received by the Fund, and distributed to you, that will qualify for the reduced rate of tax provided that you satisfy the holding period requirement with respect to your shares of the Fund. Dividends that you receive from the Fund that are not qualifying dividends will be taxed as ordinary income.

Interest that the Wisconsin Tax-Exempt Fund earns is generally tax-free when we distribute it to you as a dividend. If the Fund earns taxable income from any of its investments, the Fund would distribute that income as a taxable dividend, and you would pay tax on that dividend as ordinary income for federal income tax purposes.

Interest that the Wisconsin Tax-Exempt Fund earns on private activity bonds and certain other Tax-Exempt Obligations is subject to the federal alternative minimum tax for individuals. If you are subject to the alternative minimum tax, you will be required to report a portion of the Fund’s dividends as a “tax preference item” in determining your federal alternative minimum tax. Your liability for a federal alternative minimum tax will depend on your individual tax circumstances. Wisconsin imposes an alternative minimum tax that is based on the federal alternative minimum tax, with certain adjustments.

Wash Sales. All or a portion of the capital loss incurred by the Strategic Allocation Fund on the sale of shares of an Underlying Fund will have to be deferred if the Strategic Allocation Fund purchases shares of the same Underlying Fund within 30 days before or after the date of sale. These wash sale losses may not offset the taxable capital gains distributed by the Strategic Allocation Fund to you. Instead, the amount of any loss that is deferred will be added to the Strategic Allocation Fund’s basis in the newly acquired shares of the Underlying Fund.

Similarly, you may be prevented from recognizing a loss, or a portion of the loss, on the sale of shares of a Fund due to these wash sale provisions. Shareholders in a Fund will not be allowed to recognize a loss on the sale of shares of that Fund to the extent that the shareholder acquires other shares in that Fund during the period beginning 30 days before the sale of the shares and ending 30 days after the date of sale of the shares. If such a wash sale occurs, the loss will be deferred and the amount of the loss will be added to the shareholder’s basis in the newly acquired shares of that Fund.

PRIVACY: A FUNDAMENTAL CONCERN

At North Track we are committed to protecting your privacy. We understand that as a North Track investor you entrust not only your money to us, but also your personal and financial information. Because we respect your fundamental right to maintain the confidentiality of this information, we have created this Privacy Policy to assure you we make it a priority to protect your information.

We do not sell client information to anyone.

Your Personal Information. When you purchase shares or inquire about a transaction with North Track, you typically provide us with certain personal information. This information may include:

•

Name and address

•

Social Security or taxpayer identification number

•

Beneficiary information

•

Bank account information

•

Investments at other institutions

Our Commitment to Your Privacy. We do not sell information about current or former clients or their accounts to unaffiliated third parties, nor do we disclose it to third parties unless necessary to complete transactions at your request, to service an account or to verify your true identity. For example, we may share information with companies that perform services on our behalf. One such services provider is the Transfer Agent for the Funds, PNC Global Investment Servicing Inc., which opens accounts, processes transactions and mails account statements. We require that each such company agree to share or use your information only for those purposes for which they were hired. Also, we may provide information to auditors or regulators but only as required by law.

In order to protect your personal information, North Track maintains physical, electronic and procedural safeguards, and limits access to your information to those authorized employees who need it in order to perform their jobs.

If you have any questions regarding our privacy policy please feel free to call North Track at 800-826-4600.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS

“Householding.” North Track will deliver a single prospectus, annual or semi-annual report or other shareholder information (collectively, a “shareholder document”) to persons who have a common address and who have effectively consented to such delivery. This form of delivery is referred to as “householding.”

Electronic Delivery. North Track is developing the ability to deliver shareholder documents electronically to persons who have consented to such delivery and provided their e-mail addresses. North Track will deliver shareholder documents electronically by sending consenting persons an e-mail message informing them that the shareholder document has been posted and is available on North Track’s website (www.northtrackfunds.com) and providing a hypertext link to the document. The electronic versions of the shareholder documents will be in PDF format and can be downloaded and printed using Adobe Acrobat.

Consent. If you would like to assist North Track in controlling its printing and mailing costs, you may indicate your consent to householding and/or electronic delivery of shareholder documents on the Account Application (included with this Prospectus) or by sending a note to that effect to North Track, c/o PNC Global

Investment Servicing Inc., P.O. Box 9796, Providence, Rhode Island 02940-9796. For electronic delivery of shareholder documents, please make sure to include your e-mail address.

You may revoke your consent to householding or electronic delivery of shareholder documents at any time by calling North Track at 1-800-826-4600 or by writing to North Track at the address provided above. We will begin sending you individual copies thirty days after receiving your request.

If your shares are held through a financial institution please contact that institution directly.

FINANCIAL HIGHLIGHTS

The financial highlights tables are intended to help you understand the Funds’ financial performance for the past 5 fiscal years (or such shorter period as the particular Fund has been in operation). Certain information reflects financial results for a single share of a Fund. The total returns in the tables represent the rate that an investor would have earned (or lost) on an investment in the Funds (assuming reinvestment of all dividends and distributions). This information has been audited by Deloitte & Touche LLP, whose report, along with the Funds’ financial statements, is included in the Annual Report to Shareholders, which is available upon request.

Large Cap Equity Fund

Financial Highlights

	Net Asset Value, Beginning of Period	Net Investment Income (Loss)	Net Realized and Unrealized Gains (Losses) on Investments	Total from Investment Operations	Dividends from Net Investment Income	Distributions from Net Realized Capital Gains on Investments
Class A Shares
For the year ended October 31, 2008	$10.40	.06	(3.48)	(3.42)	(.11)	—
For the period from May 1, 2007 (commencement of operations) through October 31, 2007	$10.00	.02	.38	.40	—	—

Class C Shares
For the year ended October 31, 2008	$10.37	.03	(3.51)	(3.48)	(.05)	—
For the period from May 1, 2007 (commencement of operations) through October 31, 2007	$10.16	(.01)	.22	.21	—	—

———————

(a)

Excludes sales charge.

(b)

Annualized.

(c)

Not annualized.

(d)

After expense reimbursement from the Advisor, where applicable.

Large Cap Equity Fund

Financial Highlights (continued)

Distributions in Excess of Net Realized Capital Gains	Total Distributions	Net Asset Value, End of Period	Total Return (a)		Net Assets, End of Period (000s)	Ratio of Net Expenses to Average Net Assets (d)		Ratio of Net Investment Income (Loss) to Average Net Assets (d)		Ratio of Expenses (prior to reimbursements) to Average Net Assets		Ratio of Net Investment Income (Loss) (prior to reimbursements) to Average Net Assets		Portfolio Turnover Rate

—	(.11)	$6.87	(33.23)%		$5,862	1.41%		.93%		2.62%		(0.28)%		76%
—	—	$10.40	4.00	%(c)	$2,637	1.40	%(b)	.55	%(b)	5.64	%(b)	(3.69	)%(b)	28.82	%(c)

—	(.05)	$6.84	(33.68)%		$1,007	2.14%		.23%		3.47%		(1.10)%		76%
—	—	$10.37	2.07	%(c)	$818	2.12	%(b)	(.32	)%(b)	6.25	%(b)	(4.45	) %(b)	28.82	%(c)

Equity Income Fund*

Financial Highlights

	Net Asset Value, Beginning of Period	Net Investment Income (Loss)	Net Realized and Unrealized Gains (Losses) on Investments	Total from Investment Operations	Dividends from Net Investment Income	Distributions from Net Realized Capital Gains on Investments
Class A Shares
For the year ended October 31, 2008	$12.01	.30	(4.31)	(4.01)	(.28)	(.35)
For the year ended October 31, 2007	$11.43	.29	.85	1.14	(.26)	(.30)
For the year ended October 31, 2006	$9.77	.29	1.70	1.99	(.27)	(.06)
For the period from April 1, 2005 (commencement of operations) through October 31, 2005	$10.00	.16	(.32)	(.16)	(.07)	—

Class B Shares
For the year ended October 31, 2008	$11.95	.24	(4.33)	(4.09)	(.16)	(.35)
For the year ended October 31, 2007	$11.38	.22	.83	1.05	(.20)	(.28)
For the year ended October 31, 2006	$9.74	.22	1.69	1.91	(.21)	(.06)
For the period from April 1, 2005 (commencement of operations) through October 31, 2005	$10.00	.10	(.31)	(.21)	(.05)	—

Class C Shares
For the year ended October 31, 2008	$11.95	.21	(4.28)	(4.07)	(.20)	(.35)
For the year ended October 31, 2007	$11.40	.22	.82	1.04	(.21)	(.28)
For the year ended October 31, 2006	$9.74	.21	1.71	1.92	(.20)	(.06)
For the period from April 4, 2005 (commencement of operations) through October 31, 2005	$9.89	.11	(.21)	(.10)	(.05)	—

Class R Shares
For the year ended October 31, 2008	$12.08	.27	(4.34)	(4.07)	(.29)	(.35)
For the year ended October 31, 2007	$11.55	.26	.83	1.09	(.26)	(.30)
For the year ended October 31, 2006	$9.86	.18	1.78	1.96	(.21)	(.06)
For the period from September 27, 2005 (commencement of operations) through October 31, 2005	$10.19	.03	(.33)	(.30)	(.03)	—

———————

(a)

Excludes sales charge.

(b)

Annualized.

(c)

Not annualized.

(d)

After expense reimbursement from the Advisor, where applicable.

(e)

Amount is less than .005%.

*

Formerly known as Dow Jones Equity Income 100 Plus Fund.

Equity Income Fund*

Financial Highlights (continued)

Distributions in Excess of Net Realized Capital Gains	Total Distributions	Net Asset Value, End of Period	Total Return (a)		Net Assets, End of Period (000s)	Ratio of Net Expenses to Average Net Assets (d)		Ratio of Net Investment Income (Loss) to Average Net Assets (d)		Ratio of Expenses (prior to reimbursements) to Average Net Assets		Ratio of Net Investment Income (Loss) (prior to reimbursements) to Average Net Assets		Portfolio Turnover Rate

—	(.63)	$7.37	(34.84)%		$13,298	1.15%		2.95%		1.68%		2.42%		83%
—	(.56)	$12.01	10.23%		$28,991	1.15%		2.51%		1.42%		2.24%		84.74%
—	(.33)	$11.43	20.75%		$18,437	1.15%		2.83%		1.74%		2.24%		37.84%
—	(.07)	$9.77	(1.58	)%(c)	$8,041	1.15	%(b)	2.51	%(b)	2.71	%(b)	.95	%(b)	44.21	%(c)

—	(.51)	$7.35	(35.44)%		$3,121	1.90%		2.23%		2.42%		1.71%		83%
—	(.48)	$11.95	9.41%		$8,590	1.90%		1.87%		2.16%		1.61%		84.74%
—	(.27)	$11.38	19.91%		$7,613	1.90%		2.05%		2.48%		1.47%		37.84%
—	(.05)	$9.74	(2.09	)%(c)	$2,969	1.90	%(b)	1.75	%(b)	3.47	%(b)	.18	%(b)	44.21	%(c)

—	(.55)	$7.33	(35.38)%		$4,057	1.90%		2.18%		2.44%		1.65%		83%
—	(.49)	$11.95	9.39%		$7,171	1.90%		1.81%		2.16%		1.55%		84.74%
—	(.26)	$11.40	19.96%		$5,338	1.90%		2.02%		2.45%		1.47%		37.84%
—	(.05)	$9.74	(1.00	)%(c)	$1,466	1.89	%(b)	1.77	%(b)	3.47	%(b)	.19	%(b)	44.21	%(c)

—	(.64)	$7.37	(35.19)%		$92	1.64%		2.40%		2.17%		1.87%		83%
—	(.56)	$12.08	9.69%		$115	1.63%		1.87%		1.91%		1.59%		84.74%
—	(.27)	$11.55	20.14%		$59	1.61%		1.55%		1.97%		1.19%		37.84%
—	(.03)	$9.86	(2.92	)%(c)	$0.00		%(b)(e)	.00	%(b)(e)	.00	%(b)(e)	.00	%(b)(e)	44.21	%(c)

Geneva Growth Fund

Financial Highlights

	Net Asset Value, Beginning of Period	Net Investment Income (Loss)	Net Realized and Unrealized Gains (Losses) on Investments	Total from Investment Operations	Dividends from Net Investment Income	Distributions from Net Realized Capital Gains on Investments
Class A Shares
For the year ended October 31, 2008	$21.80	(.17)	(6.94)	(7.11)	—	(1.16)
For the year ended October 31, 2007	$18.37	(.18)	3.68	3.50	—	(.07)
For the year ended October 31, 2006	$16.57	(.11)	1.91	1.80	—	—
For the year ended October 31, 2005	$14.06	(.12)	2.63	2.51	—	—
For the year ended October 31, 2004	$12.65	(.12)	1.53	1.41	—	—

Class B Shares
For the year ended October 31, 2008	$20.45	(.34)	(6.40)	(6.74)	—	(1.16)
For the year ended October 31, 2007	$17.37	(.38)	3.53	3.15	—	(.07)
For the year ended October 31, 2006	$15.79	(.28)	1.86	1.58	—	—
For the year ended October 31, 2005	$13.49	(.24)	2.54	2.30	—	—
For the year ended October 31, 2004	$12.23	(.23)	1.49	1.26	—	—

Class C Shares
For the year ended October 31, 2008	$20.69	(.28)	(6.55)	(6.83)	—	(1.16)
For the year ended October 31, 2007	$17.57	(.31)	3.50	3.19	—	(.07)
For the year ended October 31, 2006	$15.97	(.23)	1.83	1.60	—	—
For the year ended October 31, 2005	$13.65	(.20)	2.52	2.32	—	—
For the year ended October 31, 2004	$12.37	(.23)	1.51	1.28	—	—

Class R Shares
For the year ended October 31, 2008	$21.58	(.27)	(6.83)	(7.10)	—	(1.16)
For the year ended October 31, 2007	$18.27	(.26)	3.64	3.38	—	(.07)
For the year ended October 31, 2006	$16.57	(.15)	1.85	1.70	—	—
For the period from September 21, 2005 (commencement of operations) through October 31, 2005	$16.03	(.02)	.56	.54	—	—

———————

(a)

Excludes sales charge.

(b)

Annualized.

(c)

Not annualized.

(d)

After expense reimbursement from the Advisor, where applicable.

(e)

No information is provided with respect to Class I shares because no shares of Class I shares were sold as of October 31, 2008 and sales of Class I shares were subsequently suspended.

Geneva Growth Fund

Financial Highlights (continued)

Distributions in Excess of Net Realized Capital Gains	Total Distributions	Net Asset Value, End of Period	Total Return (a)		Net Assets, End of Period(000s)	Ratio of Net Expenses to Average Net Assets (d)		Ratio of Net Investment Income (Loss) to Average Net Assets (d)		Ratio of Expenses (prior to reimbursements) to Average Net Assets		Ratio of Net Investment Income (Loss)(prior to reimbursements) to Average Net Assets		Portfolio Turnover Rate

—	(1.16)	$13.53	(34.29)%		$132,592	1.38%		(.91)%		1.38%		(.91)%		22%
—	(.07)	$21.80	19.11%		$211,653	1.37%		(.90)%		1.37%		(.90)%		36.42%
—	—	$18.37	10.86%		$184,239	1.36%		(.76)%		1.36%		(.76)%		21.93%
—	—	$16.57	17.85%		$100,553	1.40%		(.98)%		1.40%		(.98)%		19.67%
—	—	$14.06	11.15%		$50,825	1.54%		(1.16)%		1.54%		(1.16)%		26.31%

—	(1.16)	$12.55	(34.77)%		$8,143	2.13%		(1.66)%		2.13%		(1.66)%		22%
—	(.07)	$20.45	18.19%		$17,627	2.11%		(1.65)%		2.11%		(1.65)%		36.42%
—	—	$17.37	10.01%		$23,823	2.11%		(1.49)%		2.11%		(1.49)%		21.93%
—	—	$15.79	17.05%		$22,947	2.15%		(1.73)%		2.15%		(1.73)%		19.67%
—	—	$13.49	10.30%		$16,810	2.30%		(1.91)%		2.30%		(1.91)%		26.31%

—	(1.16)	$12.70	(34.80)%		$14,433	2.13%		(1.66)%		2.13%		(1.66)%		22%
—	(.07)	$20.69	18.21%		$21,790	2.12%		(1.65)%		2.12%		(1.65)%		36.42%
—	—	$17.57	10.02%		$18,953	2.11%		(1.50)%		2.11%		(1.50)%		21.93%
—	—	$15.97	17.00%		$11,395	2.15%		(1.73)%		2.15%		(1.73)%		19.67%
—	—	$13.65	10.35%		$5,920	2.30%		(1.91)%		2.30%		(1.91)%		26.31%

—	(1.16)	$13.32	(34.58)%		$747	1.85%		(1.38)%		1.85%		(1.38)%		22%
—	(.07)	$21.58	18.50%		$1,423	1.86%		(1.39)%		1.86%		(1.39)%		36.42%
—	—	$18.27	10.26%		$1,137	1.86%		(1.26)%		1.86%		(1.26)%		21.93%
—	—	$16.57	3.37	%(c)	$413	1.88	%(b)	(1.58	)%(b)	1.88	%(b)	(1.59	)%(b)	19.67	%(c)

NYSE Arca Tech 100 Index Fund

Financial Highlights

	Net Asset Value, Beginning of Period	Net Investment Income (Loss)	Net Realized and Unrealized Gains (Losses) on Investments	Total from Investment Operations	Dividends from Net Investment Income	Distributions from Net Realized Capital Gains on Investments
Class A Shares
For the year ended October 31, 2008	$29.13	(.10)	(10.50)	(10.60)	—	—
For the year ended October 31, 2007	$24.67	(.12)	4.58	4.46	—	—
For the year ended October 31, 2006	$23.10	(.12)	1.69	1.57	—	—
For the year ended October 31, 2005	$20.73	(.11)	2.48	2.37	—	—
For the year ended October 31, 2004	$19.50	(.14)	1.37	1.23	—	—

Class B Shares
For the year ended October 31, 2008	$27.06	(.37)	(9.61)	(9.98)	—	—
For the year ended October 31, 2007	$23.09	(.37)	4.34	3.97	—	—
For the year ended October 31, 2006	$21.78	(.31)	1.62	1.31	—	—
For the year ended October 31, 2005	$19.69	(.28)	2.37	2.09	—	—
For the year ended October 31, 2004	$18.66	(.30)	1.33	1.03	—	—

Class C Shares
For the year ended October 31, 2008	$27.55	(.30)	(9.86)	(10.16)	—	—
For the year ended October 31, 2007	$23.51	(.32)	4.36	4.04	—	—
For the year ended October 31, 2006	$22.17	(.31)	1.65	1.34	—	—
For the year ended October 31, 2005	$20.05	(.28)	2.40	2.12	—	—
For the year ended October 31, 2004	$19.00	(.27)	1.32	1.05	—	—

Class F Shares
For the year ended October 31, 2008	$29.41	(.03)	(10.62)	(10.65)	—	—
For the year ended October 31, 2007	$24.84	(.05)	4.62	4.57	—	—
For the year ended October 31, 2006	$23.20	(.05)	1.69	1.64	—	—
For the year ended October 31, 2005	$20.77	(.05)	2.48	2.43	—	—
For the period from December 10, 2003 (commencement of operations) through October 31, 2004	$19.29	(.05)	1.53	1.48	—	—

Class R Shares
For the year ended October 31, 2008	$28.81	(.19)	(10.37)	(10.56)	—	—
For the year ended October 31, 2007	$24.52	(.22)	4.51	4.29	—	—
For the year ended October 31, 2006	$23.07	(.14)	1.59	1.45	—	—
For the period from August 1, 2005 (commencement of operations) through October 31, 2005	$23.34	(.04)	(.23)	(.27)	—	—

———————

(a)

Excludes sales charge.

(b)

Annualized.

(c)

Not annualized.

(d)

After expense reimbursement from the Advisor, where applicable.

(e)

Does not reflect vendor reimbursement of 0.02%.

(f)

Does not reflect vendor reimbursement of 0.03%.

NYSE Arca Tech 100 Index Fund

Financial Highlights (continued)

Distributions in Excess of Net Realized Capital Gains	Total Distributions	Net Asset Value, End of Period	Total Return (a)		Net Assets, End of Period (000s)	Ratio of Net Expenses to Average Net Assets (d)		Ratio of Net Investment Income (Loss) to Average Net Assets (d)		Ratio of Expenses (prior to reimburse- ments) to Average Net Assets		Ratio of Net Investment Income (Loss) (prior to reimbursements) to Average Net Assets		Portfolio Turnover Rate

—	—	$18.53	(36.39)%		$157,076	1.08	%(f)	(.37	)%(f)	1.08	%(f)	(.37	)%(f)	19%
—	—	$29.13	18.08%		$279,501.99		%(f)	(.45	)%(f)	.99%		(.45)%		13.84%
—	—	$24.67	6.80%		$275,177.99		%(e)	(.47	)%(e)	.99%		(.47)%		11.12%
—	—	$23.10	11.43%		$289,674	1.02	%(e)	(.48	)%(e)	1.02%		(.48)%		16.50%
—	—	$20.73	6.31%		$283,001	1.08	%(e)	(.70	)%(e)	1.08%		(.70)%		11.45%

—	—	$17.08	(36.88)%		$17,314	1.82	%(f)	(1.10	)%(f)	1.82	%(f)	(1.10	)%(f)	19%
—	—	$27.06	17.19%		$54,103	1.74	%(f)	(1.20	)%(f)	1.74%		(1.20)%		13.84%
—	—	$23.09	6.01%		$74,106	1.74	%(e)	(1.22	)%(e)	1.74%		(1.22)%		11.12%
—	—	$21.78	10.61%		$87,420	1.77	%(e)	(1.23	)%(e)	1.77%		(1.23)%		16.50%
—	—	$19.69	5.52%		$96,919	1.82	%(e)	(1.45	)%(e)	1.82%		(1.45)%		11.45%

—	—	$17.39	(36.88)%		$12,839	1.82	%(f)	(1.12	)%(f)	1.82	%(f)	(1.12	)%(f)	19%
—	—	$27.55	17.18%		$26,946	1.74	%(f)	(1.20	)%(f)	1.74%		(1.20)%		13.84%
—	—	$23.51	6.04%		$27,514	1.74	%(e)	(1.22	)%(e)	1.74%		(1.22)%		11.12%
—	—	$22.17	10.57%		$33,503	1.77	%(e)	(1.24	)%(e)	1.77%		(1.24)%		16.50%
—	—	$20.05	5.53%		$28,637	1.82	%(e)	(1.45	)%(e)	1.82%		(1.45)%		11.45%

—	—	$18.76	(36.21)%		$7,819.82		%(f)	(.11	)%(f)	.82	%(f)	(.11	)%(f)	19%
—	—	$29.41	18.40%		$20,633.74		%(f)	(.20	)%(f)	.74%		(.20)%		13.84%
—	—	$24.84	7.07%		$22,592.74		%(e)	(.22	)%(e)	.74%		(.22)%		11.12%
—	—	$23.20	11.70%		$22,604.77		%(e)	(.26	)%(e)	.77%		(.26)%		16.50%
—	—	$20.77	7.67	%(c)	$14,276.85		%(e)	(.48	)%(e)	.85	%(b)	(.48	)%(b)	11.45	%(b)

—	—	$18.25	(36.65)%		$439	1.52	%(f)	(.81	)%(f)	1.52	%(f)	(.81	)%(f)	19%
—	—	$28.81	17.50%		$628	1.48	%(f)	(.95	)%(f)	1.48%		(.95)%		13.84%
—	—	$24.52	6.29%		$484	1.48%		(.96)%		1.48%		(.96)%		11.12%
—	—	$23.07	(1.16	)%(c)	$26	1.35	%(b)	(1.08	)%(b)(e)	1.40	%(b)	(1.13	)%(b)	16.50	%(c)

Dow Jones U.S. Health Care 100 Plus Fund

Financial Highlights

	Net Asset Value, Beginning of Period	Net Investment Income (Loss)	Net Realized and Unrealized Gains (Losses) on Investments	Total from Investment Operations	Dividends from Net Investment Income	Distributions from Net Realized Capital Gains on Investments
Class A Shares
For the year ended October 31, 2008	$13.54	.05	)	(3.17)	(0.07)	(0.72)
For the year ended October 31, 2007	$12.34	.08	1.12	1.20	—	—
For the year ended October 31, 2006	$11.42	.01	1.04	1.05	—	(.13)
For the year ended October 31, 2005	$10.11	(.01)	1.36	1.35	—	(.04)
For the year ended October 31, 2004	$9.65	(.02)	.48	.46	—	—

Class B Shares
For the year ended October 31, 2008	$12.89	(.06)	(3.03)	(3.09)	—	(0.72)
For the year ended October 31, 2007	$11.84	(.03)	1.08	1.05	—	—
For the year ended October 31, 2006	$11.04	(.09)	1.02	.93	—	(.13)
For the year ended October 31, 2005	$9.85	(.10)	1.33	1.23	—	(.04)
For the year ended October 31, 2004	$9.47	(.10)	.48	.38	—	—

Class C Shares
For the year ended October 31, 2008	$12.90	(.06)	(3.03)	(3.09)	—	(0.72)
For the year ended October 31, 2007	$11.85	(.03)	1.08	1.05	—	—
For the year ended October 31, 2006	$11.05	(.08)	1.01	.93	—	(.13)
For the year ended October 31, 2005	$9.86	(.09)	1.32	1.23	—	(.04)
For the year ended October 31, 2004	$9.48	(.09)	.47	.38	—	—

Class F Shares
For the year ended October 31, 2008	$13.67	.11	(3.28)	(3.17)	(0.10)	(0.72)
For the year ended October 31, 2007	$12.43	.12	1.12	1.24	—	—
For the year ended October 31, 2006	$11.47	.04	1.05	1.09	—	(.13)
For the year ended October 31, 2005	$10.13	.01	1.37	1.38	—	(.04)
For the period from December 10, 2003 (commencement of operations) through October 31, 2004	$9.91	—	.22	.22	—	—

Class R Shares
For the year ended October 31, 2008	$13.37	(.02)	(3.15)	(3.17)	(0.03)	(0.72)
For the year ended October 31, 2007	$12.25	.00 (e)	1.12	1.12	—	—
For the year ended October 31, 2006	$11.39	(.03)	.89	.86	—	(.00	)(e)
For the period from September 27, 2005 (commencement of operations) through October 31, 2005	$11.65	(.00)	(.26)	(.26)	—	(.00)

———————

(a)

Excludes sales charge.

(b)

Annualized.

(c)

Not annualized.

(d)

After expense reimbursement from the Advisor, where applicable.

(e)

Amount is less than (.005).

Dow Jones U.S. Health Care 100 Plus Fund

Financial Highlights (continued)

Distributions in Excess of Net Realized Capital Gains	Total Distributions	Net Asset Value, End of Period	Total Return (a)		Net Assets, End of Period (000s)	Ratio of Net Expenses to Average Net Assets (d)		Ratio of Net Investment Income (Loss) to Average Net Assets (d)		Ratio of Expenses (prior to reimbursements) to Average Net Assets		Ratio of Net Investment Income (Loss) (prior to reimbursements) to Average Net Assets		Portfolio Turnover Rate

—	(0.79)	$9.58	(24.76)%		$12,560	1.35%		.34%		1.55%		.14%		27%
—	—	$13.54	9.72%		$22,770	1.33%		.53%		1.34%		.52%		20.70%
—	(.13)	$12.34	9.22%		$26,850	1.34%		.07%		1.35%		.05%		21.00%
—	(.04)	$11.42	13.34%		$29,797	1.34%		(.11)%		1.38%		(.15)%		31.49%
—	—	$10.11	4.77%		$27,415	1.32%		(.23)%		1.49%		(.40)%		28.31%

—	(0.72)	$9.08	(25.28)%		$4,973	2.06%		(.38)%		2.26%		(.57)%		27%
—	—	$12.89	8.87%		$8,903	2.08%		(.22)%		2.09%		(.23)%		20.70%
—	(.13)	$11.84	8.45%		$11,049	2.09%		(.68)%		2.11%		(.70)%		21.00%
—	(.04)	$11.04	12.47%		$12,733	2.09%		(.85)%		2.13%		(.89)%		31.49%
—	—	$9.85	4.01%		$12,805	2.07%		(.98)%		2.24%		(1.15)%		28.31%

—	(0.72)	$9.09	(25.26)%		$6,479	2.10%		(.42)%		2.32%		(.64)%		27%
—	—	$12.90	8.86%		$11,132	2.08%		(.24)%		2.09%		(.25)%		20.70%
—	(.13)	$11.85	8.44%		$11,471	2.09%		(.69)%		2.11%		(.71)%		21.00%
—	(.04)	$11.05	12.46%		$11,449	2.09%		(.86)%		2.12%		(.89)%		31.49%
—	—	$9.86	4.01%		$9,964	2.07%		(.98)%		2.24%		(1.15)%		28.31%

—	(0.82)	$9.68	(24.55)%		$8,714	1.10%		.60%		1.28%		.41%		27%
—	—	$13.67	9.98%		$19,387	1.08%		.78%		1.09%		.77%		20.70%
—	(.13)	$12.43	9.53%		$23,198	1.09%		.31%		1.11%		.29%		21.00%
—	(.04)	$11.47	13.61%		$22,743	1.09%		.13%		1.12%		.10%		31.49%
—	—	$10.13	2.22	%(c)	$13,566	1.09	%(b)	(.09	)%(b)	1.24	%(b)	(.24	)%(b)	28.31	%(b)

—	(0.75)	$9.45	(25.02)%		$168	1.85%		(.17)%		2.00%		(.32)%		27%
—	—	$13.37	9.14%		$253	1.79%		(.03)%		1.80%		(.03)%		20.70%
—	(.00)	$12.25	8.72%		$168	1.81%		(.62)%		1.87%		(.68)%		21.00%
—	(.00)	$11.39	(2.23	)%(c)	$7	1.72	%(b)	(.86	)%(b)	1.72	%(b)	(.86	)%(b)	31.49	%(c)

Dow Jones U.S. Financial 100 Plus Fund

Financial Highlights

	Net Asset Value, Beginning of Period	Net Investment Income (Loss)	Net Realized and Unrealized Gains (Losses) on Investments	Total from Investment Operations	Dividends from Net Investment Income	Distributions from Net Realized Capital Gains on Investments
Class A Shares
For the year ended October 31, 2008	$13.18	.23	(6.32)	(6.09)	(.23)	(1.04)
For the year ended October 31, 2007	$14.11	.22	(.75)	(.53)	(.17)	(.23)
For the year ended October 31, 2006	$12.15	.17	2.02	2.19	(.16)	(.07)
For the year ended October 31, 2005	$11.34	.17	.76	.93	(.09)	(.03)
For the year ended October 31, 2004	$10.64	.13	.66	.79	(.09)	—

Class B Shares
For the year ended October 31, 2008	$13.05	.17	(6.30)	(6.13)	(.10)	(1.04)
For the year ended October 31, 2007	$13.98	.11	(.75)	(.64)	(.06)	(.23)
For the year ended October 31, 2006	$12.03	.08	2.00	2.08	(.06)	(.07)
For the year ended October 31, 2005	$11.25	.07	.76	.83	(.02)	(.03)
For the year ended October 31, 2004	$10.58	.05	.65	.70	(.03)	—

Class C Shares
For the year ended October 31, 2008	$12.99	.15	(6.24)	(6.09)	(.12)	(1.04)
For the year ended October 31, 2007	$13.91	.08	(.70)	(.62)	(.07)	(.23)
For the year ended October 31, 2006	$11.99	.07	1.99	2.06	(.07)	(.07)
For the year ended October 31, 2005	$11.22	.06	.77	.83	(.03)	(.03)
For the year ended October 31, 2004	$10.55	.05	.66	.71	(.04)	—

Class F Shares
For the year ended October 31, 2008	$13.24	.27	(6.36)	(6.09)	(.27)	(1.04)
For the year ended October 31, 2007	$14.17	.24	(.73)	(.49)	(.21)	(.23)
For the year ended October 31, 2006	$12.20	.21	2.02	2.23	(.19)	(.07)
For the year ended October 31, 2005	$11.37	.16	.81	.97	(.11)	(.03)
For the period from December 10, 2003 (commencement of operations) through October 31, 2004	$10.58	.16	.71	.87	(.08)	—

Class R Shares
For the year ended October 31, 2008	$13.00	.18	(6.23)	(6.05)	(.18)	(1.04)
For the year ended October 31, 2007	$13.97	.14	(.72)	(.58)	(.16)	(.23)
For the year ended October 31, 2006	$12.12	.21	1.83	2.04	(.19)	.00(f )
For the period from September 27, 2005 (commencement of operations) through October 31, 2005	$11.72	—	.40	.40	—	—

———————

(a)

Excludes sales charge.

(b)

Annualized.

(c)

Not annualized.

(d)

After expense reimbursement from the Advisor, where applicable.

(e)

Amount is less than .005%

(f)

Amount is less than .005.

Dow Jones U.S. Financial 100 Plus Fund
Financial Highlights (continued)

Distributions in Excess of Net Realized Capital Gains	Total Distributions	Net Asset Value, End of Period	Total Return (a)		Net Assets, End of Period (000s)		Ratio of Net Expenses to Average Net Assets (d)	Ratio of Net Investment Income (Loss) to Average Net Assets (d)		Ratio of Expenses (prior to reimbursements) to Average Net Assets		Ratio of Net Investment Income (Loss) (prior to reimbursements) to Average Net Assets		Portfolio Turnover Rate

—	(1.27)	$5.82	(50.37)%		$7,975		1.35%	2.34%		1.63%		2.06%		24%
—	(.40)	$13.18	(3.97)%		$17,838		1.33%	1.37%		1.33%		1.37%		14.14%
—	(.23)	$14.11	18.27%		$24,144		1.34%	1.27%		1.34%		1.27%		17.41%
—	(.12)	$12.15	8.18%		$22,323		1.35%	1.31%		1.37%		1.29%		24.33%
—	(.09)	$11.34	7.47%		$24,953		1.32%	1.23%		1.48%		1.07%		29.81%

—	(1.14)	$5.78	(50.76)%		$2,363		2.10%	1.59%		2.37%		1.32%		24%
—	(.29)	$13.05	(4.70)%		$6,459		2.08%	.62%		2.08%		.62%		14.14%
—	(.13)	$13.98	17.45%		$9,517		2.09%	.53%		2.09%		.53%		17.41%
—	(.05)	$12.03	7.35%		$9,434		2.10%	.56%		2.12%		.54%		24.33%
—	(.03)	$11.25	6.63%		$10,447		2.07%	.48%		2.23%		.32%		29.81%

—	(1.16)	$5.74	(50.77)%		$3,562		2.10%	1.60%		2.37%		1.33%		24%
—	(.30)	$12.99	(4.63)%		$9,375		2.08%	.61%		2.08%		.61%		14.14%
—	(.14)	$13.91	17.38%		$10,976		2.09%	.52%		2.09%		.52%		17.41%
—	(.06)	$11.99	7.33%		$10,173		2.10%	.56%		2.12%		.54%		24.33%
—	(.04)	$11.22	6.69%		$9,280		2.07%	.49%		2.23%		.33%		29.81%

—	(1.31)	$5.84	(50.26)%		$6,478		1.10%	2.55%		1.37%		2.28%		24%
—	(.44)	$13.24	(3.73)%		$16,404		1.08%	1.63%		1.08%		1.63%		14.14%
—	(.26)	$14.17	18.57%		$24,992		1.09%	1.52%		1.09%		1.52%		17.41%
—	(.14)	$12.20	8.50%		$22,325		1.10%	1.56%		1.12%		1.54%		24.33%
—	(.08)	$11.37	8.24	%(c)	$14,347	1.09	%(b)	1.52	%(b)	1.21	%(b)	1.40	%(b)	29.81	%(b)

—	(1.22)	$5.73	(50.60)%		$116		1.85%	1.84%		2.07%		1.62%		24%
—	(.39)	$13.00	(4.40)%		$202		1.80%	.86%		1.81%		.87%		14.14%
—	(.19)	$13.97	17.68%		$161		1.82%	.44%		1.83%		.43%		17.41%
—	—	$12.12	3.41	%(c)	$0.00		%(b)(e)	.00	%(b)(e)	.00	%(b)(e)	.00	%(b)(e)	24.33	%(c)

Strategic Allocation Fund

Financial Highlights

	Net Asset Value, Beginning of Period	Net Investment Income (Loss)	Net Realized and Unrealized Gains (Losses) on Investments	Total from Investment Operations	Dividends from Net Investment Income	Distributions from Net Realized Capital Gains on Investments
Class A Shares
For the year ended October 31, 2008	$13.52	.04	(4.88)	(4.84)	—	(.72)
For the year ended October 31, 2007	$12.68	(.01)	.95	.94	—	(.10)
For the year ended October 31, 2006	$11.45	(.04)	1.29	1.25	—	(.02)
For the year ended October 31, 2005	$10.38	(.06)	1.13	1.07	—	—
For the period from December 10, 2003 (commencement of operations) through October 31, 2004	$10.00	(.04)	.42	.38	—	—

Class B Shares
For the year ended October 31, 2008	$13.12	(.05)	(4.69)	(4.74)	—	(.72)
For the year ended October 31, 2007	$12.40	(.18)	1.00	.82	—	(.10)
For the year ended October 31, 2006	$11.28	(.14)	1.28	1.14	—	(.02)
For the year ended October 31, 2005	$10.30	(.12)	1.10	.98	—	—
For the period from December 10, 2003 (commencement of operations) through October 31, 2004	$10.00	(.08)	.38	.30	—	—

Class C Shares
For the year ended October 31, 2008	$13.13	(.05)	(4.70)	(4.75)	—	(.72)
For the year ended October 31, 2007	$12.40	(.20)	1.03	.83	—	(.10)
For the year ended October 31, 2006	$11.29	(.15)	1.28	1.13	—	(.02)
For the year ended October 31, 2005	$10.31	(.12)	1.10	.98	—	—
For the period from December 10, 2003 (commencement of operations) through October 31, 2004	$10.00	(.08)	.39	.31	—	—

Class R Shares
For the year ended October 31, 2008	$13.43	.01	(4.85)	(4.84)	—	(.72)
For the year ended October 31, 2007	$12.65	(.11)	.99	.88	—	(.10)
For the period from April 21, 2006 (commencement of operations) through October 31, 2006	$12.22	(.02)	.45	.43	—	—

———————

(a)

Excludes sales charge.

(b)

Annualized.

(c)

Not annualized.

(d)

After expense reimbursement from the Advisor, where applicable.

Strategic Allocation Fund

Financial Highlights (continued)

Distributions in Excess of Net Realized Capital Gains	Total Distributions	Net Asset Value, End of Period	Total Return (a)		Net Assets, End of Period (000s)	Ratio of Net Expenses to Average Net Assets (d)		Ratio of Net Investment Income (Loss) to Average Net Assets (d)		Ratio of Expenses (prior to reimbursements) to Average Net Assets		Ratio of Net Investment Income (Loss) (prior to reimbursements) to Average Net Assets		Portfolio Turnover Rate

—	(.72)	$7.96	(37.54)%		$12,372.80%			.30%		1.16%		(.06)%		11%
—	(.10)	$13.52	7.48%		$27,318.80%			(.26)%		.95%		(.41)%		3.60%
—	(.02)	$12.68	10.88%		$33,517.80%			(.32)%		.89%		(.41)%		9.44%
—	—	$11.45	10.31%		$31,521.80%			(.37)%		.96	%(b)	(.53)%		5.02%
—	—	$10.38	3.80	%(c)	$19,632.80		%(b)	(.75	)%(b)	1.28	%(b)	(1.23	) %(b)	1.50	%(b)

—	(.72)	$7.66	(37.95)%		$6,144	1.55%		(.30)%		1.90%		(.65)%		11%
—	(.10)	$13.12	6.76%		$17,944	1.55%		(1.01)%		1.70%		(1.16)%		3.60%
—	(.02)	$12.40	10.07%		$22,194	1.55%		(1.05)%		1.64%		(1.14)%		9.44%
—	—	$11.28	9.51%		$21,712	1.55%		(1.13)%		1.71%		(1.29)%		5.02%
—	—	$10.30	3.00	%(c)	$13,809	1.55	%(b)	(1.51	) %(b)	2.03	%(b)	(1.99	) %(b)	1.50	%(b)

—	(.72)	$7.66	(38.00)%		$4,626	1.55%		(.38)%		1.91%		(.74)%		11%
—	(.10)	$13.13	6.76%		$11,103	1.55%		(.99)%		1.70%		(1.14)%		3.60%
—	(.02)	$12.40	9.97%		$14,959	1.55%		(1.07)%		1.64%		(1.16)%		9.44%
—	—	$11.29	9.51%		$14,450	1.55%		(1.13)%		1.71%		(1.29)%		5.02%
—	—	$10.31	3.10	%(c)	$8,982	1.55	%(b)	(1.49	)%(b)	2.03	%(b)	(1.97	)%(b)	1.50	%(b)

—	(.72)	$7.87	(37.81)%		$13	1.26%		.10%		1.74%		(.37)%		11%
—	—	$13.43	7.02%		$27	1.26%		(.76)%		1.36%		(.86)%		3.60%
—	—	$12.65	3.52	%(c)	$32	1.19	%(b)	(1.19	)%(b)	1.21	%(b)	(1.21	)%(b)	9.44	%(c)

S&P 100 Index Fund

Financial Highlights

	Net Asset Value, Beginning of Period	Net Investment Income (Loss)	Net Realized and Unrealized Gains (Losses) on Investments	Total from Investment Operations	Dividends from Net Investment Income	Distributions from Net Realized Capital Gains on Investments
Class A Shares
For the year ended October 31, 2008	$41.03	.57	(14.41)	(13.84)	(.49)	(.81)
For the year ended October 31, 2007	$36.30	.46	4.81	5.27	(.48)	(.06)
For the year ended October 31, 2006	$31.53	.44	4.70	5.14	(.37)	—
For the year ended October 31, 2005	$30.75	.51	.70	1.21	(.43)	—
For the year ended October 31, 2004	$29.57	.25	1.15	1.40	(.22)	—

Class B Shares
For the year ended October 31, 2008	$40.02	.14	(13.95)	(13.81)	(.08)	(.81)
For the year ended October 31, 2007	$35.40	.10	4.76	4.86	(.18)	(.06)
For the year ended October 31, 2006	$30.72	.11	4.66	4.77	(.09)	—
For the year ended October 31, 2005	$29.95	.20	.75	.95	(.18)	—
For the year ended October 31, 2004	$28.83	(.01)	1.15	1.14	(.02)	—

Class C Shares
For the year ended October 31, 2008	$40.32	.23	(14.12)	(13.89)	(.16)	(.81)
For the year ended October 31, 2007	$35.62	.16	4.74	4.90	(.14)	(.06)
For the year ended October 31, 2006	$30.86	.11	4.69	4.80	(.04)	—
For the year ended October 31, 2005	$30.11	.21	.73	.94	(.19)	—
For the year ended October 31, 2004	$29.00	.01	1.14	1.15	(.04)	—

Class R Shares
For the year ended October 31, 2008	$40.64	.34	(14.23)	(13.89)	(.30)	(.81)
For the year ended October 31, 2007	$36.04	.33	4.69	5.02	(.36)	(.06)
For the year ended October 31, 2006	$31.51	.52	4.43	4.95	(.42)	—
For the period from September 27, 2005 (commencement of operations) through October 31, 2005	$31.80	.00	(.29)	(.29)	(.00)	—

———————

(a)

Excludes sales charge.

(b)

Annualized.

(c)

Not annualized.

(d)

After expense reimbursement from the Advisor, where applicable.

S&P 100 Index Fund

Financial Highlights (continued)

Distributions in Excess of Net Realized Capital Gains	Total Distributions	Net Asset Value, End of Period	Total Return (a)		Net Assets, End of Period (000s)	Ratio of Net Expenses to Average Net Assets (d)		Ratio of Net Investment Income (Loss) to Average Net Assets (d)		Ratio of Expenses (prior to reimbursements) to Average Net Assets		Ratio of Net Investment Income (Loss) (prior to reimbursements) to Average Net Assets		Portfolio Turnover Rate

—	(1.30)	$25.89	(34.73)%		$65,895	1.13%		1.45%		1.23%		1.35%		7%
—	(.54)	$41.03	14.66%		$128,885	1.01%		1.20%		1.11%		1.10%		14.38%
—	(.37)	$36.30	16.44%		$111,651	1.06%		1.18%		1.16%		1.08%		4.34%
—	(.43)	$31.53	3.89%		$117,778	1.11%		1.51%		1.13%		1.49%		11.81%
—	(.22)	$30.75	4.74%		$137,175	1.13%		.74%		1.13%		.74%		4.06%

—	(.89)	$25.32	(35.23)%		$6,410	1.87%		.71%		1.96%		.61%		7%
—	(.24)	$40.02	13.80%		$20,492	1.76%		.48%		1.86%		.38%		14.38%
—	(.09)	$35.40	15.55%		$29,930	1.81%		.44%		1.91%		.34%		4.34%
—	(.18)	$30.72	3.14%		$35,257	1.86%		.80%		1.88%		.78%		11.81%
—	(.02)	$29.95	3.97%		$46,854	1.88%		(.01)%		1.88%		(.01)%		4.06%

—	(.97)	$25.46	(35.23)%		$2,411	1.88%		.71%		1.98%		.61%		7%
—	(.20)	$40.32	13.80%		$4,835	1.76%		.46%		1.86%		.36%		14.38%
—	(.04)	$35.62	15.59%		$5,378	1.82%		.48%		1.92%		.38%		4.34%
—	(.19)	$30.86	3.10%		$9,839	1.86%		.80%		1.88%		.78%		11.81%
—	(.04)	$30.11	3.97%		$13,254	1.88%		(.02)%		1.88%		(.02)%		4.06%

—	(1.11)	$25.64	(35.06)%		$258	1.64%		.94%		1.74%		.84%		7%
—	(.42)	$40.64	14.04%		$294	1.51%		.72%		1.61%		.62%		14.38%
—	(.42)	$36.04	15.89%		$397	1.54%		.54%		1.64%		.44%		4.34%
—	(.00)	$31.51	(0.91	)%(c)	$1	2.42	%(b)	.00	%(b)	2.42	%(b)	.00	%(b)	11.81	%(c)

Wisconsin Tax-Exempt Fund

Financial Highlights

	Net Asset Value, Beginning of Period	Net Investment Income (Loss)	Net Realized and Unrealized Gains (Losses) on Investments	Total from Investment Operations	Dividends from Net Investment Income	Distributions from Net Realized Capital Gains on Investments
Class A Shares
For the year ended October 31, 2008	$10.35	.37	(.74)	(.37)	(.37)	—
For the year ended October 31, 2007	$10.49	.37	(.14)	.23	(.37)	—
For the year ended October 31, 2006	$10.36	.37	.13	.50	(.37)	—
For the year ended October 31, 2005	$10.55	.37	(.19)	.18	(.37)	—
For the ten months ended October 31, 2004	$10.52	.30	.04	.34	(.31)	—

Class B Shares
For the year ended October 31, 2008	$10.34	.29	(.74)	(.45)	(.29)	—
For the year ended October 31, 2007	$10.48	.29	(.14)	.15	(.29)	—
For the year ended October 31, 2006	$10.35	.29	.13	.42	(.29)	—
For the year ended October 31, 2005	$10.55	.29	(.20)	.09	(.29)	—
For the ten months ended October 31, 2004	$10.52	.24	.03	.27	(.24)	—

Class C Shares
For the year ended October 31, 2008	$10.34	.29	(.74)	(.45)	(.29)	—
For the year ended October 31, 2007	$10.48	.30	(.15)	.15	(.29)	—
For the year ended October 31, 2006	$10.35	.29	.13	.42	(.29)	—
For the year ended October 31, 2005	$10.55	.29	(.20)	.09	(.29)	—
For the ten months ended October 31, 2004	$10.52	.24	.03	.27	(.24)	—

———————

(a)

Excludes sales charge.

(b)

Annualized.

(c)

Not annualized.

(d)

After expense reimbursement from the Advisor, where applicable.

Wisconsin Tax-Exempt Fund

Financial Highlights (continued)

Distributions in Excess of Net Realized Capital Gains	Total Distributions	Net Asset Value, End of Period	Total Return (a)		Net Assets End of Period(000s)	Ratio of Net Expenses to Average Net Assets (d)		Ratio of Net Investment Income (Loss) to Average Net Assets (d)		Ratio of Expenses (prior to reimburse- ments) to Average Net Assets		Ratio of Net Investment Income (Loss) (prior to reimburse- ments) to Average Net Assets		Portfolio Turnover Rate

—	(.37)	$9.61	(3.72)%		$143,533	0.95%		3.59%		1.06%		3.49%		9%
—	(.37)	$10.35	2.24%		$157,899	0.99%		3.56%		1.04%		3.51%		9.37%
—	(.37)	$10.49	4.89%		$154,008	1.08%		3.54%		1.08%		3.54%		6.27%
—	(.37)	$10.36	1.68%		$150,097	1.09%		3.48%		1.09%		3.48%		8.03%
—	(.31)	$10.55	3.26	%(c)	$150,891	1.07	%(b)	3.50	%(b)	1.13	%(b)	3.44	%(b)	9.23	%(c)

—	(.29)	$9.60	(4.43)%		$3,319	1.70%		2.84%		1.81%		2.74%		9%
—	(.29)	$10.34	1.51%		$3,562	1.74%		2.81%		1.79%		2.76%		9.37%
—	(.29)	$10.48	4.14%		$3,630	1.83%		2.79%		1.83%		2.79%		6.27%
—	(.29)	$10.35	0.86%		$3,535	1.84%		2.73%		1.84%		2.73%		8.03%
—	(.24)	$10.55	2.66	%(c)	$3,683	1.82	%(b)	2.75	%(b)	1.88	%(b)	2.69	%(b)	9.23	%(c)

—	(.29)	$9.60	(4.33)%		$6,009	1.70%		2.84%		1.81%		2.74%		9%
—	(.29)	$10.34	1.51%		$6,640	1.74%		2.81%		1.79%		2.76%		9.37%
—	(.29)	$10.48	4.14%		$4,631	1.83%		2.79%		1.83%		2.79%		6.27%
—	(.29)	$10.35	0.87%		$4,195	1.84%		2.73%		1.84%		2.73%		8.03%
—	(.24)	$10.55	2.66	%(c)	$3,491	1.82	%(b)	2.75	%(b)	1.88	%(b)	2.69	%(b)	9.23	%(c)

If you have any questions about any of the Funds or would like more information, including a free copy of the Funds’ Statement of Additional Information (“SAI”), or their Annual or Semi-Annual Reports, you may call or write North Track at:

North Track Funds, Inc.
200 South Wacker Drive
Suite 2000
Chicago, Illinois 60606
1-800-826-4600

The SAI, which contains more information on the Funds, has been filed with the Securities and Exchange Commission (“SEC”), and is legally a part of this prospectus. Additional information about the Funds’ investments is available in the Funds’ Annual and Semi-Annual Reports. The Annual and Semi-Annual Reports, also filed with the SEC, discuss market conditions and investment strategies that affected each Fund’s performance during the prior fiscal year and six-month fiscal period, respectively.

The SAI and Annual and Semi-Annual reports are available, free of charge, on North Track’s website (http://www.northtrackfunds.com), or you can view and copy these documents, along with other related documents, on the SEC’s Internet website (http://www.sec.gov) or at the SEC’s Public Reference Room in Washington, D.C. Information on the operation of the Public Reference Room can be obtained by calling 1-202-942-8090. Additionally, copies of this information can be obtained, for a duplicating fee, by electronic request to E-mail address: publicinfo@sec.gov, or by writing the Public Reference Section of the SEC, Washington, D.C. 20549-0102.

Investment Company Act File No. 811-4401.

North Track Funds, Inc.

1-800-826-4600

200 South Wacker Drive

Suite 2000

Chicago, Illinois 60606

Investment Advisors

Ziegler Capital Management, LLC

200 South Wacker Drive

Suite 2000

Chicago, Illinois 60606

Geneva Capital Management Ltd.

(Sub-Advisor to Geneva Growth Fund)

250 East Wisconsin Avenue

Suite 1050

Milwaukee, Wisconsin 53202

Distributor

B.C. Ziegler and Company

200 South Wacker Drive

Suite 2000

Chicago, Illinois 60606

Accounting/Pricing Agent

B.C. Ziegler and Company

215 North Main Street

West Bend, Wisconsin 53095

Transfer and Dividend Disbursing Agent

PNC Global Investment Servicing Inc.

101 Sabin Street

Pawtucket, Rhode Island 02860

Custodian

Union Bank of California

350 California Street

San Francisco, California 94104

Counsel

Quarles & Brady LLP

411 East Wisconsin Avenue

Milwaukee, Wisconsin 53202

Independent Registered Public Accounting Firm

Deloitte & Touche LLP

555 East Wells Street
Milwaukee, Wisconsin 53202